As filed with the U.S. Securities and Exchange Commission on March 27, 2023.

Registration No. [   ]

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-1

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

COLABS INT’L, CORP.

(Exact Name of Registrant as Specified in Its Charter)

Nevada	2834	26-3233192
(State or Other Jurisdiction of Incorporation or Organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

18593 Main St.

Huntington Beach, CA 92648

949-945-3330

(Address, including zip code, and telephone number, including area code, of Registrant’s principal executive offices)

Laura Cohen, M.D.

18593 Main St.

Huntington Beach, CA 92648

949-945-3330

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Lynne Bolduc, Esq.	Lance Brunson, Esq.
Josephine Aranda, Esq.	Brunson Chandler & Jones, PLLC
FitzGerald Kreditor Bolduc Risbrough LLP	175 S. Main Street, Suite 1410
2 Park Plaza, Suite 850	Salt Lake City, UT 84111
Irvine, California 92614	Tel: (801) 303-5737
Tel: (949) 788-8900
Fax: (949) 788-8980

Approximate date of commencement of proposed sale to the public: As soon as practicable after the effective date of this Registration Statement.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933 check the following box: ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

Indicate by check mark whether the Registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer,” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer	☒	Smaller reporting company	☒
		Emerging growth company	☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

The Registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Act or until the registration statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

The information contained in this preliminary prospectus is not complete and may be changed. These securities may not be sold until the registration statement filed with the Securities and Exchange Commission is effective. This preliminary prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

PRELIMINARY PROSPECTUS	SUBJECT TO COMPLETION	DATED MARCH 27, 2023

1,300,000 Shares of Common Stock

COLABS INT’L, CORP.

This is a firm commitment initial public offering of 1,300,000 shares of common stock, $0.001 par value per share of CoLabs Int’l, Corp. (“we,” “us,” or the “Company”).

Prior to this offering, there has been no public market for our common stock. We anticipate that the initial public offering price of per common stock will be between $4.00 and $5.00. The number of shares of common stock offered in this prospectus and all other applicable information has been determined based on an assumed public offering price of $4.50 per share of common stock, which is the midpoint of the above range. Therefore, the assumed public offering price per share of common stock used throughout this prospectus may not be indicative of the actual public offering price for the common stock.

We have applied to list our common stock on the Nasdaq Capital Market (“Nasdaq”) under the symbol “CLLB.” If our application is not approved, we will not complete this offering.

We are also seeking to register the issuance of warrants to purchase 97,500 shares of common stock (the “Representative Warrants”) to the representatives of the underwriters of this offering as well as the 97,500 shares of common stock issuable upon exercise by the representatives of the Representative Warrants at an exercise price of $5.63 per share (125% of the initial public offering price, based on an assumed initial public offering price of $4.50 per share (the midpoint of the estimated price range set forth on this cover page)).

We refer to the shares of common stock and the shares issued or issuable upon exercise of the Representative Warrants, collectively, as the “securities.” (See “Description of Securities.”)

Upon completion of this offering, Laura Cohen, our founder, Chief Executive Officer, and Chairman of our Board of Directors, together with William Cohen, our Chief Financial Officer, will continue to control a majority of the voting power of our outstanding common stock. As a result, we will be a “controlled company” under the Nasdaq rules. As a controlled company, we will be exempt from certain Nasdaq requirements pursuant to Nasdaq provisions.

We are an “emerging growth company” under the federal securities laws and have elected to comply with certain reduced public company reporting requirements. (See “Prospectus Summary—Implications of Being an Emerging Growth Company.”)

Investing in our securities involves a high degree of risk. (See “Risk Factors” beginning on page 5.)

Neither the Securities and Exchange Commission (“SEC”) nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

	Per Share of Common Stock	Total	Total with Over allotment
Initial public offering price	$4.50	$5,850,000	$6,727,500
Underwriting discounts and commissions(1)	$0.36	$468,000	$538,200
Proceeds to us, before expenses(2)	$4.14	$5,382,000	$6,189,300

(1)	Underwriting discounts and commissions do not include a non-accountable expense allowance of $100,000 and an accountable expense allowance not to exceed $200,000 payable to the underwriter in this offering. (See “Underwriting.”)
(2)	We estimate that our total expenses for the offering will be approximately $600,000 in addition to underwriting discounts.

We have granted a 45-day option to the underwriter to purchase, at the public offering price, less the underwriting discounts and commissions, up to an additional 15% of the total number of securities offered by us in this offering, which equates to up to 195,000 additional shares of common stock, solely to cover overallotments, if any.

The underwriters expect to deliver the shares of common stock to purchasers on or about [   ], 2023.

Craft Capital Management LLC	R.F. Lafferty & Co., Inc.

The date of this prospectus is [   ], 2023

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ABOUT THIS PROSPECTUS

As used in this prospectus, unless the context otherwise requires or indicates, references to “the Company,” “we,” “our,” “ourselves,” and “us” refer to CoLabs Int’l, Corp.

You should rely only on the information contained in this prospectus and any free writing prospectus prepared by us or on our behalf that we have referred you to. Neither we nor the underwriter have authorized anyone to provide you with additional or different information. If anyone provides you with additional, different, or inconsistent information, you should not rely on it. We and the underwriter take no responsibility for, and can provide no assurance as to, the reliability of any other information that others may give you. This prospectus is an offer to sell only the securities offered hereby and only under circumstances and in jurisdictions where it is lawful to do so. We and the underwriter are not making an offer of these securities in any state, country, or other jurisdiction where the offer is not permitted. You should not assume that the information in this prospectus or any free writing prospectus is accurate as of any date other than the date of the applicable document regardless of its time of delivery or the time of any sales of our securities. Our business, financial condition, results of operations and cash flows may have changed since the date of the applicable document.

This prospectus describes the specific details regarding this offering and the terms and conditions of our securities being offered hereby and the risks of investing in our common stock. For additional information, please see the section entitled “Where You Can Find More Information.”

You should not interpret the contents of this prospectus or any free writing prospectus to be legal, tax advice, business, or financial advice. You should consult with your own advisors for that type of advice and consult with them about the legal, tax, business, financial, and other issues that you should consider before investing in our securities.

Unless otherwise stated, all information in this prospectus assumes that the underwriters have not exercised their option to purchase additional shares of common stock.

MARKET AND INDUSTRY DATA

This prospectus includes industry and trade association data, forecasts, and information that we have prepared based, in part, upon data, forecasts, and information obtained from independent trade associations, industry publications and surveys, government agencies, and other independent information publicly available to us. Statements as to our market position are based on market data currently available to us. Industry publications, surveys, and forecasts generally state that the information contained therein has been obtained from sources believed to be reliable. Although we believe these sources are reliable, we have not independently verified the information obtained from these sources. Some data is also based on our good faith estimates, which are derived from management’s knowledge of the industry and independent sources.

We believe our internal research is reliable, even though such research has not been verified by any independent sources. While we are not aware of any misstatements regarding our industry data presented herein, our estimates involve risks and uncertainties and are subject to change based on various factors, including those discussed under the heading “Risk Factors” in this prospectus.

In addition, forward-looking information obtained from these sources is subject to the same qualifications and the additional uncertainties regarding the other forward-looking statements in this prospectus. Trademarks used in this prospectus are the property of their respective owners, although for presentational convenience we may not use the ® or the ™ symbols to identify such trademarks. In addition, certain market and industry data has been obtained from publicly available industry publications. These sources generally state that the information they provide has been obtained from sources believed to be reliable, but that the accuracy and completeness of the information are not guaranteed. We have not independently verified the data obtained from these sources. Forecasts and other forward-looking information obtained from these sources are subject to the same qualifications and additional uncertainties regarding the other forward-looking statements in this prospectus.

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PROSPECTUS SUMMARY

This summary highlights information contained elsewhere in this prospectus, but it does not contain all of the information that you may consider important in making your investment decision. Therefore, you should read this entire prospectus carefully, including, in particular, the “Risk Factors” section of this prospectus.

Our Company

CoLabs Int’l, Corp. (the “Company,” “CoLabs,” “we,” “our,” and “us”) is an over-the-counter (“OTC”) pharmaceutical company with multi-market applications for our revolutionary targeted drug delivery system which is identified as QuantaSphere® Technology (QS®).

We currently hold 29 issued patents and have an additional 15 patent applications pending.

Our technology places OTC drugs, pharmaceuticals, and chemicals into micro-sized, electrostatically charged encapsulates as well as into other types of micro-encapsulates. These encapsulates are then suspended in uniquely designed formulations. This formulation of a highly advanced micro-technology can: target the delivery of topically applied drugs; limit unwanted absorption of chemicals, drugs, and cosmetics through the skin; and provide a designed release of active ingredients with a prescribed depth of skin penetration.

We have already developed commercially unique and innovative targeted skin delivery systems for topical pharmacology. Our technology limits unwanted side effects that can occur as a result of uncontrolled absorption of topical medications through the skin. The penetration of chemicals through the skin can have serious impact on the body’s organs and systems. Our current applications include anti-bacterial/viral sanitizers/soaps, sunscreens, pest-repellents, and healing cosmetic lotions. For consumers, we provide elegant skin delivery of topically applied drugs and cosmetics. This combined end purpose is the unique foundation of our technology.

Summary Risk Factors

An investment in our securities involves a high degree of risk. You should consider carefully the risks discussed below and described more fully along with other risks under “Risk Factors” in this prospectus before investing in our securities.

Risks Related to our Business and Intellectual Property (“IP”)

●	The biotechnology research industry is highly competitive, and if we are unable to compete effectively our results will suffer.

●	We do not manufacture our products ourselves and rely on a number of third-party suppliers, manufacturers, and other vendors, which may lead to delayed production and could have a material adverse effect on our business, results of operation, and financial condition.

●	Our success depends on our ability to obtain and maintain patent protection in the U.S. and other countries, and we also rely on trade secrets, including unpatented know-how, technology, and other proprietary information, to maintain our competitive position.

Risks Related to Our Company and this Offering

●	We are an “emerging growth company” and, as a result of the reduced disclosure and governance requirements available to emerging growth companies, our securities may be less attractive to investors.

●	There is currently no public market for shares of our common stock. If and when we achieve listing on a stock exchange, the prices of our securities may be volatile and could decline substantially following this offering.

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●	We have incurred losses since inception and continue to incur losses over the next several years and may never achieve or maintain profitability. These factors raise substantial doubt about our ability to continue as a going concern absent obtaining significant additional funding.

●	There is no guarantee that we will ever realize any significant operating revenues or that our operations will ever be profitable. Furthermore, we may not be able to generate sufficient operating cash flows to pay our operating expenses or service our indebtedness. As a result, it is possible you may lose some or all of your investment.

Corporate Information

We were incorporated on August 5, 2008 under the laws of the State of Nevada.

Our principal executive office is located at 18593 Main St., Huntington Beach, California 92648. Our main telephone number is (949) 945-3330. Our corporate website is colabsintl.com, while our product information website is klenskin.com. The information contained on, or that can be accessed through, our websites are not incorporated by reference and is not a part of this prospectus.

Implications of Being an Emerging Growth Company

We are an “emerging growth company,” as defined in the Jumpstart Our Business Startups Act of 2012 (the “JOBS Act”), and we are eligible to take advantage of certain exemptions from various reporting requirements that are applicable to other public companies that are not “emerging growth companies.” These provisions include, among other matters:

●	an exemption to provide fewer years of financial statements and other financial data in an initial public offering registration statement;

●	an exemption from the auditor attestation requirement in the assessment of the emerging growth company’s internal control over financial reporting;

●	an exemption from new or revised financial accounting standards until they would apply to private companies and from compliance with any new requirements adopted by the Public Company Accounting Oversight Board requiring mandatory audit firm rotation;

●	reduced disclosure about the emerging growth company’s executive compensation arrangements; and

●	no requirement to seek non-binding advisory votes on executive compensation or golden parachute arrangements.

We have elected to adopt the reduced disclosure requirements available to emerging growth companies. As a result of these elections, the information that we provide in this prospectus may be different than the information you may receive from other public companies.

We would cease to be an “emerging growth company” upon the earliest of: (i) the end of the fiscal year following the fifth anniversary of this offering, (ii) the first fiscal year after our annual gross revenues are $1.235 billion or more, (iii) the date on which we have, during the previous three-year period, issued more than $1.0 billion in non-convertible debt securities or (iv) as of the end of any fiscal year in which the market value of our common stock held by non-affiliates exceeded $700 million as of the end of the second quarter of that fiscal year.

Recent Developments

On February 24, 2023, we closed a private offering of 60,000 shares of our Series A Convertible Preferred Stock (“Series A Preferred Stock”) sold to three accredited investors at a purchase price of $5.00 per share for total gross proceeds to us of $300,000.

Pursuant to the Certificate of Designation of the Series A Preferred Stock filed with the Secretary of State of the State of Nevada on February 14, 2023, 2,000,000 shares of our preferred stock have been designated as Series A Preferred Stock. The Series A Preferred Stock is convertible to common stock at the option of the holder thereof. The number of shares of common stock issuable upon the conversion of each share of Series A Preferred Stock is calculated by dividing the purchase price by the conversion price, whereby the conversion price is the greater of: (a) 70% of the last reported sales price per share of common stock (if traded on a national exchange or over the counter market); or (b) $1.75. (See “Description of Securities—Series A Preferred Stock.”)

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THE OFFERING

Common stock offered	1,300,000 shares.
Common stock to be outstanding after this offering	34,175,742 shares (assumes no exercise of the Representative Warrants) or 34,370,742 shares if the underwriter exercises in full its over-allotment option to purchase additional shares of common stock.
Over-allotment option

We have granted the underwriters the option to purchase up to an additional 195,000 shares of our common stock (15% of the shares of common stock sold in this offering) at the initial offering price, less any underwriting discounts and commissions, to cover overallotments, if any, for a period of 45 days from the date of this prospectus.

Public Offering Price	Each share of common stock is being offered at a price of $4.50.

Use of Proceeds	We expect to receive net proceeds from this offering of approximately $4,782,000 (assuming an initial public offering price of $4.50 per share of common stock, which is the midpoint of the price range set forth on the cover page of this prospectus), or approximately $5,589,300 if the underwriters exercise in full their overallotment option, after deducting the underwriting discounts and commissions and estimated offering expenses payable by us. We intend to use the net proceeds from this offering for marketing; executive compensation; working capital; research and development (“R&D”); acquisition of raw materials inventory; leasing additional facilities; repayment of notes payable; and legal, IP, and regulatory costs. (See “Use of Proceeds.”)

Dividend Policy	We currently intend to retain our future earnings, if any, to finance the development and expansion of our business. The determination to pay dividends will be at the discretion of our Board of Directors and will depend on our financial condition, results of operations, capital requirements, restrictions contained in any financing instruments, and such other factors as our Board of Directors deems relevant in its discretion. (See “Dividend Policy.”)

Controlled Company	Upon completion of this offering, Laura Cohen, our founder, Chief Executive Officer, and Chairman of our Board of Directors, together with William Cohen, our Chief Financial Officer, will collectively control more than 50% of the voting power of our outstanding common stock. As a result, we will be a “controlled company” within the meaning of the listing rules of The Nasdaq Stock Market LLC, or the Nasdaq rules. Under these standards, a company of which more than 50% of the voting power is held by an individual, group, or another company is a “controlled company” and may elect not to comply with certain corporate governance standards. (See “Management.”)

Risk Factors	Investing in our common stock involves a high degree of risk. (See “Risk Factors.”)

Lock-ups	Our directors, executive officers, and holders of 5% or more of our outstanding common stock, will agree with the underwriter not to offer for sale, issue, sell, contract to sell, pledge or otherwise dispose of any of our common stock or securities convertible into common stock in amounts exceeding 25% of their holdings for a period of six months from the date of this prospectus and the remaining 75% of their holdings for a period of 12 months from the date of this prospectus. We will agree not to issue any shares of common stock or securities convertible into common stock, subject to certain exceptions, for a period of 180 days after the closing date of this offering without the consent of the underwriter. (See “Underwriting.”)

Stock Exchange Symbol	We have applied to list our common stock on the Nasdaq Capital Market under the symbol “CLLB.” However, no assurance can be given that our application will be approved.

Except as otherwise indicated, all information in this prospectus is based on 32,875,742 shares outstanding as of the date of this prospectus, and:

●	assumes no exercise of the underwriter’s overallotment option;
●	assumes no exercise of the Representative Warrants issued in this offering;
●	excludes 13,127,758 shares of our common stock issuable upon the exercise of outstanding options to purchase common stock; and
●	excludes common stock issuable upon conversion of 60,000 shares of our Series A Preferred Stock.

(See “Description of Securities.”)

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SUMMARY FINANCIAL DATA

The following table presents summary financial data. The statement of operations data for the years ended December 31, 2022 and 2021. Our historical results are not necessarily indicative of our results in any future period.

You should read the following summary financial data together with “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and our financial statements and the related notes included elsewhere in this prospectus. The summary financial data in this section is not intended to replace our financial statements and the related notes and are qualified in their entirety by the financial statements and related notes included elsewhere in this prospectus. In the tables below, the amounts presented are rounded to the nearest thousands.

	Year Ended December 31,
	2022	2021
Statement of Operations Data

Revenue	$157,000	$80,000
Cost of revenue	70,000	143,000
Gross profit (loss)	87,000	(63,000)

Expenses
General and administrative	6,390,000	1,022,000
Research and development	244,000	181,000
Total expenses	6,634,000	1,203,000

Net operating loss	(6,547,000)	(1,266,000)

Other Income (expenses)
Gain on forgiveness of Paycheck Protection Program loans	-	110,000
Interest expense	(13,000)	(1,000)
Net other income (expenses)	(13,000)	109,000
Net loss	$(6,560,000)	$(1,157,000)

	As of
	December 31, 2022	December 31, 2021

Balance Sheet Data
Cash and Cash Equivalents	$9,000	$68,000
Total Current Assets	20,000	82,000
Total Assets	154,000	92,000
Total Current Liabilities	632,000	65,000
Total Liabilities	671,000	104,000
Accumulated Deficit	(18,034,000)	(11,474,000)
Total Stockholder’s Deficit	(517,000)	(12,000)
Total Liabilities and Stockholder’s Equity	154,000	92,000

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RISK FACTORS

An investment in our common stock involves a high degree of risk and should be considered highly speculative. Before making an investment decision, you should carefully consider the following risk factors, which address the material risks concerning our business and an investment in our common stock, together with the other information contained in this prospectus. If any of the risks discussed in this prospectus occur, our business, prospects, liquidity, financial condition, and results of operations could be materially and adversely affected, in which case the trading price of our common stock could decline significantly, and you could lose all or part of your investment. Some statements in this prospectus, including statements in the following risk factors, constitute forward-looking statements. Please refer to the section entitled “Cautionary Note Concerning Forward-Looking Statements.”

Risks Related to Our Business

We have a history of net losses, we expect to continue to incur net losses in the near future, and we may not achieve or maintain profitability.

We have a history of net losses from our continuing operations, which includes expenses for R&D testing, IP registration, legal fees, and marketing. For the years ended December 31, 2022 and 2021, we incurred net losses of $6,560,000 and $1,157,000, respectively. We have incurred significant net losses and have relied on our ability to fund our operations through revenues from the sale of our products and from various financings. A successful transition to sustained profitability is dependent upon achieving a level of revenues adequate to support our cost structure. This may not occur and, unless and until it does, we will continue to need to raise additional capital. We may seek additional funds from public and private equity or debt financings, borrowings under debt facilities, or other sources to fund our projected operating requirements. However, we may not be able to obtain further financing on reasonable terms, or at all. If we are unable to raise additional funds on a timely basis, or at all, our business, results of operations, financial condition, and prospects will be materially adversely affected.

We have a concentrated customer base. The loss of a major customer could have a significant effect on our sales.

A significant amount of our sales revenues were generated from sales to Advanced Dermatology Care Center (“ADCC”) and one international customer. Our dependence on a small volume of customers has an inherent risk of our success being controlled by those major customers. The complete or a significant partial loss of orders from either one of these customers could adversely affect our business, financial condition, and results of operations.

During the years ended December 31, 2022 and 2021, sales to ADCC, a dermatology practice formerly owned by Dr. Laura Cohen, our Chief Executive Officer, accounted for 6% and 24% of our revenue, respectively. In addition, one international customer accounted for 38% and 14% of our revenue, respectively. No other customer accounted for more than 10% of revenues.

ADCC was sold by Dr. Cohen to an unrelated third party in November 2022. There are no agreements with the new owner of ADCC that requires the new owner to continue the purchase of the products from us. We cannot guarantee that the new owner will continue to purchase products from us at the same historical volume, if at all. If ADCC does not continue to purchase products from us, there is a possibility that we will have a significant reduction in sales or revenues in the foreseeable future, if any, since we will have lost one of our largest customers.

Our independent audit firm has expressed in its report to our Audited Financial Statements a substantial doubt about our ability to continue as a going concern.

We have not been able to generate substantial revenues from our operations to fund our activities and are therefore dependent upon external sources for financing our operations. There is a risk that we will be unable to obtain necessary financing to continue our operations on terms acceptable to us or at all. As a result, our independent audit firm has expressed in its auditors’ report on the financial statements a substantial doubt regarding our ability to continue as a going concern. Our financial statements do not include any adjustments that might result from the outcome of the uncertainty regarding our ability to continue as a going concern. This going concern opinion could materially limit our ability to raise additional funds through the issuance of equity or debt securities or otherwise. Future reports on our financial statements may include an explanatory paragraph with respect to our ability to continue as a going concern. If we cannot continue as a going concern, our shareholders may lose their entire investment.

Terms of any subsequent financing, if any, may adversely impact your investment.

We may have to engage in common equity, debt, or preferred stock financings in the future. Your rights and the value of your investment in our common stock could be reduced by the dilution caused by future equity issuances, or convertible debt issuances with conversion rates below the then fair market value of our stock at the time of conversion. Interest plus potential amortization of debt issuance costs on debt securities could increase costs and negatively impact operating results. As we are permitted to issue preferred stock pursuant to the terms of our governing documents, preferred stock could be issued in series from time to time with such designation, rights, preferences, and limitations as needed to raise capital. The terms of preferred stock could be more advantageous to those investors than to the holders of our common stock.

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Our operating plan relies in large part upon our assumptions and analyses. If these assumptions or analyses prove to be incorrect, our actual operating results may be materially different from our forecasted results.

Whether actual operating results and business developments will be consistent with our expectations and assumptions as reflected in our forecast depends on a number of factors, many of which are outside our control, including, but not limited to:

●	whether we can obtain sufficient capital to sustain and grow our business;

●	our ability to manage our growth;

●	results of our R&D activity;

●	demand for our current products;

●	competition;

●	our ability to retain existing key management and consultants, to integrate recent hires and to attract, retain, and motivate qualified personnel; and

●	the overall strength and stability of domestic and international economies including the potential adverse effects of inflation which can uncontrollably increase our costs of raw materials, shipping, staffing, and production.

Unfavorable changes in any of these or other factors, most of which are beyond our control, could materially and adversely affect our business, results of operations, and financial condition.

Inflation and the consequences of rising prices pose risks for the sales of our products and our ability to compete.

With an environment of increasing inflation globally affecting prices at both ends of the spectrum, we are continually having to search for better pricing of the needed raw materials for our products and competitively price shipping, and manufacturing to control our costs. This places additional demands on our management and should the negotiation for a favorable cost structure fail, competitively, our products will be at a disadvantage. This condition will affect our ability to increase or maintain our present revenues. Further, cutting margins to maintain pricing competitiveness will also have deleterious effects on our profitability. Inflation creates risks to us that may materially and adversely our financial viability.

Our future financial performance and our ability to commercialize our products and services and to compete effectively will depend, in part, on our ability to manager any future growth effectively.

As our operations expand, we expect that we will need to manage additional relationships with various strategic partners, suppliers, and other third parties. Our future financial performance and our ability to commercialize our products and services and to compete effectively will depend, in part, on our ability to manage any future growth effectively. To that end, we must be able to manage our development efforts effectively and hire, train, and integrate additional management, administrative and sales and marketing personnel. Our projected growth will place a significant strain on our administrative, operational, and financial resources. If we are unable to successfully manage our future growth, establish and continue to upgrade our operating and financial control systems, recruit and hire necessary personnel, or effectively manage unexpected expansion difficulties, our financial condition and results of operations could be materially and adversely affected.

We face competition in our market from various large and small companies, most of which have greater financial, R&D, production, and other resource than us.

We may face significant competition from other biotechnology companies, and our operating results could suffer if we fail to compete effectively. The biotechnology industry is intensely competitive and subject to rapid and significant technological change. We have competitors both in the United States and internationally, including major biotechnology companies and universities and other research institutions. Many of our competitors have substantially greater financial, technical, and other resources, such as larger R&D staff and experienced marketing and manufacturing organizations. Additional mergers and acquisitions in the biotechnology industries may result in even more resources being concentrated in our competitors. As a result, these companies may obtain regulatory approval, if required, or market acceptance more rapidly than we are able and may be more effective in selling and marketing their products as well. Smaller or early-stage companies may also prove to be significant competitors, particularly through collaborative arrangements with large, established companies. Our ability to compete depends, in part, upon a number of factors outside our control, including the ability of our competitors to develop alternatives that are superior. Competition may increase further as a result of advances in the commercial applicability of technologies and greater availability of capital for investment in these industries. Our competitors may succeed in developing, acquiring, or licensing on similar products or services that we may develop. There are competing alternatives to our proposed product as well, such as a recent successful pig-to-human heart transplant. If we fail to successfully compete in our market, or if we incur significant expenses in order to compete, it could have a material adverse effect on our results of operations.

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Our business model is evolving.

Our business model is unproven and is likely to continue to evolve. Accordingly, our initial business model may not be successful and may need to be changed. Our ability to generate significant revenues will depend, in large part, on our ability to successfully market our products to potential users who may not be convinced of the need for our products and services or who may be reluctant to rely upon third parties to develop and provide these products. We intend to continue to develop our business model as our market continues to evolve.

The biotechnology research industry is highly competitive, and if we are unable to compete effectively our results will suffer.

We face vigorous competition from companies throughout the world, including large multinational consumer products companies that have many brands under ownership, with many distribution channels. Competition in this industry is based on the introduction of new products, pricing of products, brand awareness, technology, perceived value and quality, innovation, presence and visibility, promotional activities, advertising, editorials, e-commerce, and mobile-commerce initiatives and other activities. We must compete with a high volume of new product introductions and existing products by diverse companies across several different distribution channels.

Many multinational consumer companies have greater financial, technical, or marketing resources, longer operating histories, greater brand recognition, or larger customer bases than we do and may be able to respond more effectively to changing business and economic conditions than we can. We may be unsuccessful in our growth strategy in the event that we are not able to reach our target market or collaborate with our strategic partners. In addition, our competitors, many of whom have greater resources than we do, may be better able to produce similar products or technologies and withstand longer amounts of time without sales.

It is difficult for us to predict the timing and scale of our competitors’ activities in these areas or whether new competitors will emerge in this industry. In addition, further technological breakthroughs, including new and enhanced technologies which increase competition in the online retail market, new product offerings by competitors, and the strength and success of our competitors’ marketing programs may impede our growth and the implementation of our business strategy.

Our ability to compete also depends on the continued strength of our brand and products, the success of our marketing, innovation and execution strategies, the continued diversity of our product offerings, the successful management of new product introductions and innovations, strong operational execution, including in order fulfillment, and our success in entering new markets and expanding our business in existing geographies. If we are unable to continue to compete effectively, it would have a material adverse effect on our business, financial condition, and results of operations.

We do not manufacture our products ourselves and rely on a number of third-party suppliers, manufacturers, and other vendors, which may lead to delayed production and could have a material adverse effect on our business, results of operation, and financial condition.

We use multiple third-party suppliers and manufacturers to source and manufacture substantially all of our products. With them, we now have the capacity to produce our product on a large-scale, contract-manufacturing basis. We are reliant on facilities that are compliant with FDA manufacturing guidelines to manufacture our products at a high level of quality control. The ability of these third parties to supply and manufacture our products may be affected by:

●	competing orders from other companies;
●	varied quality control and regulatory actions;
●	economic or business interests or goals that are inconsistent with ours;
●	actions taken contrary to our instructions, requests, policies, or objectives;
●	being unable or unwilling to fulfill their obligations under relevant purchase orders, including obligations to meet our production deadlines, quality standards, pricing guidelines and product specifications, or to comply with applicable regulations, including those regarding the safety and quality of products and ingredients and good manufacturing practices;
●	their financial difficulties;

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●	not complying with FDA requirements;
●	raw material or labor shortages;
●	increases in raw material or labor costs which may affect our costs; and
●	engaging in activities or employing practices that may harm our reputation.

Should our suppliers or manufacturers be unable to achieve our required levels of production according to our specifications, in a timely manner or on budget, our profitability may be adversely affected. Further, failure to produce as specified as a result of a manufacturing process or ingredients can lead to costly recalls with public relations issues. The occurrence of any of these events, alone or together, could have a material adverse effect on our business, financial condition, and results of operations.

In addition, such problems may require us to find new third-party suppliers or manufacturers, and there can be no assurance that we would be successful in finding new third-party suppliers or manufacturers. If we experience any supply chain disruptions caused by our manufacturing process or by our inability to locate suitable third-party manufacturers or suppliers, or if our manufacturers or raw material suppliers experience problems with product quality or disruptions or delays in the manufacturing process or delivery of the finished products or the raw materials or components used to make such products, our business, financial condition, and results of operations could be materially and adversely affected.

Risks Related to Our Organization and Structure

Our founders control and will continue to control the majority of our outstanding Common Stock.

As of the date of this prospectus, we have 32,875,742 outstanding shares of common stock of which 23,502,242 are owned by our two founders (our “Founders”), Laura Cohen and Lisa LeBlanc, both of whom are on our Board of Directors and are executive officers. Consequently, our Founders currently have 71% of the outstanding voting shares. After this offering, the Founders will have 69% of the outstanding voting shares. Therefore, our Founders control us and will continue to control all matters requiring a vote by our shareholders after the completion of this offering, including our dividend, acquisition, and financing policies, as well as other major decisions by voting their common stock, electing our directors, and exercising their powers as officers, directors, and shareholders of us. In addition, William Cohen, our Chief Financial Officer and Laura Cohen’s husband, owns 3% of our outstanding voting shares (collectively, Laura Cohen, William Cohen, and Lisa LeBlanc will be referred to as the “Cohen Family”). Therefore, collectively, the Cohen Family owns 74% of our outstanding voting stock.

A majority of our executive team are related.

Three members of our executive team are family members-Laura Cohen and William Cohen are wife and husband, and Lisa LeBlanc is their daughter. The Cohen Family relationship presents a potential conflict of interest between the Cohen Family and the Company. We cannot assure you that these officers’ interests will always be wholly aligned with our corporate interests or that strains on such family relationships will not negatively impact us or our business.

As a controlled company, no nominating committee or nominations process with independent directors is required, and as such, the Cohen Family will have the power to nominate and elect a majority of the Board of Directors. The Cohen Family’s control of us allows the Cohen Family to control the outcome of corporate actions that require or may be accomplished by stockholder approval, including the election and removal of directors and transactions resulting in a change in control of us. For so long as the Cohen Family maintains control of us, our stockholders (other than those members of the Cohen Family) will be unable to affect the outcome of proposed corporate actions supported by the Cohen Family.

The interests of the Cohen Family may not be the same as our or those of our other stockholders. For example, the Cohen Family may have an interest in pursuing transactions that could enhance their investment even though such transactions might involve risks to us and our non-affiliated shareholders. The Cohen Family may also have an interest in delaying, deterring, or preventing a change in control or business combination that might otherwise be beneficial to us and our non-affiliated shareholders.

There are limitations on the liability of our directors.

We provide for the indemnification of directors to the fullest extent permitted by law and, to the extent permitted by such law, eliminate or limit the personal liability of directors for monetary damages for certain breaches of fiduciary duty. Such indemnification may be available for liabilities arising in connection with this prospectus. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers, or persons controlling the Company pursuant to the foregoing provisions, we have been informed that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

We currently have limited marketing and sales capabilities in place.

We currently have limited marketing and limited sales capabilities for our products and services. If we are unable to establish sufficient marketing and sales capabilities or enter into agreements with third parties to market and sell our products and services, we may not be able to effectively market and sell our product and services or generate product revenues.

We are a “controlled company” within the meaning of Nasdaq corporate governance standards and, as a result, will qualify for, and intend to rely on, certain exemptions to the corporate governance standards.

Upon the completion of this offering, Laura Cohen, our founder, Chief Executive Officer, and Chairman of our Board of Directors together with William Cohen, our Chief Financial Officer, will continue to control a majority of the voting power of our common stock. (See “Principal Stockholders.”) As a result, we are a “controlled company” within the meaning of the Nasdaq rules. Under these rules, a company of which more than 50% of the voting power is held by an individual, a group, or another company is a “controlled company” and may elect not to comply with certain corporate governance requirements of Nasdaq, including (1) the requirement that a majority of the Board of Directors consist of independent directors; (2) the requirement that we have a nominating committee that is composed entirely of independent directors with a written charter addressing the committee’s purpose and responsibilities; and (3) the requirement that we have a compensation committee that is composed entirely of independent directors with a written charter addressing the committee’s purpose and responsibilities. Following this offering, we intend to rely on some or all of these exemptions. Accordingly, you will not have the same protections afforded to shareholders of companies that are subject to all of the corporate governance requirements of Nasdaq.

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We are an “Emerging Growth Company” and, as a result of the reduced disclosure and governance requirements, our securities may be less attractive to investors.

We are an “emerging growth company,” as defined in the JOBS Act, and we are eligible to take advantage of certain exemptions from various reporting requirements applicable to other public companies but not to emerging growth companies, including, but not limited to, a requirement to present only two years of audited financial statements, an exemption from the auditor attestation requirement of Section 404 of the Sarbanes-Oxley Act, reduced disclosure about executive compensation arrangements pursuant to the rules applicable to smaller reporting companies, and no requirement to seek non-binding advisory votes on executive compensation or golden parachute arrangements. We have elected to adopt these reduced disclosure requirements. We could be an emerging growth company until the last day of the fiscal year following the fifth anniversary of the completion of this offering, although a variety of circumstances could cause us to lose that status earlier.

In addition, Section 107 of the JOBS Act provides that an “emerging growth company” can take advantage of the extended transition period provided in Section 7(a)(2)(B) of the Securities Act of 1933, as amended (the “Securities Act”) for complying with new or revised financial accounting standards. An emerging growth company can therefore delay the adoption of certain accounting standards until those standards would otherwise apply to private companies. We have elected to take advantage of the extended transition period and, as a result of this election, our financial statements may not be comparable to companies that comply with public company effective dates. In choosing to take advantage of the extended transition period, we may later decide otherwise (i.e., “opt in” by complying with the financial accounting standard effective dates applicable to non-emerging growth companies), so long as it complies with the requirements in Sections 107(b)(2) and (3) of the JOBS Act, which is irrevocable.

We cannot predict if investors will find our common stock less attractive as a result of our taking advantage of these exemptions. If some investors find our common stock less attractive as a result of our choices, there may be a less active trading market for our common stock and our stock price may be more volatile.

As a result of being a public company, we will be obligated to develop and maintain proper and effective internal controls over financial reporting.

As a public company, we will be required, pursuant to Section 404 of the Sarbanes-Oxley Act, to furnish a report by management on, among other things, the effectiveness of our internal control over financial reporting as of the end of our fiscal year 2022. This assessment will need to include disclosure of any material weaknesses identified by our management in our internal control over financial reporting.

Effective internal control over financial reporting is necessary for us to provide reliable and timely financial reports and, together with adequate disclosure controls and procedures, are designed to reasonably detect and prevent fraud. Our failure to implement and maintain effective internal control over financial reporting could result in errors in our financial statements that could result in a restatement of our financial statements and could cause us to fail to meet our reporting obligations. In addition, we could become subject to investigations by the stock exchange on which our securities are listed, the SEC, or other regulatory authorities, which could require additional financial and management resources.

During the evaluation and testing process, if we identify one or more material weaknesses in our internal control over financial reporting, we will be unable to assert that our internal controls are effective. If we are unable to assert that our internal control over financial reporting is effective, we could lose investor confidence in the accuracy and completeness of our financial reports, which would cause the price of our common stock to decline, and we may be subject to investigation or sanctions by the SEC.

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We will incur increased costs as a result of being a public company.

As a public company, we will incur significant legal, accounting, and other expenses that we did not incur as a private company. In addition, rules implemented by the SEC and Nasdaq require changes in corporate governance practices of public companies. We expect these rules and regulations to increase our legal and financial compliance costs and to make some activities more time-consuming and costly. We will also incur additional costs associated with our public company reporting requirements. We expect these rules and regulations to make it more difficult and more expensive for us to obtain director and officer liability insurance, and we may be required to accept reduced policy limits and coverage or incur substantially higher costs to obtain the same or similar coverage. As a result, it may be more difficult for us to attract and retain qualified people to serve on our Board of Directors, particularly to serve on our audit committee and compensation committee, or as executive officers.

Regulatory and Intellectual Property Risks

If we are unable to obtain and maintain sufficient intellectual property protection for our products, or if the scope of the intellectual property protection is not sufficiently broad, our competitors could develop and commercialize products similar or identical to ours, and our ability to successfully commercialize our products may be adversely affected.

Our success depends in large part on our ability to obtain and maintain patent protection in the U.S. and other countries with respect to our products. We seek to protect our proprietary position by filing patent applications in the U.S. and abroad related to our technologies, however, we cannot predict:

-	if and when patents may issue based on our patent applications;
-	the scope of protection of any patent issuing based on our patent applications;
-	whether the claims of any patent issuing based on our patent applications will protect our products and their intended uses or prevent others from commercializing competitive technologies or products;
-	whether or not third parties will find ways to invalidate or circumvent our patent rights;
-	whether or not others will obtain patents claiming aspects similar to those covered by our patents and patent applications; and/or
-	whether we will need to initiate litigation or administrative proceedings to enforce and/or defend our patent rights which will be costly whether we win or lose.

Obtaining and enforcing patents is expensive and time-consuming, and we may not be able to file and prosecute all necessary or desirable patent applications, or maintain and/or enforce patents that may issue based on our patent applications, at a reasonable cost or in a timely manner. It is also possible that we will fail to identify patentable aspects of our R&D results before it is too late to obtain patent protection. Although we enter into non-disclosure and confidentiality agreements with parties who have access to patentable aspects of our R&D output, such as our employees, corporate collaborators, outside scientific collaborators, contract research organizations, contract manufacturers, consultants, advisors, and other third parties, any of these parties may breach these agreements and disclose such results before a patent application is filed, thereby jeopardizing our ability to seek patent protection.

We may not identify relevant third-party patents or may incorrectly interpret the relevance, scope, or expiration of a third-party patent which might adversely affect our ability to develop and market our products.

We cannot guarantee that any of our patent searches or analyses, including the identification of relevant patents, the scope of patent claims, or the expiration of relevant patents, are complete or thorough, nor can we be certain that we have identified each and every third-party patent and pending application in the U.S. and abroad that is relevant to or necessary for the commercialization of our products in any jurisdiction.

The scope of a patent claim is determined by an interpretation of the law, the written disclosure in a patent, and the patent’s prosecution history. Our interpretation of the relevance or the scope of a patent or a pending application may be incorrect, which may negatively impact our ability to market our products. We may incorrectly determine that our products are not covered by a third-party patent or may incorrectly predict whether a third party’s pending application will issue with claims of relevant scope. Our determination of the expiration date of any patent in the U.S. or abroad that we consider relevant may be incorrect, which may negatively impact our ability to develop and market our products. Our failure to identify and correctly interpret relevant patents may negatively impact our ability to develop and market our products.

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In the future, we may need to obtain additional licenses of third-party technology that may not be available to us or are available only on commercially unreasonable terms, and which may cause us to operate our business in a more costly or otherwise adverse manner that was not anticipated.

From time to time we may be required to license technology from additional third parties to further develop or commercialize our own technology and products. Should we be required to obtain licenses to any third-party technology, including any such patents required to manufacture, use, or sell our products and technology, such licenses may not be available to us on commercially reasonable terms, or at all. The inability to obtain any third-party license required to develop or commercialize any of our products or technology could cause us to abandon any related efforts, which could seriously harm our business and operations.

We may become involved in lawsuits alleging that we have infringed the intellectual property rights of third parties or to protect or enforce our patents or other intellectual property, which litigation could be expensive, time consuming, and adversely affect our ability to develop or commercialize our products.

The coverage of patents is subject to interpretation by the courts, and the interpretation is not always uniform. There is a substantial amount of IP litigation in the biotechnology and pharmaceutical industries, and we may become party to, or threatened with, litigation or other adversarial proceedings regarding IP rights. Third parties may assert infringement claims against us based on existing or future IP rights. If we were sued for patent infringement, we would need to demonstrate that our technology, products, or methods either do not infringe the patent claims of the relevant patent or that the patent claims are invalid or unenforceable, and we may not be able to do this. Proving invalidity may be difficult. For example, in the U.S., proving invalidity in court requires a showing of clear and convincing evidence to overcome the presumption of validity enjoyed by issued patents. If we are found to infringe a third party’s IP rights, we could be forced, including by court order, to cease developing, manufacturing, or commercializing the infringing product. Alternatively, we may be required to obtain a license from such third party in order to use the infringing technology and continue developing, manufacturing, or marketing the infringing product. However, we may not be able to obtain any required license on commercially reasonable terms or at all. Even if we were able to obtain a license, it could be non-exclusive, thereby giving our competitors access to the same technologies licensed to us. In addition, we could be found liable for monetary damages, including treble damages and attorneys’ fees if we are found to have willfully infringed a patent. A finding of infringement could prevent us from commercializing our products or force us to cease some of our business operations, which could materially harm our business.

In addition, we may find that competitors are infringing our patents, trademarks, copyrights, or other IP. To counter infringement or unauthorized use, we may be required to file infringement claims, which can be expensive and time consuming and divert the time and attention of our management and scientific personnel. Any claims we assert against perceived infringers could provoke these parties to assert counterclaims against us alleging that we infringe their patents, in addition to counterclaims asserting that our patents are invalid or unenforceable, or both. In any patent infringement proceeding, there is a risk that a court will decide that a patent of ours is invalid or unenforceable, in whole or in part, and that we do not have the right to stop the other party from using the invention at issue. There is also a risk that, even if the validity of such patents is upheld, the court will construe the patent’s claims narrowly or decide that we do not have the right to stop the other party from using the invention at issue on the grounds that our patent claims do not cover the invention. An adverse outcome in a litigation or proceeding involving our patents could limit our ability to assert our patents against those parties or other competitors, and may curtail or preclude our ability to exclude third parties from making and selling similar or competitive products. Any of these occurrences could adversely affect our competitive business position, business prospects, and financial condition. Similarly, if we assert trademark infringement claims, a court may determine that the marks we have asserted are invalid or unenforceable, or that the party against whom we have asserted trademark infringement has superior rights to the marks in question. In this case, we could ultimately be forced to cease use of such trademarks. Even if we establish infringement, the court may decide not to grant an injunction against further infringing activity and instead award only monetary damages, which may or may not be an adequate remedy.

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Furthermore, because of the substantial amount of discovery required in connection with IP litigation, there is a risk that some of our confidential information could be compromised by disclosure during litigation. There could also be public announcements of the results of hearings, motions, or other interim proceedings or developments. Moreover, we cannot assure you that we will have sufficient financial or other resources to defend or pursue such litigation, which typically lasts for years before a conclusion. Even if we are successful in such a proceeding, we may incur substantial costs and the time and attention of our management and personnel could be diverted during a proceeding, which could have a material adverse effect on our business and operations. In addition, we may not have sufficient resources to bring an action to a successful conclusion.

Because of the expense and uncertainty of litigation, we may not be in a position to enforce our intellectual property rights against third parties.

Because of the expense and uncertainty of litigation, we may conclude that even if a third party is infringing our issued patent, any patents that may be issued as a result of our pending or future patent applications or other IP rights, the risk-adjusted cost of bringing and enforcing such a claim or action may be too high or not in the best interest of our company or our stockholders. In such cases, we may decide that the more prudent course of action is to simply monitor the situation or initiate or seek some other non-litigious action or solution.

We may be subject to claims that our employees, consultants, or independent contractors have wrongfully used or disclosed confidential information of third parties.

We could in the future be subject to claims that we or our employees have inadvertently or otherwise used or disclosed alleged trade secrets or other confidential information of former employers or competitors. Although we try to ensure that our employees and consultants do not use the IP, proprietary information, know-how or trade secrets of others in their work for us, we may become subject to claims that we caused an employee to breach the terms of his or her non-competition or non-solicitation agreement, or that we or these individuals have, inadvertently or otherwise, used or disclosed the alleged trade secrets or other proprietary information of a former employer or competitor.

While we may litigate to defend ourselves against these claims, even if we are successful, litigation could be a distraction to management and result in substantial costs. If our defenses to these claims fail, in addition to requiring us to pay monetary damages, a court could prohibit us from using technologies or features that are essential to our products, if such technologies or features are found to incorporate or be derived from the trade secrets or other proprietary information of the former employers. Moreover, any such litigation or the threat thereof may adversely affect our reputation, our ability to form strategic alliances or sublicense our rights to collaborators, engage with scientific advisors or hire employees or consultants, each of which would have an adverse effect on our business, results of operations, and financial condition.

We may not be able to protect our intellectual property rights throughout the world.

Patents are of national or regional effect, and filing, prosecuting, and defending patents on all of our products throughout the world would be prohibitively expensive. As such, we may not be able to prevent third parties from producing our inventions in all countries outside the U.S., or from selling or importing products made using our inventions in and into the U.S. or other jurisdictions. Further, the legal systems of certain countries, particularly certain developing countries, do not favor the enforcement of patents and other IP protection, particularly those relating to pharmaceuticals or biologics, which could make it difficult for us to stop the infringement of our patents or marketing of competing products in violation of our proprietary rights generally. In addition, certain developing countries have compulsory licensing laws under which a patent owner may be compelled to grant licenses to third parties. This could limit our potential revenue opportunities. Accordingly, our efforts to enforce our IP rights around the world may be inadequate to obtain a significant commercial advantage from the IP that we develop or license.

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We may rely on trade secret and proprietary know-how which can be difficult to trace and enforce and, if we are unable to protect the confidentiality of our trade secrets, our business and competitive position would be harmed.

In addition to seeking patents for some of our technology and products, we may also rely on trade secrets, including unpatented know-how, technology, and other proprietary information, to maintain our competitive position. Elements of our products and technology, including processes for their preparation and manufacture, may involve proprietary know-how, information, or technology that is not covered by patents, and thus for these aspects we may consider trade secrets and know-how to be our primary IP. Any disclosure, either intentional or unintentional, by our employees, the employees of third parties with whom we share facilities or third party consultants and vendors that we engage to perform research, clinical trials, or manufacturing activities, or misappropriation by third parties (such as through a cybersecurity breach) of our trade secrets or proprietary information could enable competitors to duplicate or surpass our technological achievements, thus eroding our competitive position in our market.

Trade secrets and know-how can be difficult to protect. We require our employees to enter into written employment agreements containing provisions of confidentiality and obligations to assign to us any inventions generated in the course of their employment. We and any third parties with whom we share facilities enter into written agreements that include confidentiality and IP obligations to protect each party’s property, potential trade secrets, proprietary know-how, and information. We further seek to protect our potential trade secrets, proprietary know-how, and information in part, by entering into non-disclosure and confidentiality agreements with parties who are given access to them, such as our corporate collaborators, outside scientific collaborators, contract research organizations, contract manufacturers, consultants, advisors, and other third parties. With our consultants, contractors, and outside scientific collaborators, these agreements typically include invention assignment obligations. Despite these efforts, any of these parties may breach the agreements and disclose our proprietary information, including our trade secrets, and we may not be able to obtain adequate remedies for such breaches. Enforcing a claim that a party illegally disclosed or misappropriated a trade secret is difficult, expensive, and time-consuming, and the outcome is unpredictable. In addition, some courts inside and outside the U.S. are less willing or unwilling to protect trade secrets. If any of our trade secrets were to be lawfully obtained or independently developed by a competitor or other third party, we would have no right to prevent them from using that technology or information to compete with us. If any of our trade secrets were to be disclosed to or independently developed by a competitor or other third party, our competitive position would be harmed.

Rapid technological change could make our products obsolete.

Pharmaceutical technologies have historically undergone, and will most likely continue to undergo, rapid and significant change and improvement. Our future will depend in large part on our ability to maintain our competitive position with respect to these rapidly evolving technologies. Any pharmaceutical products or processes that we develop may become obsolete before we recover expenses incurred in connection with their development. Obsolescence of our products and technology would materially and adversely affect our business, financial condition, and results of operations.

Changes in regulations could increase our costs and affect our profitability.

Our activities are highly regulated and subject to government oversight. Various federal, state, provincial and local laws and regulations govern drug approvals, manufacturing, and marketing, as well as licensing, trade, tax, and environmental matters. Governing bodies regularly issue new regulations and changes to existing regulations. Also the regulatory response to a pandemic may adversely affect sales, distribution, and shipping, as well as creating many other potential issues. Our need to comply with new or revised regulations or their interpretation and application including proposed requirements designed to enhance safety or to regulate imported ingredients, could materially and adversely affect our product sales, financial condition, and results of operations.

We may not meet our product development milestones.

We may not meet our product development and commercialization milestones, and may meet adverse competition, marketing restrictions, supply obstacles, pricing restrictions, regulatory issues, and other sales impediments in targeted markets. If any of these events hinder our market development, it will reduce our overall sales and adversely affect our financial condition.

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Any event affecting our access to components may affect our production.

Base components used in our formulations may become readily unavailable, restricted, face increased tariffs, realize increased transportation or distribution costs, have inflationary cost increases, or have supply chain issues, which will result in the development and production of our products becoming more expensive. Any of these events or others would restrict our ability to manufacture products at competitive pricing levels, thereby adversely increasing our costs of production and marketability of our products. We experienced supply chain issues as a consequence of the COVID-19 pandemic, including higher prices and slower shipment times. We worked with our alternative suppliers and delayed some production, which has now started to normalize. We have recently observed the prices return to normalized levels and increased availability of raw materials. In the event that the availability reverts back and decreases, then we will have to again source alternative suppliers.

We may enter into agreements with customers and partners that may require us to share our intellectual property rights.

We may enter into agreements with customers and partners that may require us to share our IP rights. Entering into these relationships poses a number of risks, including but not limited to: disputes may arise in the future with respect to the ownership of IP rights; disagreements with corporate partners could delay or terminate the development or commercialization of products, or result in litigation or arbitration; we cannot effectively control whether contractors or partners will devote sufficient resources to our partnership or products; partners with marketing rights may choose to devote fewer resources to the marketing of our products than they do to others; and partners have discretion in electing whether to work with us. Given these risks, any partnership or business relationship may not be successful. Failure of these efforts could delay our product development or impair commercialization of our products. If any of the aforementioned events were to occur, it will adversely affect sales forecasts and market expansion.

Any failure in testing will affect our business plan.

Any failures, missteps, or delays in our testing of our products during any phase of the development through manufacturing processes, could negatively affect our customer relationships, jeopardize sales, increase our costs, delay product production and sales, and give us legal exposure.

Risks Related to this Offering and Ownership of our Securities

An investment in our securities is speculative.

An investment in our securities is speculative and involves a high degree of risk. There is no assurance that investors will obtain any return on their investment. You should not purchase the securities if you cannot afford the loss of your entire investment.

There is currently no public market for our securities and a trading market for our securities may never develop.

There is currently no public market for our securities. We have applied to list our common stock on the Nasdaq Capital Market under the symbol “CLLB.” Even if we do list our securities on Nasdaq, an active trading market for our securities may never develop or if one develops, it may not be sustained following this offering. Accordingly, no assurance can be given as to the following:

●	the likelihood that an active trading market for our securities will develop or be sustained;

●	the liquidity of any such market;

●	the ability of our shareholders to sell their shares of common stock; or

●	the price that our shareholders may obtain for their common stock.

If an active market for our securities does not develop or is not maintained, the market price of our securities may decline, and you may not be able to sell your shares. Even if an active trading market develops for our securities subsequent to this offering, the market price of our securities may be highly volatile and subject to wide fluctuations. Our financial performance, government regulatory action, tax laws, interest rates, and market conditions in general could have a significant impact on the future market price of our securities.

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Some of the factors that could negatively affect or result in fluctuations in the market price of our securities include:

●	actual or anticipated variations in our quarterly operating results;

●	changes in market valuations of similar companies;

●	adverse market reaction to the level of our indebtedness;

●	additions or departures of key personnel;

●	actions by shareholders;

●	speculation in the press or investment community;

●	general market, economic, and political conditions, including an economic slowdown, supply chain issues, or dislocation in the global credit markets;

●	our operating performance and the performance of other similar companies;

●	changes in accounting principles; and

●	passage of legislation or other regulatory developments that adversely affect us or the biotechnology industry.

Even if we are successful in listing our common stock on NASDAQ, failure to maintain our NASDAQ listing could limit investors’ ability to make transactions in our common stock and subject us to additional trading restrictions.

We may not be able to meet the continued listing requirements for our common stock in the future. Failure to meet the continued listing requirements could result in Nasdaq delisting our ordinary shares from trading on its exchange. If this should happen, we could face significant material adverse consequences, including:

●	a limited availability of market quotations for our securities;

●	a limited amount of news and analyst coverage for us; and

●	a decreased ability to issue additional securities or obtain additional financing in the future.

If our common stock were delisted and determined to be a “penny stock,” a broker-dealer may find it more difficult to trade our common stock and an investor may find it more difficult to acquire or dispose of our common stock in the secondary market.

If our common stock were removed from listing with the Nasdaq Capital Market, it may be subject to the so-called “penny stock” rules. The SEC has adopted regulations that define a “penny stock” to be any equity security that has a market price per share of less than $5.00, subject to certain exceptions, such as any securities listed on a national securities exchange. For any transaction involving a “penny stock,” unless exempt, the rules impose additional sales practice requirements on broker-dealers, subject to certain exceptions. If our common stock were delisted and determined to be a “penny stock,” a broker-dealer may find it more difficult to trade our common stock and an investor may find it more difficult to acquire or dispose of our common stock on the secondary market. Investors in penny stocks should be prepared for the possibility that they may lose their whole investment.

The offering price per share of the securities offered under this prospectus may not accurately reflect the value of your investment.

Prior to this offering, there has been no market for our securities. The offering price per share of our securities offered by this prospectus was negotiated between us and the underwriters. Factors considered in determining the price of our common stock include:

●	the history and prospects of companies with a similar principal business;

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●	prior offerings of those companies;

●	our capital structure;

●	general conditions of the securities markets at the time of this offering; and

●	other factors we deemed relevant.

The offering price may not accurately reflect the value of our securities and may not be realized upon any subsequent disposition of the shares.

Investors in this offering will experience immediate and substantial dilution.

Due to our significant accumulated deficit, investors in this offering will suffer immediate and substantial dilution. Further, investors in this offering will own approximately 4% of the then outstanding shares of common stock, but will have paid approximately 40% of the total consideration for our outstanding shares. (See “Dilution.”)

We may undertake additional equity or debt financing that may dilute the shares in this offering.

We may undertake further equity or debt financing which may be dilutive to existing shareholders, including you, or result in an issuance of securities whose rights, preferences, and privileges are senior to those of existing shareholders, including you, and also reducing the value of securities subscribed for under this offering.

We may not be able to obtain additional financing.

We may require additional funds to continue and grow its business. We may not be able to obtain additional financing as needed, on acceptable terms, or at all, which would force us to delay our plans for growth and implementation of our strategy which could seriously harm our business, financial condition, and results of operations. If we need additional funds, we may seek to obtain them primarily through additional equity or debt financings. Those additional financings could result in dilution to our current shareholders and to you if you invest in this offering.

If securities analysts do not publish research or reports about our business, or if they downgrade our common stock, the price of our securities could decline.

The trading market for our securities could be influenced by any research and reports that securities or industry analysts publish about us or our business. We do not currently have, and may never obtain, research coverage by securities and industry analysts. If no securities or industry analysts commence coverage of us, the trading price for our securities would be negatively impacted. In the event securities or industry analysts cover us and one or more of these analysts downgrade our securities or publish inaccurate or unfavorable research about our business, the price of our securities would likely decline. If one or more of these analysts cease coverage of us or fail to publish reports on us regularly, demand for our securities could decrease, which could cause the price of our securities and trading volume to decline.

We have not paid dividends in the past and do not expect to pay dividends in the foreseeable future.

We have never paid cash dividends on our securities and do not anticipate paying cash dividends in the foreseeable future. We currently intend to retain our future earnings, if any, to finance the development and expansion of our business. The determination to pay dividends will be at the discretion of our Board of Directors and will depend on our financial condition, results of operations, capital requirements, restrictions contained in any financing instruments, and such other factors as our Board of Directors deems relevant in its discretion. Accordingly, you may need to sell your shares of our common stock to realize a return on your investment, and you may not be able to sell your shares at or above the price you paid for them, or at all for an indefinite period of time, except as permitted under the Securities Act and the applicable securities laws of any other jurisdiction.

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We have broad discretion to use the proceeds from this offering and our investment of those proceeds may not yield a favorable return.

Our management has broad discretion to use the proceeds from this offering in ways with which you may not agree. There can be no assurance that management’s use of proceeds generated through this offering will prove optimal or translate into revenue or profitability for us. The failure of our management to apply these funds effectively could result in unfavorable returns. This could harm our business and could cause the market value of our securities to decline. Investors are urged to consult with their attorneys, accountants, and personal investment advisors prior to making any decision to invest in us.

Future sales of our common stock and other securities exercisable or convertible into common stock or preferred stock could cause the market value of our common stock to decline and could result in dilution of your shares.

Our Board of Directors is authorized, without your approval, to cause us to issue additional shares of our common stock or to raise capital through the creation and issuance of preferred stock, other debt securities convertible into common stock, options, warrants and other rights, on terms and for consideration as our Board of Directors in its sole discretion may determine. Sales of substantial amounts of our common stock or of preferred stock could cause the market price of our common stock to decrease significantly. We cannot predict the effect, if any, of future sales of our common stock, or the availability of our common stock for future sales, on the value of our common stock. Sales of substantial amounts of our common stock by Laura Cohen or another large shareholder, or the perception that such sales could occur, may adversely affect the market price of our common stock.

In addition, in connection with this offering, subject to certain exceptions, each of our officers and directors and the majority of our shareholders has entered into a lock-up agreement that restricts the direct or indirect sale of shares of our common stock beneficially held by such person in excess of 25% for six months and 75% for 12 months after the date of this prospectus without the prior written consent of the underwriter. In addition, such persons have agreed not to directly or indirectly sell, offer to sell, grant any option or otherwise transfer or dispose of shares of our common stock for six months after the date of this prospectus; provided, however, that such restrictions shall not apply with respect to any of our shareholders (other than our officers, directors, or employees) for the sale of shares of common stock acquired by them in the open market after the completion of this offering. We have agreed not to waive or otherwise modify that agreement without the prior written consent of the underwriter. The underwriter may, at any time, release, or authorize us to release, as the case may be, all or a portion of our common stock subject to the foregoing lock-up provisions. If the restrictions under the lock-up provisions of the lock-up agreements entered into in connection with this offering are waived and when the lock-up agreements expire in six and 12 months, shares of our common stock will become available for sale into the market, subject to applicable law, which could reduce the market price for our common stock.

Certain recent initial public offerings with smaller public floats have experienced extreme price volatility that was seemingly unrelated to company performance. Such volatility, if it occurs to us, may make it difficult for prospective investors to assess the rapidly changing value of our shares.

The trading price of our shares following this offering is likely to be volatile and our shares may be subject to rapid and substantial price volatility. There have been recent instances of extreme stock price run-ups followed by rapid price declines following initial public offerings, particularly with companies with relatively smaller public floats, and we expect that such instances may continue and/or increase in the future. Contributing to this risk of volatility are a number of factors. First, our shares are likely to be more sporadically and thinly traded than that of larger, more established companies. As a consequence of this lack of liquidity, the trade of relatively small quantities of shares by our stockholders may disproportionately influence the price of those shares in either direction. The price of our shares could, for example, decline precipitously in the event that a large number of our shares are sold on the market without commensurate demand as compared to a seasoned issuer that could better absorb those sales without adverse impact on its stock price. Second, we are a speculative investment due to our limited operating history and lack of profitability. As a consequence of this enhanced risk, more risk-adverse investors may, under the fear of losing all or most of their investment in the event of negative news or lack of progress, be more inclined to sell their shares on the market more quickly and at greater discounts than would be the case with the stock of a larger, more established company that has a relatively large public float.

Many of these factors are beyond our control and may decrease the market price of our securities. Such volatility, including any stock run-ups, may be unrelated or disproportionate to our actual or expected operating performance and financial condition or prospects, making it difficult for prospective investors to assess the rapidly changing value of our shares.

Furthermore, the stock market in general, and the market for biotechnology companies in particular, have experienced extreme price and volume fluctuations that have often been unrelated or disproportionate to the operating performance of those companies. Broad market and industry factors, as well as general economic, political, and market conditions such as recessions or interest rate changes, may seriously affect the market price of our securities, regardless of our actual operating performance. These fluctuations may be even more pronounced in the trading market for our securities shortly following this offering. If the market price of our shares after this offering does not exceed the per share offering price, you may not realize any return on your investment in us and may lose some or all of the value of your investment.

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CAUTIONARY NOTE CONCERNING FORWARD-LOOKING STATEMENTS

Various statements contained in this prospectus, including those that express a belief, expectation, or intention, as well as those that are not statements of historical fact, are forward-looking statements. These forward-looking statements may include projections and estimates concerning the timing and success of specific projects and our future production, revenues, income, and capital spending. Our forward-looking statements are generally accompanied by words such as “estimate,” “project,” “predict,” “believe,” “expect,” “intend,” “anticipate,” “potential,” “plan,” “goal,” or other words that convey the uncertainty of future events or outcomes. The forward-looking statements in this prospectus speak only as of the date of this prospectus, and we disclaim any obligation to update these statements unless required by law, and we caution you not to rely on them unduly. We have based these forward-looking statements on our current expectations and assumptions about future events. While our management considers these expectations and assumptions to be reasonable, they are inherently subject to significant business, economic, competitive, regulatory, and other risks, contingencies, and uncertainties, most of which are difficult to predict and many of which are beyond our control. The following factors, among others, may cause our actual results, performance, or achievements to differ materially from any future results, performance or achievements expressed or implied by these forward-looking statements:

●	the timing of receipt of regulatory approvals;

●	economic changes either nationally or in the markets in which we operate, including declines in employment, volatility and upward trend in interest rates, threat of a recession, and growth of inflation;

●	downturn in the biotechnology industry;

●	changes in assumptions used to make industry forecasts;

●	continued volatility and uncertainty in the credit markets and broader financial markets;

●	our future operating results and financial condition;

●	our business operations including further effects of Covid and supply chain issues;

●	changes in our business and investment strategy;

●	availability, terms, and deployment of capital;

●	changes in, or the failure or inability to comply with, governmental laws and regulations;

●	the degree and nature of our competition;

●	our leverage and debt service obligations;

●	general volatility of the capital markets and the lack of a public market for shares of our securities;

●	availability of qualified personnel and our ability to retain our key personnel;

●	our financial performance;

●	our expectations regarding the period during which we qualify as an emerging growth company under the JOBS Act;

●	our expected use of the proceeds from this offering; and

●	additional factors discussed under the sections captioned “Risk Factors,” “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and “Our Business.”

These forward-looking statements reflect our management’s beliefs and views with respect to future events and are based on estimates and assumptions as of the date of this prospectus and are subject to risks and uncertainties. We discuss many of these risks in greater detail under “Risk Factors.” Moreover, we operate in a very competitive and rapidly changing environment. New risks emerge from time to time. It is not possible for our management to predict all risks, nor can we assess the impact of all factors on our business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements we may make. Given these uncertainties, you should not place undue reliance on these forward-looking statements.

You should read this prospectus and the documents that we reference in this prospectus and have filed as exhibits to the registration statement of which this prospectus forms a part with the understanding that our actual future results, levels of activity, performance and achievements may be materially different from what we expect. We qualify all of our forward-looking statements by these cautionary statements.

The forward-looking statements made in this prospectus relate only to events as of the date on which such statements are made. We undertake no obligation to update any forward-looking statements after the date of this prospectus or to conform such statements to actual results or revised expectations, except as required by law.

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USE OF PROCEEDS

We expect to receive net proceeds from this offering of approximately $4,782,000 (assuming an initial public offering price of $4.50 per share, which is the midpoint of the price range set forth on the cover page of this prospectus), after deducting the underwriting discounts and commissions and the estimated offering expenses of approximately $600,000 payable by us.

The underwriters have an option to purchase up to 195,000 additional shares of our common stock within 45 days after the date of this prospectus to cover overallotments, if any, made by the underwriters to investors from whom orders were solicited prior to the date of this prospectus. Exercise of this option in full would result in additional net proceeds to us of approximately $807,300. All of such additional net proceeds would be used for working capital and inventory.

	Amount	Percentage
Net proceeds to us(1)	$4,782,000	100%

Use of proceeds:
Marketing- Staff and Campaigns	$3,100,000	64.8%
Executive Compensation	$440,000	9.2%
Working Capital	$357,000	7.5%
Research and Development: Testing and Lab Equipment	$310,000	6.5%
Raw Materials and Inventory	$190,000	3.9%
Repayment of Notes Payable	$153,000	3.2%
Administrative Facilities	$147,000	3.1%
Legal, IP, Audits, and Regulatory Costs	$85,000	1.8%
Total		100%

(1)	Reflects estimated offering expenses, underwriting discounts and commissions payable by us and assumes no exercise of the underwriter’s option to purchase additional shares of our common stock.

Marketing-Staff and Campaigns. A majority of the proceeds from this offering is intended to be used to initiate and bolster our marketing efforts, either through the direct expansion of hiring additional senior management and marketing support staff, or through an acquisition of a marketing company. Our efforts will include increasing brand awareness and retail expansion in order to propel sales for the sectors that we have targeted. (See “Our Business.”)

Additionally, we intend to retain additional staff to directly support the ingredient sales to our partners who already have prime market positions and can promote our next generation formulations added into their products. We have hired an experienced sales and marketing consultant and an internet marketing brokers who have already generated new sales accounts and are modifying our online sales presence. Additionally, we have engaged Brand Knew to advance sales of our products and promote our brand and name recognition.

Executive Compensation. We intend to use a portion of the proceeds raised in this offering to fund the compensation payable to our executive officers, as described under “Compensation of Directors and Executive Officers.”

Working Capital. We anticipate that our operating capital needs will increase along with an increase of our staff and production. We intend to use a portion of the proceeds of this offering to cover the additional costs of maintaining, shipping, and logistically delivering products prior to final payments for the sale of these goods being received.

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Research and Development; Testing and Lab Equipment. R&D is expected to remain at a level of <10% of future revenues. Our system has evolved with new R&D efficiencies and a designed inherent flexibility. This means that new, highly effective, low cost consumer retail formulations can be rapidly developed for testing. It is not expected that we will face major financial commitments for new generational cosmeceutical projects. Some retail and over-the-counter (“OTC”) formulations may be designed, tested, and deployed into markets in as little as an 18 to 36 month time frame. We will also use certain proceeds to fund R&D, product testing, and the commercialization of new pipeline products.

Raw Materials and Inventory. We intend to use a portion of the proceeds of this offering for the costs of acquiring raw materials and manufacturing inventory.

Repayment of Note Payable. We intend to repay a promissory note of $49,000 with Celtic Bank entered into on October 12, 2022, with a 12-month term and an annual interest rate of 55.16%; (ii) $62,000 from a Line of Credit Agreement dated October 13, 2022 with Celtic Bank; and (iii) $42,000 pursuant to the Small Business Administration (SBA) authorized (under Section 7(b)) of the Small Business Act, as amended, with a 30 year term and an annual interest rate of 3.75%.

Administrative Facilities. In connection with our intention to expand our administrative staff and our production, we intend to use a portion of the proceeds from this offering to lease both additional administrative office space for the staff and warehouse space to store finished products and raw materials.

Legal, IP, and Regulatory Costs. We have legal costs related to producing and developing our pharmaceuticals. Further, we have ongoing R&D which may require further IP and trademark fillings both domestically and internationally. We also have ongoing fees associated with maintaining existing IP and the processing of our pending patent applications.

Our plan of operations for the next few years includes advancing the development, sales, and marketing of our product line, as well as investing in our infrastructure and our continued R&D.

The amounts set forth above are our current estimates for such development, and we cannot be certain that actual costs will not vary from these estimates. Our management has significant flexibility and broad discretion in applying the proceeds received in this offering. We cannot assure you that our assumptions, expected costs and expenses and estimates will prove to be accurate or that unforeseen events, problems, or delays will not occur that would require us to seek additional debt and/or equity funding, which may not be available on favorable terms or at all. (See “Risk Factors—We will require additional capital in the future and may not be able to secure adequate funds on terms acceptable to us.”)

Management anticipates that the funding received from this offering will be sufficient to allow us to maintain our current level of operations through 2025 without any increase in sales volume.

Actual expenditures may vary materially from these estimates. The foregoing represents our best estimate of the application of the net proceeds of the offering based upon present plans and current business conditions. Unforeseen events, pandemics, economic and inflationary pressures, supply chain issues, as well as changing business conditions, and a number of other factors that are beyond our control could necessitate changes in the application of proceeds. We reserve the right to reallocate the net proceeds of the offering among the various uses described above or for such other purposes as we deem necessary.

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CAPITALIZATION

The following table sets forth our capitalization as of December 31, 2022:

●	on an actual basis;
●	on a pro forma basis to give effect to the sale of our preferred stock and the exercise of stock options after December 31, 2022; and
●	on a pro forma as adjusted to give effect to the sale of our common stock in this offering, assuming an initial public offering price of $4.50 per share of common stock, which is the midpoint of the price range set forth on the cover page of this prospectus, and net proceeds of $4,782,000 after the payment of the underwriting discounts and commissions, offering expenses payable by us, and the repayment of our loans payable.

This table should be read in conjunction with the sections captioned “Use of Proceeds,” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and our historical financial statements and related notes thereto included elsewhere in this prospectus. The amounts in the table below are rounded to the nearest thousands, except for the share amounts.

	As of December 31, 2022
		Unaudited, Pro	Unaudited, Pro Forma as
	Actual	Forma(1)(2)	Adjusted(3)

Cash	$9,000	$438,000	$5,067,000
Loans payable	153,000	153,000	-

Stockholders’ (Deficiency) Equity
Preferred stock, $0.001 par value, 20,000,000 shares authorized on an actual basis, no shares outstanding, 60,000 outstanding, and 60,000 outstanding pro forma and pro forma as adjusted	-	300,000	300,000
Common stock, $0.001 par value, 50,000,000 shares authorized on an actual basis, 100,000,000 shares authorized on a pro forma basis (prior to this offering), 32,366,234 outstanding, and 33,619,234 outstanding pro forma as adjusted	32,000	32,000	32,000
Additional paid in capital	17,485,000	17,614,000	22,396,000
Accumulated deficit	(18,034,000)	(18,034,000)	(18,034,000)
Total stockholders’ (deficiency) equity	(517,000)	(88,000)	4,694,000
Capitalization	$(364,000)	$65,000	$4,694,000

(1)

From February 14, 2023 through February 27, 2023, we offered and sold 60,000 shares of our Series A Preferred Stock at $5.00 per share for gross proceeds of $300,000 to three of our existing shareholders who are also accredited investors.

(2)	From January 3, 2023 through February 1, 2023, we received proceeds of $129,000 from Dr. Cohen, our Chief Executive Officer, on the exercise of 258,740 stock options for 258,740 shares of our common stock.

(3)	The pro forma as adjusted information presented is illustrative only and will be adjusted based on the actual public offering price and other terms of this offering determined at pricing. A $1.00 increase (decrease) in the assumed initial public offering price of $4.50 per share, which is the midpoint of the price range set forth on the cover page of this prospectus, would increase (decrease) our pro forma as adjusted cash and cash equivalents, additional paid-in capital, total shareholders’ equity, and total capitalization by approximately $1,196,000, assuming that the number of shares offered by us, as set forth on the cover page of this prospectus, remains the same, and after deducting the estimated underwriting discounts and commissions. Similarly, each increase (decrease) of 500,000 shares in the number of shares offered by us would increase (decrease) our pro forma as adjusted cash and cash equivalents, additional paid-in capital, total shareholders’ equity, and total capitalization by approximately $2,070,000, assuming that the assumed initial public offering price, which is the midpoint of the price range set forth on the cover page of this prospectus, remains the same and after deducting the estimated underwriting discounts and commissions. If the underwriter’s option to purchase additional shares is exercised in full, the pro forma as adjusted amount of each of cash and cash equivalents, additional paid-in capital, total shareholders’ equity, and total capitalization would increase by approximately $807,000, after deducting the estimated underwriting discounts and commissions, and we would have shares of our common stock and preferred stock issued and outstanding, pro forma as adjusted.

The outstanding share information in the table above is based on 32,617,002 shares of our common stock outstanding as of December 31, 2022, and:

●	assumes no exercise of the underwriter’s overallotment option;
●	excludes up to 97,500 shares of our common stock issuable upon the exercise of the Representative Warrants to be issued to the underwriter at the closing of this offering;
●	excludes 13,127,758 shares of our common stock issuable upon the exercise of outstanding options for shares of common stock; and
●	excludes common stock issuable upon conversion of 60,000 shares of our Series A Preferred Stock.

(See “Description of Securities.”)

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DILUTION

If you purchase securities in this offering, your ownership interest will be immediately diluted to the extent of the difference between the initial public offering price per share in this offering and the net tangible book value per share of common stock upon completion of this offering.

Net tangible book value per share of common stock represents the amount of our total tangible assets (which excludes deferred offering costs of $118,000) less total liabilities, divided by the number of shares of common stock outstanding. Our net tangible book value as of December 31, 2022 was $(635,000) or $(0.02) per share of common stock, based upon 32,617,002 shares of common stock outstanding.

Investors participating in this offering will incur immediate, substantial dilution. After giving effect to the sale of our securities at the initial public offering price of $4.50 per share, the midpoint of the estimated initial public offering price range set forth on the cover page of this prospectus, and after deducting the estimated underwriting discounts and commissions and estimated offering expenses payable by us, our net tangible book value as of December 31, 2022 would have been approximately $4,576,000, or approximately $0.13 per share of common stock.

This represents an immediate increase in net tangible book value of $0.15 per share to existing common shareholders, and an immediate dilution of $4.37 per share to investors participating in this offering. If the initial public offering price is higher or lower, the dilution to new shareholders will be greater or lower, respectively.

The following table illustrates this dilution on a per share basis:

Assumed initial offering price per share		$4.50
Historical net tangible book value per share as of December 31, 2022	$(0.02)
Pro forma net tangible book value per share as of December 31, 2022	$0.13
Increase in pro forma net tangible book value per share after this offering	$0.15
Pro forma as adjusted net tangible book value per share after this offering		$0.15
Dilution in net tangible book value per share to new investors(1)		$4.37

(1)	Dilution is determined by subtracting net tangible book value per share after giving effect to this offering from the initial public offering price paid by a new investor.

A $1.00 increase (or decrease) in the assumed initial public offering price of $4.50 per share, which is the midpoint of the estimated initial public offering price range set forth on the cover page of this prospectus, would increase (or decrease) the as adjusted net tangible book value per share after this offering by approximately $0.03, and dilution in net tangible book value per share to new investors by approximately $0.97 per share, assuming that the number of shares offered by us, as set forth on the cover page of this prospectus, remains the same and after deducting estimated underwriting discounts and commissions and estimated offering expenses payable by us.

If the underwriters exercise in full their option to purchase additional shares of our common stock in this offering, the as adjusted net tangible book value after this offering would be $0.17 per share, the increase in net tangible book value to existing shareholders would be $0.17 per share and the dilution to new investors would be $4.35 per share, in each case assuming an initial public offering price of $4.50 per share, which is the midpoint of the estimated initial public offering price range set forth on the cover page of this prospectus.

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The following table summarizes, as of December 31, 2022, the differences between our existing shareholders and new investors with respect to the number of shares purchased from us, the total consideration paid, and the average price per share paid. The calculations with respect to shares purchased by new investors in this offering reflect the initial public offering price of $4.50 per share, which is the midpoint of the estimated initial public offering price range set forth on the cover page of this prospectus, before deducting estimated underwriting discounts and commissions and estimated offering expenses payable by us:

	Shares Purchased		Total Consideration		Average Price
	Number	Percentage	Amount	Percentage	Per Share
Existing shareholders	32,596,002	96%	$7,069,000	55%	$0.22
New investors	1,300,000	4%	$5,850,000	45%	$4.50
Total	33,896,002	100%	$12,919,000	100%	$0.38

If the underwriters exercise their overallotment option to purchase additional shares of our common stock in full, our existing shareholders would own 96% and our new investors would own 4% of the total number of shares of our common stock outstanding following this offering.

The outstanding share information in the table above is based on 32,617,002 shares of our common stock outstanding as of December 31, 2022, and:

●	assumes no exercise of the underwriter’s overallotment option;
●	excludes up to 97,500 shares of our common stock issuable upon the exercise of the Representative Warrants to be issued to the underwriter at the closing of this offering;
●	excludes 13,386,498 shares of our common stock issuable upon the exercise of outstanding options for shares of common stock; and
●	excludes common stock issuable upon conversion of 60,000 shares of our Series A Preferred Stock.

(See “Description of Securities.”)

DIVIDEND POLICY

We currently intend to retain our future earnings, if any, to finance the development and expansion of our business. The determination to pay dividends will be at the discretion of our Board of Directors and will depend on our financial condition, results of operations, capital requirements, restrictions contained in any financing instruments, and such other factors as our Board of Directors deems relevant in its sole discretion. Accordingly, you may need to sell your shares of our common stock to realize a return on your investment, and you may not be able to sell your shares at or above the price you paid for them. (See “Risk Factors—Risks Related to this Offering and Ownership of our Common Stock—We currently do not intend to pay dividends on our common stock.”)

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MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

The following discussion and analysis should be read together with our financial statements. This discussion contains forward-looking statements reflecting our current expectations that involve risks and uncertainties. (See “Cautionary Note Concerning Forward-Looking Statements” for a discussion of the uncertainties, risks, and assumptions associated with these statements.) Actual results and the timing of events could differ materially from those discussed in our forward-looking statements as a result of many factors, including those set forth under “Risk Factors” and elsewhere in this prospectus.

General

The following discussion and analysis of our financial condition and results of operations should be read together with our consolidated financial statements and related notes appearing at the end of this Prospectus. This discussion and analysis contains forward-looking statements reflecting our current expectations that involve risks and uncertainties. Actual results and the timing of events may differ materially from those contained in these forward-looking statements due to a number of factors, including those discussed in the section entitled “Risk Factors.” The accompanying balance sheets and the related statements of operations, shareholders’ equity and cash flows as of December 31, 2022 and 2021.

Corporate Structure

CoLabs Int’l, Corp. (the “Company,” “CoLabs,” “we,” “our,” and “us”) was incorporated on August 5, 2008 under the laws of the State of Nevada as an OTC pharmaceutical company with multi-market applications for our revolutionary targeted epidermal-drug delivery system which is identified as: QuantaSphere® Technology (QS®).

We currently hold 29 issued patents and have an additional 15 patent applications pending.

Overview

Our technology places OTC drugs, pharmaceuticals, chemicals, and agrochemicals into micro-sized, electrostatically charged encapsulates as well as into other types of micro-encapsulates. These encapsulates are then suspended in uniquely designed formulations. This formulation of a highly advanced micro-technology can: target the delivery of topically applied drugs; limit unwanted absorption of chemicals, drugs, and cosmetics through the skin; and provide a designed release of active ingredients with a prescribed depth of skin penetration.

We have already developed commercially unique and innovative targeted skin delivery systems for topical pharmacology. Our technology limits unwanted side effects that can occur as a result of absorption through the skin. The penetration of chemicals through the skin can have serious impact on the body’s organs and systems. Our current applications include anti-bacterial/viral sanitizers/soaps, sunscreens, pest-repellents, and healing cosmetic lotions. For consumers, we provide elegant skin delivery of topically applied drugs and cosmetics. This combined end purpose is the unique foundation of our technology.

In September 2022, we acquired technology from an Australian company, S G Ventures Pty, Limited, for international issued and pending IP covering a highly advanced transdermal delivery system for pharmaceuticals, chemicals, and over the counter treatments. The total cost of this acquisition was $15,000, which includes ongoing patent processing. This new family of IP presents claims that cover a new method of making nanofibrous mats (a type of gauze) which are uniquely constructed with ceramic encapsulates that contain releasable substances. Basically, this technology offers an encapsulated version of a transdermal patch without a required reservoir. Management plans to develop, test, and expand this advanced transdermal delivery technology for multiple potential applications.

COVID-19 Considerations

The COVID-19 pandemic has significantly impacted our operating results. Due to COVID-19, we experienced reduced demand for our products in our domestic and international markets. Marketing programs planned for 2020 were curtailed by the lockdowns related to the epidemic. These included: AVP Beach Volleyball, NASCAR and golf tournaments events were all cancelled and/or postponed until 2021. In many locations, beaches and outdoor activities were also restricted which again limited sunscreen sales. Since the company has only limited online presence, which is directly related to sport event marketing, sales were seriously affected.

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We are recently experiencing an improving trend in customer orders from both our domestic and international markets. As lockdowns are gradually lifted, more outdoor activities are allowed resulting in increasing sales. In the future, the pandemic may cause reduced demand for our products. Should the pandemic result in a recessionary economic environment, consumers who purchase our products will be negatively affected. We have not observed any material impairments of its assets or a significant change in the fair value of its assets due to the COVID-19 pandemic.

Supply chain issues may continue. This resultant issue impacts our ability to operate without significant negative operational impact from the COVID-19 pandemic will in part depend on our ability to protect our employees and our supply chain. We have endeavored to follow the recommended actions of government and health authorities to protect our employees. However, the uncertainty resulting from the COVID-19 pandemic could result in an unforeseen disruption to our workforce and supply chain (for example, an inability of a key supplier or transportation supplier to source and transport materials) that could negatively impact operations. We have recently observed lower prices and increased availability of raw materials due to a return to normalized levels of availability. These lower prices are likely temporary however, due to the persistence of inflation, high energy costs, and the potential of an economic slowdown which would adversely affect suppliers.

Inflation

Global inflation increased during 2021 and in 2022. The Russia-Ukraine conflict and other geopolitical conflicts, as well as related international response, have exacerbated inflationary pressures, including causing increases in the price for goods and services and global supply chain disruptions, which have resulted and may continue to result in shortages in food products, materials, and services. Such shortages have resulted and may continue to result in inflationary cost increases for labor, fuel, materials, and services, and could continue to cause costs to increase as well as result in the scarcity of certain materials. The current level of inflation, combined with any future upward trends in the rate of inflation and any other negative economic factors or associated increases in our operating costs, may negatively impact our business. To the extent we are unable to recover higher operating costs resulting from inflation or otherwise mitigate the impact of such costs on our business, our revenues and gross profit could decrease and our financial condition and results of operations could be similarly adversely affected.

Stagflation

The advent of inflation with a potential economic slowdown may present “stagflation” in 2023. This adverse economic condition may present with an economic recession combined with the current persistent inflationary pressures. For us, the effect of an inflationary environment is higher pricing for our products. Higher prices both at the retail and wholesale levels are the unavoidable effect of rising costs of raw materials, shipping, packaging, and labor/staff. Notably, we are currently seeing some decline in raw material prices which were brought on by the easing of Covid induced supply issues. This has resulted in increased wholesale pricing. Our current pricing levels will likely not be maintained through 2023 which may adversely affect sales and our overall financial condition. These prices may increase multiple times depending on increasing costs of raw materials, shipping, manufacturing, and packaging.

Operating Results

Results of Operations for the Year Ended December 31, 2022, Compared to the Year Ended December 31, 2021

Revenue

Our revenue increased 96% to $157,000 during the year ended December 31, 2022, compared to $80,000 during the year ended December 31, 2021. The increase in revenue was due to the post-COVID-19 opening of certain Asian markets and increased efforts in expanding the Klēnskin™ product line on the internet.

Cost of Revenue

Cost of revenue primarily represents our material cost for manufacturing our products and changes in inventory reserves for slow-moving or potentially obsolete products. Our cost of revenue decreased by $73,000 to $70,000 for the year ended December 31, 2022, compared to $143,000 for the year ended December 31, 2021. Our gross margin was 55% and a negative 79% for the years ended December 31, 2022 and 2021, respectively, with the increase in gross margin resulting from the change in product mix sold and our inventory reserves.

Operating Expenses

Operating expenses include selling, general, and administrative expenses, and research and development expenses.

Our selling, general, and administrative expenses increased approximately $5,368,000 to $6,390,000 during the year ended December 31, 2022, compared to $1,022,000 during the year ended December 31, 2021. The increase in selling, general, and administrative expenses was from increased stock-based compensation of $5,212,000, and $156,000 of increased expenses from routine changes in our selling, general, and administrative expenses accounts to support our operations.

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Research and development expenses include employees, rent, advisors, consultants, and product design and development activity.

Research and development expenses increased $63,000 to $244,000 during the year ended December 31, 2022, compared to $181,000 during the year ended December 31, 2021. The increase in research and development expenses were due to an increase in new product testing and an increase in employee compensation and benefit expense as compared to the prior year period.

Loss from Operations

Loss from operations increased $5,281,000 to $6,547,000 for the year ended December 31, 2022, compared to $1,266,000 for the year ended December 31, 2021. The increase in operating loss was due to our increased gross profit, offset by stock based compensation expense, and increased operating costs, as discussed above.

Gain on Forgiveness of Paycheck Protection Program Loans

During the year ended December 31, 2021, we received formal notice that our Paycheck Protection Program (“PPP”) loans were forgiven. As a result, the gain from the forgiveness of the PPP loans aggregating $110,000 was recognized in the statement of operations during the year ended December 31, 2021.

Interest Expense

Interest expense was $13,000 for the year ended December 31, 2022, compared to $1,000 for the year ended December 31, 2021. The increase in interest expense was due to the increase in our notes payable balance during the year ended December 31, 2022.

Net Loss

Net loss increased $5,403,000 to $6,560,000 during the year ended December 31, 2022, compared to $1,157,000 for the year ended December 31, 2021. The increase in operating loss was due to our increased gross profit, offset by stock based compensation expense, and increased operating costs, as discussed above.

Liquidity and Capital Resources

Our financial statements have been prepared assuming that we will continue as a going concern, which contemplates continuity of operations, generation of sales revenue, realization of assets, and liquidation of liabilities in the normal course of business. As reflected in the financial statements, during the year ended December 31, 2022, we incurred a net loss of $6,560,000; used cash in operations of $880,000; and had a stockholders’ deficit of $517,000 as of December 31, 2022. These factors raise substantial doubt about our ability to continue as a going concern as a biotechnology company within one year after the date that the financial statements are issued without a further influx of equity capital, growth of sales, or issuance of debt, or a combination of these capital inflows. The financial statements do not include any adjustments related to the recoverability and classification of recorded asset amounts or the amounts and classification of liabilities that might be necessary should we be unable to continue as a going concern.

In addition, our independent registered public accounting firm, in its report on our December 31, 2022, financial statements, has raised substantial doubt about our ability to continue as a going concern.

At December 31, 2022, we had cash on hand of $9,000. During the year ended December 31, 2022, we received proceeds of $683,000 through sales of our common stock, proceeds of $168,000 from the exercise of stock options, and proceeds of $123,000 from notes payable. Subsequent to December 31, 2022, we received proceeds of $300,000 from the sale of our Series A Preferred Stock, and $129,000 from the exercise of stock options. Our ability to continue as a going concern is and has been dependent on our ability to execute our strategy, raise additional funds, and increase revenue from sales. No assurance can be given that the funds received from this offering will be adequate to achieve our goals and, if not, that any future financing will be successful. Even if we can obtain additional financing, it may place restrictions on management. Substantial dilution for stockholders may occur from future equity or debt financing.

Sources of Operating Revenues and Cash Flows

Refer to our Statements of Cash Flows in our financial statements and Note 2, Summary of Significant Accounting Policies, in our financial statements for further detail.

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Cash Flows from Operating Activities

For the year ended December 31, 2022 and 2021, net cash used in operating activities was $880,000 and $1,198,000, respectively. During the year ended December 31, 2022, we incurred a net loss of $6,560,000, which included $5,212,000 of non-cash stock-based compensation expense, compared to a net loss of $1,157,000, which had no non-cash stock based compensation expense during the year ended December 31, 2021.

Cash Flows from Investing Activities

For the years ended December 31, 2022 and 2021, net cash used in investing activities was $15,000 and $0, respectively. During the year ended December 31, 2022, we purchased $15,000 of intellectual property, for which there was no similar purchase activity in the prior year period.

Cash Flows from Financing Activities

For the years ended December 31, 2022 and 2021, net cash provided by financing activities was $836,000 and $1,036,000, respectively. For the year ended December 31, 2022, we received proceeds of $683,000 from the sale of common stock; $168,000 from the exercise of stock options; $123,000 from notes payable, offset by the repurchase of common stock of $8,000, repayment of notes payable of $8,000, and $118,000 paid for deferred offering costs. Net cash provided by financing activities for the year ended December 31, 2021 was $1,036,000, which included proceeds of $105,000 from the exercise of stock options, proceeds of $882,000 received from a private placement offering of common stock, and proceeds of $49,000 received from a note payable.

Loans

On October 12, 2022, we entered in a Promissory Note (the “Note”) with Celtic Bank. The principal loan amount was $58,000, with a 12-month term, to be repaid weekly at $1,418 per week, over a 52-week period. The Note has an annual interest rate of 55.16% and is personally guaranteed to Dr. Laura Cohen, our Chief Executive Officer. During the year ended December 31, 2022, we made principal payments of $9,000, leaving a principal balance owed of $49,000 at December 31, 2022, of which $49,000 was reflected as the current portion of note payable.

On October 13, 2022, we entered in a $65,000 Line of Credit Agreement (the “LOC”) with Celtic Bank, with a 12-month term, to be repaid weekly at $1,707 per week, over a 52-week period. The LOC has an annual interest rate of 64.80% and is personally guaranteed to Dr. Laura Cohen, our Chief Executive Officer. During the year ended December 31, 2022, we made principal payments of $3,000, leaving a principal balance owed of $62,000 at December 31, 2022, of which $62,000 was reflected as the current portion of note payable.

On June 2, 2020, we obtained an Economic Injury Disaster Loan in the amount of $42,000, pursuant to the Small Business Administration (SBA) authorized (under Section 7(b)) of the Small Business Act, as amended. Interest on the loan is at the rate of 3.75% per year, and all loan payments are deferred for 12 months, at which time monthly installment payments are payable over 30 years from the date of the promissory note. The promissory note is secured by all of our assets. We will use all the proceeds of this loan solely as working capital to alleviate economic injury caused by COVID-19. At December 31, 2021, the balance on the loan was $42,000, of which $3,000 was reflected as the current portion of note payable. During the year ended December 31, 2022, we made nominal principal payments leaving the balance on the loan as $42,000, of which $3,000 was reflected as the current portion of note payable.

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Outlook and Recent Trends

We have been developing our pipeline of advanced encapsulated products extending our reach into mineral based sunscreens, pest repellents, and herbicides. These market segments are growing despite the inflationary pressures on the economy and weakness in the equity markets. The growth in these sectors is due to demand for more efficient protection against the damages of UV exposure, threats of vector borne disease to both humans and animals, and the toxicity of agrichemicals for both humans and the environment. Our products address these issues with natural solutions combined with a better, more efficient, targeted, delivery system. We are a leader with our QuantaSphere Technology in meeting the demands for safer, more natural, and environmentally sustainable products. We are engaged in multiple negotiations for the potential licensing of our technology and formulations; however there can be no assurance that such negotiations will result in any licensing agreements or arrangements.

Advanced Dermatology Care Center, Inc. (“ADCC”) is a significant related wholesale purchaser of Klenskin™ products. These products are ordered and sold to patients of ADCC and our clients. ADCC is a general dermatology practice previously owned by Dr. Laura Cohen, our Chief Executive Officer. The products sold to ADCC are to enhance skin protection from sun exposure to patients who have sun damaged skin. During the years ended December 31, 2022 and 2021, sales to ADCC accounted for approximately 6% and 24% of our annual revenue, respectively. In November 2022, Dr. Cohen sold ADCC to an unrelated third party.

Dr. Cohen remains employed by ADCC, and our sales to ADCC have not been materially impacted by the sale of ADCC. While we don’t anticipate a significant disruption in sales to ADCC, if a disruption does occur, and if not replaced by other customer sales, it could have a material impact on our total sales, gross margins, and results of operations.

Critical Accounting Policies

See Note 2, Summary of Significant Accounting Policies, in our financial statements for further detail.

Off-Balance Sheet Arrangements

As of December 31, 2022 and 2021, we had no off-balance sheet arrangements.

Related Party Arrangements

For further information regarding Related Party Arrangements, please see Note 7 in the accompanying financial statements below.

Recent Developments

We amended our Articles of Incorporation through the filing of a Certificate of Amendment with the Nevada Secretary of State on December 19, 2022, to increase our authorized shares to 120,000,000, consisting of 100,000,000 shares of common stock, $0.001 par value per share, and 20,000,000 shares of preferred stock, $0.001 par value per share, 2,000,000 of which are designated as Series A Preferred Stock.

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Implications of Being an Emerging Growth Company

We are an “emerging growth company,” as defined in the JOBS Act, and we are eligible to take advantage of certain exemptions from various reporting requirements that are applicable to other public companies that are not “emerging growth companies.” These provisions include:

●	a requirement to present only two years of audited financial statements and only two years of related Management’s Discussion and Analysis of Financial Condition and Results of Operations included in an initial public offering registration statement;
●	an exemption to provide fewer than five years of selected financial data in an initial public offering registration statement;
●	an exemption from the auditor attestation requirement of Section 404 of the Sarbanes-Oxley Act in the assessment of the emerging growth company’s internal control over financial reporting;
●	an exemption from the adoption of new or revised financial accounting standards until they would apply to private companies; and
●	an exemption from compliance with any new requirements adopted by the Public Company Accounting Oversight Board requiring mandatory audit firm rotation or a supplement to the auditor’s report in which the auditor would be required to provide additional information about the audit and the financial statements of the issuer.

We have elected to adopt the reduced disclosure requirements available to emerging growth companies. As a result of this election, the information that we provide in this prospectus may be different than the information you may receive from other public companies in which you hold equity interests.

We would cease to be an “emerging growth company” upon the earliest of: (i) the end of the fiscal year following the fifth anniversary of this offering, (ii) the first fiscal year after our annual gross revenues are $1.235 billion or more, (iii) the date on which we have, during the previous three-year period, issued more than $1.0 billion in non-convertible debt securities or (iv) as of the end of any fiscal year in which the market value of our common stock held by non-affiliates exceeded $700 million as of the end of the second quarter of that fiscal year.

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OUR BUSINESS

General

Overview

Our technology places OTC drugs, pharmaceuticals, chemicals, and agrochemicals into micro-sized, electrostatically charged encapsulates as well as into other types of micro-encapsulates. These encapsulates are then suspended in uniquely designed formulations. This formulation of a highly advanced micro-technology can: target the delivery of topically applied drugs; limit unwanted absorption of chemicals, drugs, and cosmetics through the skin; and provide a designed release of active ingredients with a prescribed depth of skin penetration.

We have already developed commercially unique and innovative targeted skin delivery systems for topical pharmacology. Our technology limits unwanted side effects that can occur as a result of absorption through the skin. The penetration of chemicals through the skin can have serious impact on the body’s organs and systems. Our current applications include anti-bacterial/viral sanitizers/soaps, sunscreens, pest-repellents, and healing cosmetic lotions. For consumers, we provide elegant skin delivery of topically applied drugs and cosmetics. This combined end purpose is the unique foundation of our technology.

The Issue—Risk of Toxic Absorption of Drugs and Chemicals when Placed on Skin:

We believe that major issues exist for the direct topical application for pharmaceutical ingredients. When drugs are applied to our largest organ, the skin, toxicity from absorption may occur. The FDA recently released an alarming, highly publicized study that revealed that topically applied sunscreens were detected in blood after several reapplications. (Journal of the American Medical Association, May 6, 2019.)

The Toxic Substances Control Act defines a “toxic effect” as an adverse change in the structure or function of the test subject produced as a result of exposure to a chemical substance. This adverse change can be acute, subchronic, or from chronic exposure. Acute toxicity tests demonstrate the immediate effects of exposure which occur usually within eight hours of exposure. Subchronic toxicity results show toxicity effects that occur over a period of weeks. Longer term chronic effects tests measure long-term exposure effects which are revealed in months or even years. The skin is one route of exposure. This transdermal route, sometimes shown in combination with other routes, can produce toxic effects and is a frequently tested route. The testing of product ingredients from natural or manufactured substances is used to determine the safety of cosmetics, pharmaceuticals, food additives, pesticides, chemicals, additives, and consumer products. Toxic effects, when discovered, can result and produce a variety of symptoms that can be manifested acutely or in the long term and these testing requirements are designed to avoid potential toxicity exposure.

A scientific article published in the May 6, 2019, Journal of the American Medical Association, describes the results of an exploratory maximal usage trial (MUsT) evaluating the systemic absorption (through the skin and into the body) of sunscreen active ingredients using four commercially available sunscreen products applied under maximal use conditions. A MUsT study evaluates the systemic absorption of a topical drug (i.e., one applied to the skin) when used according to the maximum limits of the product’s directions for use. Because sunscreens are formulated to work on the surface of the skin, many assumed that sunscreens would not be absorbed in appreciable quantities and therefore that MUsT studies would be unnecessary. However, in this pilot study, all four active ingredients tested were absorbed from each formulation tested, showing that absorption of sunscreens is not just a theoretical concern.

While the fact that an ingredient is absorbed through the skin and into the body does not mean the ingredient is per se unsafe, the FDA expressed concern that further testing to determine the safety of that ingredient for repeated use is necessary. Such testing is part of the standard pre-market safety evaluation of most chronically administered drugs with appreciable systemic absorption. The FDA proposed updating the regulatory requirements for most sunscreen products in the United States, where sunscreens are regulated as drugs. Initial FDA studies (as described in the May 6, 2019 Journal of the American Medical Association article), which followed FDA application protocols, showed sunscreen active ingredients were absorbed into the bloodstream at a level of 0.5 ng/mL (nanograms per milliliter) or higher. Further testing is required to determine the risk for cancer, birth defects, or other adverse effects.

Currently, as there are no toxicity studies on sunscreen absorption, the FDA does not know what levels of absorption can be considered safe.

The potential threat to users of topical skin medications provides the key significance for our unique science for medicine and vast consumer products. Notably, the FDA is in the process of developing new testing protocols (MUsT) for topical OTC drugs to evaluate their effects on the body when absorbed. This major issue is the target of our QS® Technology. (See “Description of Business—FDA: Maximum Usage Trials (MUsT) for Topical Active Ingredients.”)

QS® Technology is designed to improve effectiveness, durability, and tenaciousness as compared to other current competing application systems. Based on our own independent testing, we found that several of our current competitors’ skin medications offered uncontrolled release and systemic absorption, as compared to our products. We believe that these issues may be unacceptable to a growing number of knowledgeable consumers.

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Our Innovative Solution:

We can introduce selected cosmetic drugs as well as FDA and EPA approved pharmaceutical and chemical active ingredients into proprietary QuantaSphere® formulations. When these chemical active ingredients are adapted in our new delivery system, they are enhanced in terms of the targeted delivery of the active drug agent.

We believe that our delivery system is a market disruptive, generational step to improve topical drug delivery. We believe that our QS® formulations can reduce absorption of ingredients while still being effective. New formulations include slow or time-release systems for new pharmacology actives.

It is important to note that we are providing topical delivery for existing drug active ingredients. We are not currently developing and introducing new drugs for which a New Drug Application (“NDA”) is required. Thus, as new product formulations are developed, we may be able to avoid the long and costly FDA NDA process. We have also engaged a highly regarded FDA law firm to provide necessary FDA legal guidance and support for our products.

Regulatory Landscape

The regulatory landscape affecting our products is primarily controlled by the FDA, the EPA, and state regulatory agencies. Cosmetics, unless proven to be injurious, are not regulated by the FDA. Sunscreens are subject to guidelines outlined under 21 CFR 352 - Sunscreen Products for Over-the-Counter Human Use. We believe that our currently offered sunscreen products comply with the FDA Final Rule for sunscreen products under 21 CFR 352 Sunscreen products for Over-the-Counter Human Use. The FDA requires specific testing to ensure that all OTC products meet certain criteria. These tests have specific guidelines and protocols in order to determine the efficacy and safety of the products when used by consumers, all of which are delineated in the monograph. In addition, there are specific tests associated with OTC products and non-OTC products (i.e., cosmetics). The testing required for cosmetics is in place to ensure that the product is safe from microbes and pathogens through a stability criteria. Other tests may also be performed in order to meet any specific claims made for each product (e.g., comedogenicity testing in order to prove that the product is non-comedogenic).

We formulate our products and conduct ongoing testing and compliance review to assure conformance with FDA regulations and EPA Federal and state guidelines. Our product claims are the results of our independent testing and are clearly labeled as required for consumers on our product packaging. Also, on our labels appear use, applications, and product performance in compliance with FDA and EPA guidelines.

We currently use the following FDA approved ingredients in our sunscreen formulated products:

Active Ingredients OTC Monograph Number Monograph

Avobenzone up to 3 percent	M020.10 (Part 352) sunscreen
Homosalate up to 15 percent	M020.10 (Part 352) sunscreen
Octinoxate up to 7.5 percent	M020.10 (Part 352) sunscreen
Octisalate up to 5 percent	M020.10 (Part 352) sunscreen
Octocrylene up to 10 percent	M020.10 (Part 352) sunscreen
Zinc oxide up to 25 percent	M020.10 (Part 352) sunscreen

Pest repellents are subject to EPA and state regulations. All ingredients in our pest repellent formulations comply with the Federal Insecticide, Fungicide, and Rodenticide Act (FIFRA) Minimum Risk Exemption regulations in 40 CFR 152.25(f) and our pest repellent products are thereby exempt from EPA registration. We only sell our products in states where our pest repellents are fully compliant with state law. Currently, our pest repellents are not compliant for sale only in the state of Indiana.

Our products can use the following active ingredients under Section 25(b) FIFRA:

1.	Castor Oil
2.	Cedar Oil
3.	Cinnamon and Cinnamon Oil
4.	Citric Acid
5.	Citronella and Citronella Oil
6.	Cloves and Clove Oil
7.	Corn Gluten Meal
8.	Corn Oil
9.	Cottonseed Oil
10.	Dried Blood
11.	Eugenol
12.	Garlic and Garlic Oil
13.	Geraniol
14.	Geranium Oil
15.	Lauryl Sulfate
16.	Lemon grass Oil
17.	Linseed Oil
18.	Malic Acid
19.	Mint and Mint Oil
20.	Peppermint and Peppermint Oil
21.	2-phenylethyl propionate
22.	Potassium Sorbate
23.	Putrescent Whole Egg Solids
24.	Rosemary and Rosemary Oil
25.	Sesame (includes ground Sesame plant stalks) and Sesame Oil
26.	Sodium Chloride (common salt)
27.	Sodium Lauryl Sulfate
28.	Soybean Oil
29.	Thyme and Thyme Oil
30.	White Pepper
31.	Zinc Metal Strips

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Some characteristics of Section 25(b) labels are:

●	No approval or review by EPA done.
●	Manufacturer is responsible for label content.
●	Ingredients are limited to those approved by the EPA.
●	No EPA Reg. number issued to identify label.
●	No EPA Establishment number is required.
●	No signal word is required notifying danger.
●	No personal protective equipment (PPE) is required.
●	False or leading statements as defined are not allowed.

Testing

All of our products are tested by third party independent labs. We work with five different testing facilities that each perform different tests on our products. All of the testing facilities are GMP certified.

This chart details all of the required testing for each of the below products. Aside from the “Stability Internal” test which is done in house, all of the below referenced tests are conducted by an independent third party lab, as further detailed below:

	SPF Testing per FDA Protocol 21CFR Water Resistance	Mosquito Repellency	Tick Repellency	HRIPT	Preservative Efficacy Test (PET) USP 51	Stability Internal	Stability External	Sulfate Free	Cholesterol Free	Paraben Free	Gluten	Benzene

SUNSCREENS
SPF 30 Wash On	x			x		x	x					x
SPF 30 Wash On (Kids)	x						x	x		x	x	x
SPF 30 Stick	x			x		x		x		x	x	x
SPF 50 Lotion	x			x		x	x	x		x	x	x
SPF 40 Oil*	x			x		x						x
SPF 30 Gel Type	x			x	x	x						x
SPF 35 Zinc*	x			x		x			x	x	x	x
SPF 50 Lip Balm	x			x		x		x		x	x	x
BUG REPELLENTS
Bug Stick		x	x	x	x	x	x		x	x	x
Bug Repellent Spray		x	x	x	x	x			x	x	x
Bug Repellent Roll On		X	x	x	x	x			x	x	x
MOISTURIZERS
After Sun*				x	x	x			x	x	x	x
Phospholipid Crème*				x	x	x			x	x	x

*Product either currently not sold or in pre-production.

Sunscreen Testing

All of our sunscreen products undergo the following tests: Sun Protection Factor (SPF), Human Repeat Insult Patch Test (HRIPT), and Stability. Some of our sunscreen products have undergone additional testing for claims of being paraben free, gluten free, cholesterol free, and sulfate free. We also conduct Preservative Efficacy Test (PET) testing on some of our sunscreen products.

The SPF testing by our independent labs are all performed in accordance with FDA, 21 CFR Sec 201.327, subpart (i), SPF Test Procedure, Sunscreen Products for Over-the- Counter Human Use, Final Monograph, Federal Register, Vol. 76, No. 117, June 17, 2011, undergoing a minimum of ten subjects and an 80 minute water resistant study meeting the standards of 40 CFR Part 141. All of the SPF levels labelled on our products are consistent with the final SPF results provided by the independent labs.

All of the sunscreen products “passed” the HRIPT testing.

The PET tests were conducted using the protocols set forth by USP 51. The only sunscreen product that we tested for PET was our sunscreen gel product which passed. The sunscreen gel product also passed for testing on the claims of being paraben free, gluten free, cholesterol free, and sulfate free. All other sunscreen products were only tested for parabens, sulfate, and benzene, and were not tested for cholesterol, and the results of those tests had passed for all products as well.

Bug Repellent Testing

All of our currently marketed repellents are known as FIFRA 25(b) exempt, or minimum risk pesticides. The tests that were conducted on our bug repellent are for specific mosquitos and tick repellency, HRIPT, and cholesterol, paraben, and gluten free claims.

The testing protocols set by the independent lab for our pest repellents are established by using actual insects, controls, and competitor products on human skin, measuring landings and probes of the mosquito or ticks. The percent repellency is calculated by comparing the average number of tick or mosquito landings and probes during the treatment evaluation to the average number of landings and probes that occurred during the pre-treatment control evaluation. The results and claims made from these tests were all for greater than 90% repellency for ticks and mosquitos.

All of our bug repellent products passed the HRIPT tests and passed the tests for cholesterol, paraben, and gluten free claims.

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Moisturizers

The moisturization testing done by one of the independent labs for our “After Sun” product tested corneometer moisture reading and percentage changes on ten test subjects using untreated skin and glycerin as controls. The results showed that our product increased the moisture levels at eight hours an average of 46.32% considering untreated skin. The tests indicated the percent change in moisturization at each two hour time interval. The lab concluded that our After Sun produce will support market claim of “Moisturizes for 8 Hours.”

All of our moisturizers passed the HRIPT tests and passed the tests for cholesterol, paraben, and gluten free claims. We also conducted in house stability tests and concluded that these products passed as well.

Intellectual Property

The current patent portfolio covering our QS® Technology and the products we currently commercialize are entirely owned by us. We were granted utility patents in France, Germany, Mexico, Japan, United Kingdom, and the United States, and have pending patent applications in Australia, Europe, and the United States. The series of products marketed under Klēnskin SPF 30 WashOn Sunscreens have patent protection in all of the aforementioned countries until November 6, 2033, except for Mexico, which expires on January 31, 2026. Klēnskin SPF 50 lotion and SPF 30 stick products have patent protection in France, Germany, Japan, United Kingdom, and the United States until November 6, 2033, and pending applications in Europe and the United States. Klēnskin SPF 20 SunBar products have patent protection in Japan and the United States until November 6, 2033. Klēnskin SPF 50 lip balm products have patent protection in Japan until November 6, 2033 and applications pending in Europe and the United States. Klēnskin insect repellent stick products have patent protection in the United States until November 6, 2033.

The current trademark portfolio is also entirely owned by us. KLĒNSKIN is registered in Canada, China, Europe, Japan, Singapore, and the United States in international class (IC) 003 for non-medicated skincare preparations and sunscreen preparations and 005 for medicated sunscreen preparations and insect repellents (China, Singapore, and United States only). A Malaysian trademark application for KLĒNSKIN is currently pending. The QS® logo is registered in Europe, Japan, and the United States in IC 001 for cellulose in capsule form and QUANTASPHERE® is registered in the United States in IC 001 for cellulose in capsule form. WASH ON is registered in Japan and the United States in IC 003 for sunscreen preparations and SHOWER ON is registered in the United States in IC 003 for sunscreen preparations.

Business Structure and Operations

We are a mid-stage biotechnology company, having developed patented, tested formulations, and commercialized products since 2008. We have four full time employees and seven independent contractors. We also have contracted laboratories for development and testing, specialized attorneys, and manufacturing facilities to support our operations.

We believe our unique and scientifically advanced technology will make us a global leader in targeted epidermal delivery systems for cosmeceuticals, fragrance delivery, antibacterial/anti-viral sanitizers/cleaners, and most importantly, topical pharmacology.

We directly market select products through the internet and in dermatologists’ offices. Additionally, we develop marketing relationships whereby we supply formulatory guidance and base formulations directly to our partners for distribution. As a supplier, we sell ingredients and/or finished products into this expanding distribution channel. We have also expanded sunscreen and sanitizers/soap distribution for our Klēnskin™ products internationally.

Our QuantaSphere® (QS®) Technology formulations provide advanced proprietary, epidermal therapeutic effects that are unique and market disruptive. As such, our products are consumer friendly. QS® Technology blends consumer needs for a healthy lifestyle with our targeted, eco-friendly, multi-tasking product. Our innovative QS® Technology reduces the penetration of active ingredients into the skin and can be applied in a variety of applications.

We have shown, in our tested and commercialized sun protection factor (“SPF”) and moisturizing formulations, that they provide potential skin benefits due to the sunscreen ingredients which block UVA (skin damaging radiation). Importantly, this is being validated under the grueling sun-sport applications. Our Klēnskin™ SPF sunscreen, has been the official sunscreen of both the AVP Beach Volleyball Series and the International FIVB - World Series of Beach Volleyball, Auto Club Speedway, and Talladega Superspeedway.

Distribution

We have been focused on our IP R&D and have not had a major shift of our attention to the marketing of our products, which is the focus of our use of proceeds of this offering. (See “Use of Proceeds—Marketing.”)

Historically, a significant portion of our sales have come from two customers. However, during the years ended December 31, 2022 and 2021, a majority of sales were to Advanced Dermatology Care Center, a dermatology practice previously owned by Dr. Laura Cohen, our Chief Executive Officer, and which were $9,000 and $19,000, respectively, accounting for 6% and 24% of our revenue, respectively. Dr. Cohen sold her dermatology practice in November 2022. We currently do not have any agreements with the new owner of Advanced Dermatology Care Center requiring any purchase of our products. (See “Risk Factors— We have a concentrated customer base. The loss of a major customer could have a significant effect on our sales.”)

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Domestically, we have participated in sports marketing and sales through physicians’ offices to promote consumer acceptance of our products. As a result of these efforts, both distributors and retailers who have been exposed to our products have sought to engage in the sales of our products. Internationally, we have an agreement with Spero (defined below) from which all of our international sales have been derived to date. With this offering and deploying our marketing plan (see “Description of Business —Marketing Direction”), we plan to reduce our reliance on our current major customers/distributors.

We have a Distribution Agreement with Spero Aesthetics PTE. LTD, for the distribution of our Klēnskin™ products in the territories of; Singapore, Malaysia, Cambodia and Vietnam, (as used in this paragraph, the “territory”). The Distribution Agreement provides Spero with a limited-exclusive right to market, sell, and distribute to retail distributors in the territory and the right to appoint any sub-distributors, retailers, or dealers for the Klēnskin™ products in the territory. The Distribution Agreement requires that Spero purchase minimum quantities of the Klēnskin™ products every year, as follows: 7,500 products in years 2021-2022; 10,000 products in years 2022-2023; and a minimum of 15,000 products in the years 2023-2024. Payment of 50% is due at the time of order and the final payment due upon notification that the order is available for shipment to Spero. Due to COVID-19 pandemic restrictions, we did not ship any products internationally during the year ended December 31, 2020. However, we resumed our international shipping to Spero in the latter half of 2021 and are continuing such shipments currently. The Distribution Agreement terminates on March 31, 2024, unless otherwise extended by written agreement of both parties. So long as the Distributor meets the minimum quantities in each year, the Distributor shall have the option to extend to term of the agreement for one additional year, and the parties will agree on the new minimum quantities during the extension.

Our Facilities and Manufacturing

We are a Nevada corporation, with our administrative offices located in Huntington Beach, California. Our executive team operate from our Huntington Beach office and, with its inventory space, we are able to fulfill our current product orders.

We operate a product development facility in Sarasota, Florida for our development, product design, and formulation. Daniel Traynor, our Vice-President of Product Development works in this Sarasota laboratory facility.

We also utilize certain manufacturing facilities that are compliant with FDA manufacturing guidelines that receive the specified raw materials for the manufacturing process of our commercialized products. Certain lotions and Wash-On™ products are manufactured in Florida. Our new solid SPF 30 Sticks and flavorful SPF 50 lip balms were introduced into the market in mid-2019. These are produced with a third-party manufacturer.

We also have partnerships in Asia which are expanding in several countries with a focus on the distribution of our Wash-On™ sunscreens and insect repellent products including pipeline soaps, with both natural and chemical repellents. A new ingredient-based bar-soap is in development and formulated for manufacture in the U.S. and our Aquea Wash On™ is bottled and packaged in Singapore.

Manufacturing Process

Our product development research starts in our facility in Sarasota, Florida. Testing and production design including labels and packaging is then completed. Once this process has been finalized, we then schedule production. We work with approximately 15 suppliers from which we order our ingredients. All of the ingredients come with a Certificate of Analysis and a Safety Data Sheet. All of the manufacturers that we work with are manufacturing facilities that are compliant with FDA guidelines which are GMP compliant.

Our Klēnskin™ products go through several steps in the manufacturing process. First, since these products require an encapsulation, this step is conducted separately from the rest of the manufacturing process at another GMP certified facility. Once the actives are encapsulated, they are then sent to another manufacturing facility, along with the other ingredients, for production. Once produced, the bulk formulation is then bottled, labelled, and packaged. Throughout this process, we conduct testing to ensure specification standards are met and, if an OTC, we test for microbes and actives.

The entire manufacturing process can range from one to three months depending on the product, availability of the raw materials, packaging, and the schedule of the manufacturer.

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CoLabs Int’l, Corp.— Scientific Revolution for Better Global Health and a Cleaner and Safer Environment

Our Place in Biotechnology

Like other biotechnology companies, we exist because large pharmaceutical companies are not as focused, responsive, and creatively productive as the smaller, more innovative, and defined biotechnology companies. Our innovations have developed advanced encapsulate technology and our ownership of IP provides a novel enhanced delivery system for the skin. QS® Technology is applicable for FDA approved, advanced pharmaceutical drugs and use with EPA pest repellents, pesticides, and herbicides. We designed QS® Technology, to potentially reduce potential toxic side-effects from unwanted drug absorption. Thus, we fit into the modern concept of biotechnology companies producing benefits that accrue to the benefit of consumers’ health and lifestyle and environmental sustainability.

Our Founder

Laura Cohen, MD, is a Board-Certified Dermatologist, Dermatologic Surgeon, and Academic Medical Clinician, in practice in Southern California. Dr. Cohen has been in private practice for over 30 years. She was previously part of the medical school clinical faculty at the University of South Florida; the Clinical Faculty at the University of California Irvine; and was the medical staff at the Veterans Hospitals in Tampa, Florida; Las Vegas, Nevada; and Long Beach, California. She has served on the Keck (USC) – Hoag Hospital Melanoma Advisory Board, St. Joseph Dermatology Specialty Advisory Group, and was a founding physician at Moffett Cancer Center in Tampa, Florida. Dr. Cohen is also a Fellow with the American Academy of Dermatology. (See “Directors, Executive Officers, And Significant Employees.”)

Dr. Cohen realized the need for precision targeting of a drug and/or its delivery system during her years of professionally treating patients with various stages and types of skin cancer. When queried to see if they used preventive sunscreen protection, the answers varied from usually, occasionally, and seldom or never. Her follow up question was, “Do you bathe?” which always resulted in an affirmative answer. Reasons for not wearing sunscreen are well documented in various marketing/research studies. Sunscreens are most typically perceived by consumers as sticky or tacky, inconvenient to use in their daily routine, irritating to the eyes, creating allergic reactions, collecting dust on the skin, and simply viewed as not needed, detrimental, or toxic. Dr. Cohen recognized the failure in the delivery system of sunscreens and sought to address this serious issue as well as the unintended drifting of topically applied chemicals and pharmaceuticals.

Unique Features of Klēnskin™ Sunscreen

Most consumers are unaware that the World Health Organization (WHO) places the sun’s UV radiation in the same category as smoking and plutonium in terms of dangerous cancer-causing sources. Sadly, most patients with skin cancers and severe skin aging, did not realize that regular use of sunscreen could have prevented or reduced the damage. Further, over 80% of sun damage is caused by daily incidental sun exposure. It was clear to Dr. Cohen and Lisa LeBlanc that a novel, new type of delivery system was needed. They concluded that a wet skin application sunscreen could become a major tool in preventing skin cancer caused by UV radiation exposure.

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In 2008, Dr. Cohen and Ms. LeBlanc formed our company with a clear direction and scientific focus to develop a precise, user friendly, topical delivery system. Combining Dr. Cohen’s knowledge of skin pharmaceuticals and cosmetic chemistry with Ms. LeBlanc’s profound commitment to improved global health led to exhaustive research into polymer-based formulations that could be utilized for dermatologic applications. Together, they developed a Wash-On® SPF test of concept product which could be applied in a shower or used at the sink to provide sunscreen skin protection while performing routine daily hygiene as a wet skin application. The initial products were the Klēnskin™ Wash On® SPF 15 sunscreens, which were tested, commercialized, and dispensed through dermatologists’ offices.

The scientific significance of our advanced formulations is that the active ingredients are functionally designed to remain at the treatment site with only limited drifting and absorption. Importantly, this innovation reduces absorption systemically of drugs. In the case of sunscreens, this means that photoreaction takes place on the surface of the skin rather than in the deeper living layer of epidermis. Our Klēnskin formulations also have the active ingredients supplemented by antioxidants, which quench free radicals produced by the reaction of the chemical sunscreens and UV radiation, and also moisturizing agents, which further enhance the health of the skin.

We intend to capture a strong position in the biotechnology sector with the ongoing development of our innovative formulations and potentially with licensing our technology to major pharmaceutical companies. QS® Technology is directly applicable to the commercialization for many approved products for skin cancer prevention and treatments, pest repellents, fragrances, sanitizing products, sun protection, and topical dermatologic treatments. By introducing these agents into our scientifically unique application and delivery system, we believe these products will become more efficacious and cosmetically elegant for consumers. (See “Description of Business – Targeted Biotechnology Industry Sectors.”)

Strategic Direction

Our innovative QS® Technology provides non-transdermal delivery and is technologically adaptive. We are taking advantage of our presence in this unique space, utilizing our existing reputation, existing IP, and design capacity in order to formulate specific versions of our QuantaSphere® Technology for use in major health and beauty market sectors. We are currently expanding our research to include the adaptation of our QS® to agrochemicals.

We have provided major pharmaceutical companies with sample formulations for testing and evaluation with the purpose of inclusion of our technology into their next generation of products. We believe that in the long-term, this strategy will produce marketing relationships with strong operating cash flows and expanding market share across multiple market sectors. We are also focused on applying our rapidly evolving biotechnology delivery technology to key global market sectors both directly and with marketing partners. Our marketing strategy seeks to use regionally defined marketing alliances thereby increasing the potential sales for each targeted market sector. As a result of these efforts, we are currently negotiating a licensing agreement with a pharmaceutical company to manufacture their formulations with our adapted QS® technology; provided however that there can be no assurance that we will ultimately enter into that agreement.

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We are exploring new IP relating to the adaptation of encapsulates into a cross-linked mesh formation. Additional research is being conducted to develop new encapsulates that are application specific. We believe that our encapsulates can offer a better regulated and safer delivery system for both OTC and pharmaceutical drugs.

Our pest repellent and herbicide encapsulates are in the formulation and testing phase and based on the success of the tests, will be moved into a registration phase or be reformulated to improve performance. Initial test results have been encouraging for these natural, environmentally sustainable agricultural products.

Critical Success Factors

To understand what it will take to make us successful and accelerate us to becoming recognized as a leader among competitors in terms of the application of our encapsulated delivery systems applied to products for our targeted biotechnology and pharmacology, consumer and industrial markets, we have examined our proposal from three perspectives:

1.	Determine if our science and consumer acceptance intersect to the extent that growing demand will provide strong dynamics to fuel rapid sales and product expansion.
2.	Determine where in the product life cycle our products and technology reside vis-à-vis current and future competition.
3.	Determine whether funding will provide management the necessary components to propel sale of our products in the global market.

Our success is dictated by the benefits provided to the consumer in the form of advanced and properly targeted formulation designs and the sale and profitability accrued to those in our distribution chain.

Critical Success Factors: Creating Demand

There are important factors that dictate and drive the demand for our products and technologies. These factors, which are vital to our business plan, can be summarized as follows:

●	growth of global consumer demand for technologically advanced, competitively priced goods;
●	developing economies’ needs for scientifically advanced products that can be locally produced;
●	growing economic strength throughout the global marketplace focused on health;
●	growth of regional trade agreements that expand the access to highly regulated pharmaceutical markets;
●	worldwide healthcare pandemic and vector borne disease threats and concerns;
●	global need for enhancements to preventive healthcare products that can be easily produced and manufactured;
●	consumer focus on personal care, healthy lifestyle, and youthful appearance;
●	increased consumer awareness of advanced and innovative technologies; and
●	products that comply with increased focus on regulatory compliance for safety and environmental sustainability.

We believe that these factors may lead to an increase in demand for our products because educated consumers, while price sensitive, typically look for the “newest and greatest” products. In the case of our products, not only are the products technologically advanced through our use of encapsulated active ingredients, but we formulate our products to be cosmetically elegant, meaning they are applied smoothly and easily and are not tacky or sticky. Our products have only a light fragrance, if any at all, and do not leave a pasty appearance. Additionally, our formulations are designed to remain on the targeted application area with limited absorption because of encapsulates unable to be absorbed and penetrate through the skin because of their size. Lastly, we formulate with natural ingredients where possible with the intent of creating both environmentally and people friendly products.

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Critical Success Factors: Product Life Cycle

The product life cycle is divided into four segments: introduction, growth, maturity, and decline.

1.	Introduction: Relatively slow growth and limited profits.
2.	Growth: Rapid expansion of sales and consumer acceptance with resulting high profitability.
3.	Maturity: No major sales growth with high profits but slowing profits.
4.	Decline: Eroding markets and declining sales volume with loss of profit margins.

We believe that the ongoing expansion of our targeted market sectors are being fueled by worldwide economic growth, consumer demands, and complex health threats. As economies and healthful practices expand, we believe that consumers will focus on products that address the various risks to their own personal and family care needs and health. Pricing, distribution, and technology are driving the healthcare market expansion. Knowledge of advanced, powerful new technologies by both distributors and consumers provides the fuel for new product sales thereby replacing older products based on outdated technology.

As such, we consider our products to have biotechnology that is in the very early stages of the product growth cycle. We hope to achieve prominence in markets needing enhancements to products that our IP brings by introducing a new generation of products of QuantaSphere® Technology (QS®) based derivative products. (See “Description of Business — Product Pipeline.”)

Critical Success Factors: Components to Success

If we achieve high levels of satisfaction from our consumers and distributors with our formulations and products, we believe it will create an influx of new customers. This customer base, in turn, will fuel the expansion of distribution channels. We believe that the repeat consumer purchase cycle in combination with cost efficient distribution alliances are capable of creating overall profits combined with the valuable intrinsic satisfaction of the consumer base. This is illustrated by our strong 44% returning customer rate as of the third quarter of 2022. However, in November 2022, ADCC, one of largest customers which is a related party, sold their business to a third party, so we may not experience the same rate in the future. (See “Risk Factors—We have a concentrated customer base. The loss of a major customer could have a significant effect on our sales.”)

We believe the following major factors are integral to our potential success:

●	the ability to develop effective distribution partnerships to present and market products to consumers in vast regional markets;
●	the ability to continually satisfy and perpetuate a loyal consumer base;
●	continued growth of product sales to global markets and the expansion of the new product pipeline for new market sectors;
●	preemptive entry of advanced product technologies into the marketplace before competitors are able to scientifically compete;
●	having a focused and defined marketing plan, specifically designed for each targeted market, and having a capable marketing staff that is knowledgeable and capable to execute the plans;
●	concentrating and developing our expertise while keeping our team directed and focused;
●	rapidly developing new technologies and formulations with the related IP, through efficiencies achieved by a focused staff and limited regulatory delays; and
●	adaptive use of new marketing technologies and mediums.

Growth Strategy

Our growth strategy is to increase revenue and net income by expanding the worldwide demand for our products, formulations, and technology. The avenues to achieve success rest on the fundamentals of our patents and wide applications of our IP. Further, as described in “Strategies for Advancing Market Penetration,” developing these various sales and funding channels are key to establishing a market presence with corresponding revenue growth.

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Enhancement of Product Performance

We are positioned in several key large and expanding market sectors. For example, as reported in Global News Wire on October 5, 2021, the cosmetic market in 2020 was forecasted to have a global value of $341.1 billion. This is our largest targeted sector for licensing agreements. Cosmetic products (skin care) inherently have numerous applications for our QS® formulations. Anti-aging moisturization (trans-epidermal water loss (TEWL)) in combination with cosmetic elegance as described above are key basic characteristics found in most cosmetic products. Encapsulated moisturization ingredients as well as our pest repellent products, unlike the sunscreens, provide a (timed) release. To prolong the effects, our encapsulates are designed to leech the ingredients, like a sponge, slowing releasing the ingredients into the skin. The actual active ingredients for these products do vary greatly depending on purpose. However, skin, or revitalizing serums perform best when retained on the surface of the skin or time-released into the epidermis. A Novameter testing by a major cosmetics partner concluded that our moisturizing and hydration formulation provided a high level of skin moisturization and the skin felt more moisturized to the touch when we compared it to non-encapsulated products. This result was because of the partial retention of the actives on the surface of the skin due to our encapsulated, timed-released formulation.

Leverage the Technology to Provide Value-Added Ingredient Base

We believe that current cosmetics, pest repellents, fragrances, sun care, and soap products ingredients move a generational level higher in performance when the QS® delivery system is employed. This is our competitive strength, which we believe is well suited for licensing agreement. We believe that our goal of enhancing value will be realized by using a combination of joint ventures, and licensing and distribution agreements.

Advanced Product Design

Our formulations and QS® provide innovative, targeted delivery for FDA designated OTC drugs and other highly effective skin products. Many medications exist that treat and/or ameliorate health symptoms.

Our QuantaSphere® delivery system for medications can be formulated to have characteristics to increase duration, have the benefits of fewer active ingredients, have less toxic risk from medications, and greater cosmetic elegance. We are looking to advance our pipeline with the appropriate related testing protocols, and the targeted outcome of producing finished commercializing and distributing products into appropriate markets. (See “Description of Business—Targeted Biotechnology Industry Sectors.”)

Current Products

Our current product portfolio is as follows:

●	SPF 50 Lotion – Water Resistant to 80 Minutes
●	SPF 30 Wash On™ - Wet Skin Application (Three Variations)
●	SPF 50 Lip Balm – Reef Safe (Four Flavors)
●	SPF 30 Stick – Reef Safe
●	SPF 30 Aquea Wash On™ (International)
●	SPF 30 Gel Water Resistant 80 Minutes (Reef Safe)
●	Spray Hand Sanitizer
●	Gel Pump Sanitizer
●	Bug Stick Repellent

All of our current products, except for the sanitizers, were formulated with the QuantaSphere® delivery system.

Product Pipeline

We have an extensive pipeline of new products that are being developed for the Klēnskin™ brand of sunscreens and bug repellents as well as products for private branding.

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New Products in Development in 2023:

Naturally Absorbent Encapsulate (application for use to wick moisture from the skin):

●	We have applied for a patent for a new technology for the safe absorption (wicking) of moisture from the skin. We plan to design the formulation and continue the testing process on this technology.
●	Successful commercialization of this “wicking” technology at this early stage of this development is undeterminable. This encapsulate can be used in a formulation to absorb moisture to keep skin or a surface dry.

Medical Encapsulated Cross-Linked Mesh

●	In Development- Advanced encapsulation of drugs incorporating cross-linked mesh, potentially providing a safer and more regulated release of drugs for transdermal delivery applications. We plan to adapt our recently acquired technology to provide OTC drugs for skin conditions that require ongoing application of medicines.

Agricultural and Veterinary Applications

●	Initial agrochemicals and formulations for veterinary use which include natural herbicides, pest repellents, and fertilizer prototypes, are expected in 2022 for testing with anticipated product launch in 2023. Our novel encapsulation methods are currently in development to provide long term applications of bug repellents for both agricultural and veterinary use.

Bug Repellents:

●	Bug Repellent Roll-On and Spray Application (Ready for Production) Mosquito and Ticks. We currently have this tested to be marketed for outdoor use.
●	Bed Bug Powder (In Testing) (Household) – for use in the hospitality industry and home use.
●	Equine Fly Spray (In Testing) – for white label distribution for veterinary use.
●	Porch and Turf Cleaner and Fly Repellent (Testing) - designed for white label distribution.
●	Pet Products – Flea and Tick Line (In Development) - white label product for pet and veterinary market.

Sunscreens:

●	Reef Safe SPF 30 Gel – Sunscreen – commercialized with pending distribution.
●	Reef Safe SPF 40 Body Oil – Sunscreen – pending production and distribution.

Cosmetics:

●	Phospholipid Complex Rejuvenating Cream -Moisturizing antioxidant cream. Pre-production, subject to obtaining a licensing/sales agreement.

Product Development

We currently meet our R&D needs internally with our existing staff combined with contracted laboratories to assist with additional testing and development. All critical scientific and product development, formulations, and design specifications are done internally and with our contracted labs for advanced development. Product development that provides needed and market accepted formulations is fundamental and inexplicably linked to positive consumer acceptance, brand recognition, and sales growth. We believe we are developing products that meet those criteria.

Unlike many other biotechnology companies, the time it takes for us to develop, formulate, test, and commercialize a product, is completed in a comparatively short span of time at a substantially lower cost. We have concentrated our focus on already approved OTC products, which have large markets, and require few regulatory filings.

Raw material components and advanced ingredients, regulatory advice, IP registration, and legal support are obtained from outside sources.

Our management is engaged in all functions critical to our operations. We believe that our skilled management team provides a focused, high-quality product, with cost controls, improved manufacturing capacity utilization, defined operational control, and tight product ingredient specifications which are confirmed by outside testing. This testing is done by independent FDA and EPA testing laboratories which follow approved guidelines for each targeted test.

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Our internal R&D and Product Development groups and external partners are experienced and highly respected in the industry. Further, their unique focused knowledge in our realm of technology is a significant asset and a competitive advantage for us.

We have developed IP protected biotechnology designed for multiple new applications. This IP is technology driven, tested, proven, formidable, and commercialized. We currently hold 29 issued patents and have an additional 15 patents pending.

Our internal management and scientific team is augmented by partnerships which externally provide both material and development support. We are able to directly advance our research and manufacturing skills, which are then augmented by our partners’ scientific and production teams.

New formulations are repeatedly tested by independent labs that are compliant with FDA guidelines. Testing is done during the development, pre-production, and manufacturing stages. By maximizing our leverage with suppliers and manufacturing partnerships, we have held personnel costs to an efficient level while rapidly advancing our technological growth.

Our topical delivery system, IP, and internal efficiencies allow our focus to remain directed at the development of formulations for vast commercial applications.

FDA: Maximum Usage Trials (MUsT) for Topical Active Ingredients

Issue Background and a CoLabs Proposed Testing Protocol Standard for the FDA

We believe that the absorption and systemic effects of active ingredients for many topically applied OTC products is a major focus of concern. Currently, topically applied active ingredients can be absorbed readily into the body. QS® Technology formulations can be designed to be minimally absorbed over-time or have virtually no absorption through the stratum corneum. It is important to first identify the degree of surface absorption by focusing on the absorption characteristics of a particular active and/or its excipients within its delivery system. As with any test, a time stamped testing protocol must be followed to determine the rate at which the product enters the skin and what depth of penetration occurs.

We have sought to create the most user-friendly sunscreen possible by encapsulating the active ingredients and placing an electrostatic charge on the surface of the encapsulate. The cationic electrostatic charge creates an attraction to the anionic stratum corneum. This charged micro-encapsulated formulation is designed to create an attraction to the surface of the skin and inhibit absorption.

With this in mind, non-absorption was one of our key concerns for three main reasons:

1.	Systemic absorption and accumulation of sunscreen chemicals in the body may have unwanted effects;
2.	Scientific concerns that absorbed chemical sunscreens produce a photoreaction within the skin which releases free radicals and could be damaging to living (DNA containing) epidermal cells; and
3.	Absorption of sunscreen chemicals is potentially systemically toxic.

Our encapsulates are specifically manufactured to be approximately the size of a skin cell. We were confident that absorption through the epidermis is greatly inhibited by this specification. Additionally, we place an electrostatic charge on the surface of the encaps which causes the sunscreen encapsulates to attach to the stratum corneum. This unique design combination limits infiltration into the skin and possible systemic absorption. We sought to prove our scientific premise using the Confocal Stain Test (“CST”).

We proposed to the FDA that the CST be used as a methodology for a MUsT protocol for the following reasons:

●	If a product is intended to stay on the surface of the skin, it is an easy testing protocol that could eliminate the need for blood or urine tests to detect unwanted chemicals introduced to the body via topical application; and
●	There are concerns regarding the accuracy of blood or urine tests because of the possibility that unwanted chemicals may be stored in the body, such as in adipose tissue or the liver.

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We have not received a direct response from the FDA. However, the FDA has conducted tests based upon the comments we previously supplied to them. We look forward to the opportunity to working with the FDA in the future to better control potential issues created by the absorption of topically applied drugs and chemicals.

Marketing Direction

We have developed a systematic long-term strategy to expand our technology, target product markets, and broaden our in-house capabilities.

We believe that we, in combination with our marketing partners, have the opportunity to become a significant force extending into a worldwide market that exceeds $341.1 billion as reported in Global News Wire (Oct. 5, 2021). These expanding group of partnerships include pharmacy purchasing groups, retail stores, outdoor sports stores, medical practice marketers, and national and international sports organizations. We anticipate that these key market sectors, which includes the cosmetics, pest repellents, fragrances, sunscreens, and topical pharmacology markets to grow significantly over the coming years. More specifically, we have substantial scientific knowledge, expertise, and years of experience in these markets and applications.

We currently own issued and filed IP addressing the next generation of product innovations that are directed at both consumers and the major industry suppliers for these global market sectors. We believe that the technology we have developed is both novel and scientifically advanced. Once adapted into products, our formulations arguably set an improved standard.

Strategies for Advancing Market Penetration

Direct Retail Distribution – We plan to expand our direct retail wholesale personnel in order to target distributers and retailers with our product lines. By servicing B2B accounts with internal and detail personnel, we can expand relationships and provide better hands-on support to retail outlets thereby encouraging their retail sales.

Distribution Partnerships – We plan to provide either Klēnskin™ branded products, base formulations, exclusive product formulations, or private label existing formulations to partners in order for them to market to their existing clientele.

Direct Consumer Marketing – We have been approached and have had discussions with television direct marketing groups. These discussions involved both informative commercials as well as shopping channel marketing. Typically, a celebrity or professional spokesperson is chosen to represent a company and its product lines. The cost of production, inventory, and the talent purchase are considerations weighed against the potential large volume of sales and rapid branding that occurs. We are currently considering expanding into this marketing channel.

Government Sales – Klēnskin™ products offer a generational advance in sanitizers, sunscreens, and bug repellents. These products have great potential to protect those government employees whose jobs require them performing their duties in contaminated environments and outdoors with exposure to the sun’s radiation. We intend for these products to be initially directed to military services and related job areas where these products may excel. We are in discussions with a proven government supplier who is assisting us in meeting the requirements to provide our products to agencies requesting bids for products whose specifications match Klēnskin™ products.

Global Sales – We have greatly expanded our presence in the Asian markets. We believe that targeting products designed for the tastes in this region will propel current relationships and can expand into other distribution companies. Increased marketing presence with experienced personnel, advertising, and new region-specific product offerings are key drivers to sales. We believe that the initial international market acceptance of our products has been exceptional. This is a targeted marketing area that is slated for expansion.

Internet Sales – One of our main goals is to expand sales to targeted consumers and affiliations with key online marketing sites. The priority of our internet sales and marketing staff will be to seek greater social media exposure linked to the activation of target marketing campaigns. The full engagement of a social media marketing component can directly drive sales for company ecommerce, bloggers, social media exposure, lead generation, targeted promotions, and select marketing sites like Amazon. We expect this will be an important key element for new product launches.

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Event Participation – As previously noted, our products are designed for active lifestyles. Branding thus far has associated Klēnskin™ with AVP Professional Beach Volleyball and NASCAR as well as prominent cancer fighting organizations and youth and college sports groups. These brands and their events and causes will be linked by our public relations firm, Brand Knew, to campaigns to develop name recognition for both Klēnskin™ and CoLabs. One of our management principles is to support and be a part of the community to improve our health, environment, and quality of life. Our products are designed with safety as well as these societal benefits inherent in all of our formulations. We have successfully offset some of the marketing costs with sales at the event site. We have found that these fan sales are important since these purchasers have become repeat buyers. In sharing their satisfaction with our products, they become Klēnskin™ sales ambassadors to their social network.

Sales and Marketing Staff – We believe that it essential for our success to retain a qualified marketing team to advance sales. The development of partnerships, the expansion of internet presence, and the development of new domestic and global distribution channels, along with sufficient financial resources, are necessary for an effective campaign. Brand Ambassadors, supporting television and radio advertising linked to event sponsorship will be strategically activated to promote our participation and branding. We recognize that a well engaged and effective staff is vital because of their commitment to garnering sales and their experience to promote their existing relations for the benefit of our product lines. To that extent, we have retained retail sales brokers and consultants to assist with marketing development with retail chains, online stores, and other internet marketing sites.

Targeted Biotechnology Industry Sectors

Overview of the Global Cosmeceuticals Market

The current global cosmeceutical market is estimated to be over $341 billion in 2020 as reported in Global Newswire (October 5, 2021). Innovations in technologies like nanotechnology, plant stem cell technology, and the emergence of new active ingredients are significantly aiding in the growth of the global cosmeceuticals market. Greater health and wellness trends are gaining traction across the globe. New ingredients for the manufacture of topical skincare products are currently a focus of this sector. Advertising is highlighting specific pharmaceutical ingredients and clinically proven facts for the products, which is driving the market’s growth.

We have focused from the onset on dispensing dermatologists to distribute and evaluate our products. This approach has been valuable producing recognitions for its unique and patented technologies.

We believe that consumers are focused on cosmeceutical products primarily in the premium category. This can likely be attributed to growing consumer awareness of the advertised quality and safety of these premium products. The U.S. is the key revenue generator in the Americas, owing to the high sales of anti-aging, facial serums, face oils, and skin lightening products. We believe that growing consumer demand for natural and organic cosmetics and rapid development in the organized retail sector will have a positive impact on the cosmeceuticals market in the U.S. in the coming years. We anticipate that globally, there will be similar product demand and sales growth.

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Overview of the Global Fragrance Market

The global fragrances and flavors markets are large and as reported, in a study by Fortune Business Insights in their report on October 23, 2019, had an estimated $26.5 billion in sales in 2018 and was expected to grow to $38.6 billion in 2026. The rise in demand from emerging markets, such as Asia-Pacific, Latin America, and Eastern Europe, and increased online sales of fragrances and perfumes are predicted to bolster the prospects for growth in this market during the forecast period.

Fortune Business Insights in the same issue also estimated that eminent factors, such as the recent rise in e-retail of fragrances and perfumes, will drive market growth during the forecast period. Recently, it has been observed that individuals prefer to shop online as it helps to save time and is more convenient and not just during the COVID-19 pandemic. This trend of online shopping is envisaged to bolster market growth as it helps vendors to augment sales and spread brand awareness. The segmentation of market is by product and analysis of the fragrances and perfumes market based on two pricing levels: premium and mass.

The premium segment currently dominates the global fragrances and perfumes market and is anticipated to maintain its dominance over the market. The rising disposable income of the populace and a rise in the availability of all brands through online channels are examples of some growth-promoting factors in this segment. Based on current market research, analysts estimate that North American will dominate the global market for perfumes and fragrances through the decade. Sales of premium brands and the launch of new products in this region are some of the significant factors that spur market growth.

The global fragrance and perfume market is highly competitive and consists of multiple raw material and retail manufacturers and most retail channels. We recognize that social media and e-retail channels are also expanding and are expected to vastly contribute to sales growth in this market at an accelerating rate.

Overview of the Global (Mosquito) Bug Repellent Market

Mosquitoes cause more human suffering than any other organism. According to the WHO, insect vector-borne diseases like malaria threaten half of the world’s population, with over 212 million cases reported annually in the world. With this existing major health threat, the global mosquito/insect repellent market is currently estimated to reach $5.8 billion in 2025, according to a Market Watch report published on December 24, 2020 in AmericaNewsHour.

The public has keen awareness of mosquito-borne diseases due to news reports. In addition, government outreach programs are also launching warning campaigns and to actively educating populations about vector-borne diseases. Innovative repellents are sought for development by both the public and vendors, which are not only safe to use but also provide long-lasting relief from insects like mosquitoes. One of the latest developments in this market is the growing demand for organic/natural repellents because of the perceived toxicity of the chemicals used and the foul-smelling household insecticides. Mosquito repellents that are specifically natural and safe for children and also stronger tactical/outdoorsmen type formulations with limited absorption are our marketing and consumer focus.

The rising global health threats of mosquito/insect vector borne diseases like Zika, Black Plague, West Nile Fever, and Monkey Pox, combined with the growing consumer awareness about the importance of preventive measures, are key drivers propelling the growth of this market. There were over 1,000,000 deaths by parasites in 2013 according to Global Burden of Disease Study in 2013.

Globally, regions which have tropical and sub-tropical climate regions which are favorable for the survival and breeding of insects like mosquitoes, are increasing their demand for insecticide products and mosquito repellents. We are working with one of the global leaders in this area to advance their products sales using our technology. In the U.S., the EPA and states regulate pest repellents. As such, the cost of entry into this market is high and time consuming. We plan to enter the U.S. market with our line of exempt natural repellents and later with chemical repellent formulations.

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Dengue Fever is also a vector borne viral infection commonly found in tropical regions. This is a multiple variant virus is becoming a mosquito-borne worldwide health problem. In Stat, November 2, 2017, the discussion elaborates on the serious threat of a second infection which can produce serious complications. It is reported that nearly 50% of the world’s population and according to WHO’s 2020 report on Dengue fever, nearly 400 million people are infected and nearly half require hospitalization. Prevention is a significant element in avoiding health risks. A new vaccine has only limited applications at this point. The huge number of people infected by this disease has dangerously increasing.

Currently, internet retail sites, convenience stores, hyperstores, and supermarkets are typical outlets for mosquito repellents. In many regions, repellents are basic requirements and consumers prefer to shop for these locally from retail outlets that offer a wide choice of products. Repellents are offered in the form of coils, sprays, vaporizers, aerosols, sticks, patches, and lotions.

Overview of the Global Sun Care Market

According to a report in the Globe Newswire (March 11, 2020), sun care products are estimated to grow to a level of $12.6 billion globally by 2026. Exposure to harmful UV radiations can cause excessive tanning, premature aging of the skin, and can also lead to skin cancer. Consumer knowledge that solar radiation directly causes skin cancer has made it become much more imperative to use sun care products to protect skin from damage. Manufacturers have addressed this rising concern with products like sprays, wipes, lotions, moisturizers, gels, and sun balms. These are all available in the market with varied SPF levels to suit consumer’s individual requirements.

We design multifunctional sun care products. Sunscreen actives formulated into moisturizers, serums, and foundation for makeup, anti-aging lotions, wipes, and solid stick bars appear to be increasingly in popularity because of the convenience associated with that use. We see consumer demand for such multifunctional products. We believe that an increased demand for multifunctional products like the advanced Klēnskin™ products will positively influence the market as vendors launch new sun care products with added skin care benefits.

The sun care products market can be segmented into three basic groups: sun protection products, after-sun products, and self-tanning products.

SPF products dominate the sun care market and account for the majority of the market share. This market segment has matured in developed countries such as the U.S., Japan, the U.K., and Germany. Increasing awareness and concerns among consumers about the harmful effects of UV radiation and the benefits of using sun protection products may continue to propel the growth prospects for this market.

The U.S. has led the retail sun care products market. Early adoption of sun protection and after-sun products has made the region a mature market for sun care products. Moreover, we believe a growing aging population combined with an informed younger active population, has fueled the demand for multifunctional and anti-aging sun care products. These informed consumers in turn will continue to drive this market’s growth.

Large global brands dominate the global sun care products market. However, the growing presence of many small- and mid-size vendors like us with commercialized SPF products has created a highly competitive marketplace and may positively impact the market revenue shares in the next few years. Vendors compete on the basis of product differentiation, product portfolio, quality, and pricing to gain maximum market share. With the rising demand for improved, innovative, and high-quality products, the market is expected to witness an influx of new and quality product launches, which will drive the market in the near future.

Overview of the Global Personal Care Market

As reported in Globe Newswire (January 24, 2020), research by Fior Markets suggests that the personal care market was $493 billion in 2018 and forecasted to be $475.7 billion in 2026 globally. Fior Markets’ research predicts that this market will grow steadily. There appears to be a growing preference for multifunctional products as one of the primary growth factors for this market. Consumers prefer multifunctional products as they provide streamlined and time saving solutions for their perceived personal care needs. Vendors are thus focusing on developing integrated products that target various issues and offer multiple benefits. The demand for sunscreen products that can be used in makeup is steadily increasing to provide protection and enhance the natural look. Multifunctional products contain active ingredients that can perform multiple functions encourages consumers to adopt such products as they reduce time and give better results.

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Additionally, the demand for conditioning agents and their usage in skincare personal care products is steadily increasing. The increasing awareness about the benefits of conditioning agents is encouraging vendors to develop new agents for skin care conditioning applications. The rising trend of professional hair shampoos, professional hair styling services, and hair styling products may contribute to the demand for conditioning agents. We anticipate that conditioning agents will be one of the key trends behind the growth of this market. Conditioning agents that have properties such as cationic, amphiphilic, and contain emollients, humectants, and occlusive agents that allow the retention of water and prevent the deterioration of skin collagen and water loss (anti-aging). These agents will contribute to their increased adoption in shampoos and conditioners.

The personal care market is highly competitive due to the large number of vendors, product differentiation created by marketing, differences in product portfolios, various technology used in formulations, manufacturing capacity for different markets, and pricing. Key vendors are merging to consolidate their market share. New entrants in the personal care active ingredients market have the need for innovative strategies and products in order to compete. The Asian market will witness a growing demand for personal care products for both men and women due to increasing disposable incomes. Additionally, rising urbanization and the growing population will also contribute to the growth of the personal care active ingredients market.

The focus on health due to the COVID-19 pandemic is causing a tremendous demand for soaps, sanitizers, and other antibacterial products. We have been developing products to meet this growing demand. The supply channel for items like alcohol and other key antibacterial agents is very limited but with demand growing, it is expected that the backlog of orders will be addressed with an increase in suppliers and production. Our IP is adaptable for products that will satiate this medical and consumer need.

Properties

We currently do not own any real property. We lease office space and warehouse and product development spaces at:

18593 Main St.

Huntington Beach, California 92648

7222 South Tamiami Trail

Sarasota, Florida 34231

7251 W. Lake Mead Blvd., Ste 300

Las Vegas, Nevada 89128

On June 16, 2017, we entered into a First Amendment to Lease Agreement with Sarm Five Points Plaza, LLC for our Huntington Beach office for a term of five years beginning on November 1, 2016, and expiring on October 31, 2021, and we are currently on a month-to-month lease. Our current monthly rent started at $1,840 which increases incrementally every year until 2021, our monthly rent is now $2,956.73.

On December 1, 2017, we entered into a Commercial Lease with Branson Corp. for our Florida office for a one-year term beginning on December 1, 2017, with an option to extend for subsequent one year periods. Our current monthly rent is $820.20.

We lease, on a month-to-month basis, a virtual office in Nevada in compliance with being incorporated in Nevada. The monthly rent amount is nominal.

Seasonality

We do not experience seasonal variations in our quarterly operating results and capital requirements.

Employees

As of the date of this prospectus, we have four full-time employees, seven part-time employees, and eight advisors. None of our employees are members of a labor union or covered by a collective bargaining agreement.

Legal Proceedings

We are not party to any legal proceedings the resolution of which we believe would have a material adverse effect on our business, prospects, financial condition, liquidity, or results of operation. However, we may from time to time after the date of this prospectus become subject to claims and litigation arising in the ordinary course of business. One or more unfavorable outcomes in any claim or litigation against us could have a material adverse effect for the period in which such claim or litigation is resolved. In addition, regardless of their merits or their ultimate outcomes, such matters are costly, divert management’s attention, and may materially adversely affect our reputation, even if resolved in our favor.

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MANAGEMENT

Directors and Executive Officers

We are managed by our directors and executive officers. Our Board of Directors consists of five directors. As a controlled company, we are not required to have a majority of our Board of Directors be independent. We currently have three independent directors. Our directors will serve for one-year terms and until their successors are duly elected and qualified. There will be no cumulative voting in the election of directors. Consequently, at each annual meeting, the successors to each of our five directors will be elected by a plurality of the votes cast at that meeting.

Set forth below are the names, ages and positions of our directors and executive officers as of the date of this prospectus.

Name	Age	Position with the Company	Term of Office
Laura Cohen	71	Chief Executive Officer and Chairman of our Board of Directors	2008 – Present
Lisa LeBlanc	39	President and Director	2008 – Present
William Cohen	76	Chief Financial Officer and Chief Development Officer	2019 – Present
Daniel Traynor	52	Vice President of Product Development	2017 – Present
Charles Fritts, Esq.	69	Director	2018 – Present
Dean Stathakis, Esq.	59	Director	2018 – Present
Peter Barton Hutt, Esq.	87	Director	2018 – Present

Biographical Information

Directors and Executive Officers

The following is a summary of certain biographical information concerning our current directors and our executive officers~~.~~

Laura Cohen – Chief Executive Officer and Chairman of the Board of Directors

Laura Cohen, MD, is a Board-Certified Dermatologist, Dermatologic Surgeon and Academic Medical Clinician, in practice in Southern California. Dr. Cohen is skilled, experienced, and knowledgeable concerning dermatological conditions, prevention, and formulation of treatment and prevention products. She received her medical degree from George Washington University School of Medicine and completed her residency in Dermatology at Indiana University School of Medicine. Dr. Cohen is a Fellow in the American Academy of Dermatology and was a Clinical Professor of Medicine at the University of California School of Medicine Irvine, Department of Dermatology from October 2004 to May 2020, and is on the Hoag-USC Melanoma Advisory Board. Dr. Cohen was the Director of the Nevada VA Hospital Department of Dermatology and was a Staff Physician at the Long Beach Veterans Administration Hospital from October 2004 to October 2017. Dr. Cohen was the previous owner and now works part-time for Advanced Dermatology Care Center, Inc. a dermatology practice currently located in Huntington Beach, California since April 2005 to the present. Previously, Dr. Cohen founded and sold her dermatology practice in Tampa, Florida. Dr. Cohen has authored and published a number of articles relating to skin disease. Dr. Cohen has been our founder and CEO from August 2008 to the present.

Lisa LeBlanc – President and Director

Lisa LeBlanc is a graduate of Arizona State University. She has been instrumental in the development of the formulation and marketing of the Klēnskin™ product and has been working with us since our founding in August 2008. Ms. LeBlanc has been a Manager of Advanced Dermatology Care Center, Inc. located in Southern California, a dermatology practice and skin care facility from May 2008 to November 2022. Ms. LeBlanc has approximately 15 years of experience managing all aspects of a medical practice and spa.

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William Cohen – Chief Financial Officer

William Cohen, M.B.A., J.D., is our Chief Financial Officer. Mr. Cohen graduated with a J.D. from the Antonin Scalia Law School at George Mason University, and received his M.B.A., majoring in International Business at George Washington University School of Business Administration. Mr. Cohen completed his BS in Business at Indiana University in Gary, IN. Mr. Cohen has been in the securities industry since 1979 and was the President/CEO of Integrated Trading and Investments, Inc., a broker dealer, from 1999 through 2018. Mr. Cohen has assisted the founders and consulted with us since 2008.

Daniel Traynor – Vice President of Product Development

Daniel Traynor is the Vice-President of Product Development. Mr. Traynor works from our product development facility in Sarasota, Florida. Mr. Traynor started working for us as an independent contractor in August 2010 and became an employee on August 2017. Mr. Traynor is a highly trained, skilled, and accomplished chemist, widely known and respected in the realm of cosmetic chemistry. He is responsible for the product development and formulation bases for use by us and our partners. Mr. Traynor works with corporate partners, who provide formulation and raw material support. He is also assisted by a part-time chemist, who shares the facilities in Sarasota with Mr. Traynor. He also supervises the ongoing independent testing of products both in early development and through the final manufacturing stages. He also conducts quality assurance audits at manufacturing sites.

Charles Fritts, Esq. – Director

Charles Fritts, Esq. Mr. Fritts has been a member of our Board of Directors since 2018 and is the Chairman of our Audit Committee. He graduated from the Antonin Scalia Law School at George Mason University. He is a retired senior director of Federal Government Relations for the Biotechnology Industry Organization in Washington D.C. where he worked from 2011 to 2020. Since 2020, Mr. Fritts acts as a Legal Consultant for this organization.

Dean Stathakis, Esq. – Director

Dean Stathakis, Esq., Ph.D. has been a member of our Board of Directors since January 2018. He attended Whittier Law School and has a Doctorate Degree in Molecular Biology from the University of Virginia. He is experienced in health care, life sciences & biotechnology, IP, and patent applications. Since 2017, Mr. Stathakis has been the President of UltimatEdge Law Group LLC in Irvine, California. Prior to that, from 2013 to 2017, he was the President and Chief Operations Officer at One3 IP Management, Irvine, California. Mr. Stathakis is known for patent work on Botox while previously employed at Allergan.

Peter Barton Hutt, Esq. – Director

Peter Barton Hutt, Esq. has been a member of our Board of Directors since January 2018. He received his LL.B. from Harvard Law and his LL.M from New York University Law School. He is currently Senior Counsel in the Washington, D.C. law firm of Covington & Burling LLP, where his has worked since 1960, specializing in Food and Drug Law. Mr. Hutt was formerly General Counsel at the FDA.

Family Relationships

Laura Cohen, our CEO, is the mother of Lisa LeBlanc, our President. Laura Cohen is married to William Cohen, our CFO. Aside from the aforementioned, there are no other family relationships between any other director, executive officer, person nominated or chosen by us to become a director or executive officer, or any other significant employee.

Board Composition

Our Board of Directors currently consists of five persons. After the completion of this offering, we expect our Board of Directors to remain the same, until the next election of directors by our shareholders.

Our Board of Directors believes its members collectively have the experience, qualifications, attributes and skills to effectively oversee our management, including a high degree of personal and professional integrity, an ability to exercise sound business judgment on a broad range of issues, sufficient experience and background to have an appreciation of the issues facing us, a willingness to devote the necessary time to board duties, a commitment to representing our best interests and the best interests of our shareholders, and a dedication to enhancing shareholder value.

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There were two Board of Directors meetings held in 2022. A quorum of the members of the board was in attendance at all of these meetings.

Director Independence

We will be a “controlled company” under the Nasdaq rules and are not required to have a majority of our Board of Directors consist of “independent directors,” as defined under the Nasdaq rules. If such rules change in the future or we no longer meet the definition of a controlled company under the current rules, we will adjust the composition of our Board of Directors and committees accordingly in order to comply with such rules.

Despite our status as a “controlled company” under the Nasdaq rules, we currently have three independent directors on our Board of Directors. We use Nasdaq’s definition of “independence” to make this determination. Nasdaq provides that an “independent director” is a person other than an executive officer or employee of the company or any other individual having a relationship with which, in the opinion of the company’s Board of Directors, would interfere with the exercise of independent judgment in carrying out the responsibilities of a director. The rules provide that a director cannot be considered independent if:

●	the director is, or at any time during the past three years was, an employee of the company;
●	the director or a family member of the director accepted any compensation from the company in excess of $120,000 during any period of 12 consecutive months within the three years preceding the independence determination (subject to certain exemptions, including, among other things, compensation for board or board committee service);
●	the director is a family member of an individual who is, or at any time during the past three years was, employed by the company as an executive officer;
●	the director or a family member of the director is employed as an executive officer of an entity where, at any time during the past three years, any of the executive officer of the company served on the compensation committee of such other entity;
●	the director or a family member of the director is a partner in, controlling shareholder of, or an executive officer of an entity to which the company made, or from which the company received, payments for property or services in the current or any of the past three fiscal years that exceed 5% of the recipient’s consolidated gross revenue for that year or $200,000, whichever is greater (subject to certain exemptions); or
●	the director or a family member of the director is a current partner of the company’s outside auditor, or at any time during the past three years was a partner or employee of the company’s outside auditor, and who worked on the company’s audit.

Under such definitions, our Board of Directors has undertaken a review of the independence of each director and will review the independence of any new directors based on information provided by each director concerning his background, employment, and affiliations, in order to make a determination of independence. Our Board of Directors has determined that there are two independent directors on our Board of Directors.

Controlled Company

Upon completion of this offering, Laura Cohen, our founder, Chief Executive Officer and Chairman of our Board of Directors together with William Cohen, our Chief Financial Officer, will continue to control a majority of the voting power of our outstanding common stock. As a result, we will be a “controlled company” under the Nasdaq rules. As a controlled company, exemptions under the Nasdaq rules will exempt us from certain Nasdaq requirements, including the requirements:

●	that a majority of our Board of Directors consists of “independent directors,” as defined under the Nasdaq rules;

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●	that the compensation of our executive officers be determined, or recommended to the Board of Directors for determination, by majority vote of the independent directors or by a compensation committee comprised solely of independent directors; and
●	that director nominees be selected, or recommended to the Board of Directors for selection, by majority vote of the independent directors or by a nomination committee comprised solely of independent directors.

As a controlled company that is choosing to take advantage of any or all of the exceptions under the corporate governance requirements, we will disclose in our annual meeting proxy statement (or our next annual report) that we are a controlled company and the basis for that determination.

Accordingly, you may not have the same protections afforded to shareholders of companies that are subject to all of the Nasdaq rules. In the event that we cease to be a controlled company, we will be required to comply with these provisions within the transition periods specified in the Nasdaq rules.

These exemptions do not modify the independence requirements for the composition of our audit committee under applicable Nasdaq rules and U.S. federal securities laws. We expect to satisfy the independence requirement for the composition of our audit committee as required under applicable Nasdaq rules and U.S. federal securities laws within the timeframe applicable to companies such as our Company that have recently completed an initial public offering. (See “—Committees of our Board of Directors.”)

Role of Our Board of Directors in Risk Oversight

One of the key functions of our Board of Directors is informed oversight of our risk management process. Our Board of Directors administers this oversight function directly, and will have supporting committees, including the audit committee, and the compensation committee and when formed, the nominating and corporate governance committee, who each will then support the Board of Directors by addressing risks specific to its respective areas of oversight.

Committees of Our Board of Directors

Audit Committee

Our audit committee has the responsibility to consider and discuss our major financial risk exposures and the steps our management takes to monitor and control these exposures, including guidelines and policies to govern the process by which risk assessment and management is undertaken. The audit committee also monitors compliance with legal and regulatory requirements, in addition to oversight of the performance of our internal audit function. Our compensation committee will assess and monitor whether any of our compensation policies and programs has the potential to encourage excessive risk-taking.

We intend to comply with the requirements of Rule 10A-3 of the Exchange Act and applicable Nasdaq corporate governance rules within the required timeframe. These rules require that our audit committee be composed of at least three members. At the effective date of the registration statement of which this prospectus forms a part, the audit committee must include one independent director. After 90 days from the effective date of the registration statement, the audit committee is required to be comprised of a majority of independent directors. After one year from the effective date of the registration statement, the audit committee must be exclusively independent directors. The audit committee will be composed exclusively of “independent directors” who are “financially literate” as defined under the Nasdaq listing standards. The Nasdaq listing standards define “financially literate” as being able to read and understand fundamental financial statements, including a company’s balance sheet, income statement and cash flow statement. In addition, we have certified to Nasdaq that the committee has, and will continue to have, at least one member who has past employment experience in finance or accounting, requisite professional certification in accounting, or other comparable experience or background that results in the individual’s financial sophistication.

On the effective date of the registration statement of which this prospectus forms a part, our audit committee is composed of Charles Fritts (Chair), Peter Barton Hutt, and Dean Stathakis, whereby the Board has determined that each of the members qualify as a “non-employee director” for purposes of Rule 16b-3 under the Exchange Act. Our Board of Directors has affirmatively determined that Charles Fritts meets the definition of “financial expert” for purposes of Section 407 of the Sarbanes-Oxley Act of 2022.

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We have established a written charter for our audit committee, in which we set forth the duties of the audit committee to, among other matters, oversee (i) our financial reporting, auditing and internal control activities; (ii) the integrity and audits of our financial statements; (iii) our compliance with legal and regulatory requirements; (iv) the qualifications and independence of our independent auditors; (v) the performance of our internal audit function and independent auditors; and (vi) our overall risk exposure and management. Duties of the audit committee shall also include:

●	annually review and assess the adequacy of the audit committee charter and the performance of the audit committee;

●	be responsible for the appointment, retention, and termination of our independent auditors and determine the compensation of our independent auditors;

●	review with the independent auditors the plans and results of the audit engagement;

●	evaluate the qualifications, performance, and independence of our independent auditors;

●	have sole authority to approve in advance all audit and non-audit services by our independent auditors, the scope and terms thereof, and the fees therefor;

●	review the adequacy of our internal accounting controls; and

●	meet at least quarterly with our executive officers, internal audit staff, and our independent auditors in separate executive sessions.

Following this offering, a copy of the audit committee charter will be available on our website at www.colabsintl.com. The inclusion of our website address in this prospectus does not include or incorporate by reference the information on our website into this prospectus.

Compensation Committee

Our compensation committee assesses and monitors whether any of our compensation policies and programs has the potential to encourage excessive risk-taking. Currently, we have three members in our compensation committee, all of whom are independent directors, including Peter Barton Hutt (Chair), Dean Stathakis, and Charles Fritts.

Following this offering, a copy of the compensation committee charter will be available on our website at www.colabsintl.com. The inclusion of our website address in this prospectus does not include or incorporate by reference the information on our website into this prospectus.

Nominating and Corporate Governance Committee

Our nominating and corporate governance committee is responsible for providing leadership with respect to corporate governance and advising and making recommendations to the Board of Directors, including potential candidates for Board membership. Currently, we have three members of the nominating and corporate governance committee, including Dean Stathakis (Chair), Peter Barton Hutt, and Dean Stathakis, all of which are independent directors and non-employee directors.

Following this offering, a copy of the nominating and corporate governance committee charter will be available on our website at www.colabsintl.com. The inclusion of our website address in this prospectus does not include or incorporate by reference the information on our website into this prospectus.

Code of Business Conduct and Ethics

We have adopted a written code of business conduct and ethics that will apply to our directors, officers, and employees, including our principal executive officer, principal financial officer, principal accounting officer or controller, or persons performing similar functions and agents and representatives, including consultants. Following this offering, a copy of the code of business conduct and ethics will be available on our website at www.colabsintl.com. We intend to disclose future amendments to such code, or any waivers of its requirements, applicable to any principal executive officer, principal financial officer, principal accounting officer or controller, or persons performing similar functions or our directors on our website identified above. The inclusion of our website address in this prospectus does not include or incorporate by reference the information on our website into this prospectus.

Limitations on Liabilities and Indemnification of Directors and Officers

There are limitations of liability and indemnification and advancement rights applicable to our directors and officers. (See “Description of Securities—Limitations on Liability and Indemnification of Directors and Officers.”)

Director Compensation

We have a director compensation package that includes cash compensation as well as stock options. (See “Executive and Director Compensation—Director Compensation.”)

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EXECUTIVE AND DIRECTOR COMPENSATION

Executive Compensation

Summary Compensation Table

The following table summarizes information regarding the compensation for fiscal years 2022 and 2021 for our named executive officers.

Name and Principal Position	Year	Salary ($)	Stock Awards ($)	Option Awards ($)(3)	All Other Compensation ($)	Total ($)
Laura Cohen, Chief Executive Officer and	2022	43,000	-	348,808	-	391,808
Chairman of the Board of Directors(1)	2021	21,000	-	-	-	21,000
Lisa LeBlanc, President and Director(1)	2022	96,000	-	348,808	-	444,888
	2021	188,250	-	-	-	188,250
William Cohen, Chief Financial Officer (2)	2022	7,500	-	1,584,444	-	1,591,944
	2021	11,500	-	-	-	11,500
Daniel Traynor, VP of Product Development	2022	230,000	-	-	-	230,000
	2021	157,134	-	-	-	157,134

(1)	Dr. Cohen and Mrs. LeBlanc were not paid any cash compensation in their capacities as directors.
(2)	Mr. Cohen was hired as Chief Financial Officer in 2022. The previous Chief Financial Officer was an independent contractor and invoiced the Company for services in the amount of $8,000 for 2021. In 2022 and 2021, Mr. Cohen was an independent contractor and compensated for being our Chief Development Officer.
(3)	The amounts in this column reflect the aggregate grant date fair value of stock options granted in 2022 to each director calculated in accordance with FASB ASC Topic 718.

Narrative to Summary Compensation Table

We believe that the primary goal of executive compensation is to align the interests of our executive officers with those of our shareholders in a way that allows us to attract and retain the best executive talent.

Annual Base Salary. Base salary is designed to compensate our named executive officers at a fixed level of compensation that serves as a retention tool throughout the executive’s career. In determining base salaries, our compensation committee considers each executive’s role and responsibility, unique skills, future potential with us, salary levels for similar positions in our market and internal pay equity.

Option Awards. We plan to offer option awards to executives and other employees, in the discretion of the Board of Directors, considering the executive’s role and other compensation. None of the options granted to employees were made pursuant to a stock option plan.

Health/Welfare Plans. We have a healthcare plan available to all employees, including our executives, who become eligible after 90 days of employment.

PTO Plan. Executives may take PTO at any time, at their own reasonable discretion.

Employment Agreements with our Named Executive Officers

Compensation for Laura Cohen

Effective as of October 1, 2022, we entered into an Executive Employment Agreement with Laura Cohen, our Chief Executive Officer, for a term of one year, subject to automatic renewal for additional one year periods. Dr. Cohen will be entitled to a base salary of $120,000 per annum, and is eligible for an annual cash bonus and to participate in our equity incentive plans, according to the recommendation of the Compensation Committee and approval of the Board. The Executive Employment Agreement provides for various termination events, including termination without cause or for good reason (both as defined in the agreement), under which Dr. Cohen would be entitled to a severance payment of (a) one year’s Base Salary; (b) the average annual cash bonus for the three preceding completed years; and (c) the target long-term incentive award for the year of the Termination Date, as well as reimbursement of 24 consecutive months of COBRA costs.

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Compensation for Lisa LeBlanc

Effective as of October 1, 2022, we entered into an Executive Employment Agreement with Lisa LeBlanc, our President for a term of one year, subject to automatic renewal for additional one year periods. Ms. LeBlanc is entitled to a base salary of $114,000 per annum, and is eligible for an annual cash bonus and to participate in our equity incentive plans, according to the recommendation of the Compensation Committee and approval of the Board. The Executive Employment Agreement provides for various termination events, including termination without cause or for good reason (both as defined in the agreement), under which Lisa LeBlanc would be entitled to a severance payment of (a) three times her then current Base Salary; (b) the average annual cash bonus for the three preceding completed years; and (c) the target long-term incentive award for the year of the Termination Date; as well as reimbursement of 36 consecutive amounts of COBRA costs.

Employment Agreement with Daniel Traynor

Effective September 1, 2017, we entered into an Employment Agreement with Daniel Traynor, as our product development chemist and formulator. The agreement provided for an annualized salary of $120,000. We agreed to grant Mr. Traynor 600,000 stock options with ten-year terms, immediate vesting on the grant date, and both the issuance price and the market price was determined to be the share price offered in the private placement in effect at the date of the stock option grant. Under the Employment Agreement, additional stock options may be granted annually, up to maximum fair market value, as determined by us, of 50% of Mr. Traynor’s gross annual salary for the calendar year. Mr. Traynor’s salary was increased to $240,000 in 2021.

Compensation for William Cohen

Effective as of October 1, 2022, we entered into an Executive Employment Agreement with William Cohen, our Chief Financial Officer for a term of one year, subject to automatic renewal for additional one year periods. Mr. Cohen will be entitled to a base salary of $108,000 per annum, and is eligible for an annual cash bonus and to participate in our equity incentive plans, according to the recommendation of the Compensation Committee and approval of the Board. The Executive Employment Agreement provides for various termination events, including termination without cause or for good reason (both as defined in the agreement), under which William Cohen would be entitled to a severance payment of (a) one year’s Base Salary; (b) the average annual cash bonus for the three preceding completed years; and (c) the target long-term incentive award for the year of the Termination Date, as well as reimbursement of 24 consecutive months of COBRA costs. Prior to entering into the Employment Agreement, Mr. Cohen was compensated in stock options. In 2022, Mr. Cohen was issued 200,000 stock options for each year of his services as Chief Development Officer in 2020 (exercise price of $1.50 per share) and 2021 (exercise price of $2.75 per share).

Director Compensation

We have five directors. We currently do not pay our directors any cash compensation for their services as board members.

Our directors are granted stock options by the Board and decided and approved by the Board on a per Board meeting basis. For the years 2021 and 2022, the Board approved compensation of 60,000 options for each year, to purchase common stock with an exercise price of $2.75 to each of the directors for their service as a member of the Board. We have a Board Options agreement with the members of the Board which was initiated in 2018 and updated in 2022, granting each Director 30,000 options granted for each Board Meeting.

Director Compensation

The following table sets forth a summary of compensation for the fiscal year ended December 31, 2022, that we paid to each director other than our Chief Executive Officer and President, whose compensation is fully reflected in the compensation table above. We do not sponsor a pension benefits plan, a non-qualified deferred compensation plan, or a non-equity incentive plan for directors; therefore, these columns have been omitted from the following table. No other or additional compensation for services were paid to any of the directors.

Name	Fees Earned or Paid in Cash ($)	Option Awards ($) (1)	Stock Awards ($)	Total ($)
Peter Barton Hutt	-	348,808	-	348,808
Dean Stathakis	-	348,808	-	348,808
Charles Fritts	-	348,808	-	348,808

(1)	The amounts in this column reflect the aggregate grant date fair value of stock options granted in 2022 to each director calculated in accordance with FASB ASC Topic 718.

2022 Stock Option Plan

The 2022 Incentive and Nonstatutory Stock Option Plan was adopted by the Board of Directors on October 26, 2022 and approved by our shareholders on December 14, 2022 (the “2022 Stock Option Plan”). The 2022 Stock Option Plan provides for the grant of incentive stock options within the meaning of Section 422 of the Internal Revenue Code of 1986, as amended (the “Code”), to our employees and the employees of any future subsidiary corporation, and for the grant of non-statutory stock options to non-employees, including directors and other service providers.

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Authorized Shares. A total of 10,000,000 shares of our common stock have been reserved for issuance pursuant to the exercise of options issued from the 2022 Stock Option Plan.

Plan Administration. Our Board of Directors administers our 2022 Stock Option Plan.

Stock Options. Stock options may be granted under our 2022 Stock Option Plan. The exercise price of options granted under our 2022 Stock Option Plan must at least be equal to the fair market value of our common stock on the date of grant. The term of an incentive stock option may not exceed ten years, except that with respect to any participant who owns more than 10% of the voting power of all classes of our outstanding stock, the term must not exceed five years and the exercise price must equal at least 110% of the fair market value on the grant date. The administrator will determine the methods of payment of the exercise price of an option, which may include cash, shares, or other property acceptable to the administrator, as well as other types of consideration permitted by applicable law. After the termination of service of an employee, director, or consultant, he or she may exercise his or her option for the period of time stated in his or her option agreement. Generally, if termination is due to death or disability, the option will remain exercisable for 12 months. In all other cases, the option will generally remain exercisable for three months following the termination of service. However, in no event may an option be exercised later than the expiration of its term. Subject to the provisions of our 2022 Stock Option Plan, the administrator determines the other terms of options.

Options Granted. To date, pursuant to our 2022 Stock Option Plan, we have not issued any options to purchase shares of our common stock to our employees, officers, and directors.

Non-transferability of Awards. Unless the administrator provides otherwise, our 2022 Stock Option Plan generally does not allow for the transfer of awards and only the recipient of an award may exercise an award during his or her lifetime.

Certain Adjustments. In the event of certain changes in our capitalization, to prevent diminution or enlargement of the benefits or potential benefits available under our 2022 Stock Option Plan, the administrator will adjust the number and class of shares that may be delivered under our 2022 Stock Option Plan and/or the number, class and price of shares covered by each outstanding award and the numerical share limits set forth in our 2022 Stock Option Plan. In the event of our proposed liquidation or dissolution, the administrator will notify participants as soon as practicable and all awards will terminate immediately prior to the consummation of such proposed transaction.

Merger or Change in Control. Our 2022 Stock Option Plan provides that in the event of a merger or change in control, as defined under the 2022 Stock Option Plan, each outstanding award will be treated as the administrator determines, except that if a successor corporation or its parent or subsidiary does not assume or substitute an equivalent award for any outstanding award, then such award will fully vest, all restrictions on the shares subject to such award will lapse, all performance goals or other vesting criteria applicable to the shares subject to such award will be deemed achieved at 100% of target levels and all of the shares subject to such award will become fully exercisable, if applicable, for a specified period prior to the transaction. The award will then terminate upon the expiration of the specified period of time.

Amendment; Termination. The administrator has the authority to amend, suspend, or terminate the 2022 Stock Option Plan provided such action will not impair the existing rights of any participant. Our 2022 Stock Option Plan will automatically terminate in 2032, unless we terminate it sooner.

2022 Restricted Stock Plan

The 2022 Restricted Stock Plan was adopted by our Board of Directors on October 26, 2022 and approved by our shareholders on December 14, 2022 (the “2022 Restricted Stock Plan”). The 2022 Restricted Stock Plan provides for the grant of common stock awards and performance awards to our officers, directors, and key employees or of any subsidiary corporation.

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Purpose of the Plan. The 2022 Restricted Stock Plan is intended to provide incentives which will attract, retain, motivate, and reward our officers, directors, and key employees or any of our Affiliates (“Participants”), by providing them opportunities to acquire shares of our common stock.

Stock Subject to the Plan. The aggregate number of shares of common stock that may be subject to Awards granted under the 2022 Restricted Stock Plan is 10,000,000 shares of common stock. If any shares of common stock are forfeited, retained by us as payment of tax withholding obligations with respect to an Award, or surrendered to us to satisfy tax withholding obligations, such shares of common stock will be added back to the shares available for Awards. The 2022 Restricted Stock Plan contains certain adjustment provisions relating to stock dividends, stock splits, and the like.

Administration of the Plan. The 2022 Restricted Stock Plan will be administered by the Board of Directors. The Board of Directors will have the full power and authority to grant Awards to the persons eligible to receive such Awards and to determine the amount, type, terms, and conditions of each such Award.

Eligibility. Participants consist of such officers, directors, and key employees of us or any of our Affiliates as the Board of Directors, in its sole discretion, determines to be significantly responsible for our success and future growth and whom the Board of Directors may designate from time to time to receive Awards under the 2022 Restricted Stock Plan.

Types of Awards. Stock Awards and Performance Awards may, as determined by the Board of Directors, in its discretion, constitute Performance-Based Awards.

Stock Awards. The Board of Directors is authorized to grant Stock Awards and will, in its sole discretion, determine the recipients and the number of shares of common stock underlying each Stock Award. Each Stock Award will be subject to such terms and conditions consistent with the 2022 Restricted Stock Plan as determined by the Board of Directors and as set forth in an Award agreement, including, without limitation, restrictions on the sale or other disposition of such shares and our right to reacquire such shares for no consideration upon termination of the Participant’s employment or membership on the Board of Directors, as applicable, within specified periods.

Performance Awards. The Board of Directors is authorized to grant Performance Awards and will, in its sole discretion, determine the recipients and the number of shares of common stock that may be subject to each Performance Award. Each Performance Award will be subject to such terms and conditions consistent with the 2022 Restricted Stock Plan as determined by the Board of Directors and as set forth in an Award agreement. The Board of Directors will set performance targets at its discretion which, depending on the extent to which they are met, will determine the number of Performance Awards that will be paid out to the Participants and may attach to such Performance Awards one or more restrictions. Performance targets may be based upon, without limitation, Company-wide, divisional and/or individual performance.

The Board of Directors has the authority to adjust performance targets. The Board of Directors also has the authority to permit a Participant to elect to defer the receipt of any Performance Award, subject to the 2022 Restricted Stock Plan.

Performance-Based Awards. Certain Stock Awards and Performance Awards granted under the 2022 Restricted Stock Plan and the compensation attributable to such Awards are intended to (i) qualify as Performance-Based Awards or (ii) be otherwise exempt from the deduction limitation imposed by Section 162(m) of the Code.

The Board of Directors determines whether Stock Awards and Performance Awards granted under the 2022 Restricted Stock Plan qualify as Performance-Based Awards. The Board of Directors will establish in writing the performance goals, the vesting period, the performance targets, and any other terms and conditions of the Award in its sole discretion.

Vesting. Awards granted to Participants under the 2022 Restricted Stock Plan may be subject to a graded vesting schedule with a minimum vesting period of two years, unless otherwise determined by the Board of Directors.

If there is a Change in Control, all unvested Awards granted under the 2022 Restricted Stock Plan will become fully vested immediately upon the occurrence of the Change in Control and such vested Awards will be paid out or settled, as applicable, within 60 days upon the occurrence of the Change in Control, subject to requirements of applicable laws and regulations.

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Subject to the discretion of the Board of Directors, if a Participant’s employment or membership on the Board of Directors is terminated due to death or disability, then all unvested and/or unearned Awards will be forfeited as of such date.

Section 409A of the Code. Awards under the 2022 Restricted Stock Plan are intended either to be exempt from the rules of Section 409A of the Code or to satisfy those rules and shall be construed accordingly. However, we will not be liable to any Participant or other holder of an Award with respect to any Award-related adverse tax consequences arising under Section 409A or other provision of the Code.

Transferability. Each Award granted under the 2022 Restricted Stock Plan will not be transferable otherwise than by a will or the laws of decent and distribution or as otherwise decided by the Board of Directors.

Fair Market Value. For purposes of the 2022 Restricted Stock Plan, “Fair Market Value” means, as of any given date, the closing price of a share of common stock on The Nasdaq Stock Market LLC or such other public trading market on which shares of common stock are listed or quoted on that date.

Withholding. All payments or distributions of Awards made pursuant to the 2022 Restricted Stock Plan will be net of any amounts required to be withheld pursuant to applicable federal, state, and local tax withholding requirements.

Amendments. The Board of Directors may amend the 2022 Restricted Stock Plan from time to time or suspend or terminate it at any time. However, no amendment will be made, without approval of our shareholders to (i) increase the total number of shares which may be issued under the 2022 Restricted Stock Plan; (ii) modify the requirements as to eligibility for Awards under the 2022 Restricted Stock Plan; or (iii) otherwise materially amend the 2022 Restricted Stock Plan as provided in Nasdaq Marketplace Rules.

Term of the Plan. The 2022 Restricted Stock Plan will terminate on the tenth anniversary of its Effective Date.

Current Issuance. As of the date of this prospectus, there have been no awards issued under the 2022 Restricted Stock Plan.

Rule 10b5-1 Sales Plan

Our directors and executive officers may adopt written plans, known as Rule 10b5-1 plans, in which they would contract with a broker to buy or sell shares of our common stock on a periodic basis. Under a Rule 10b5-1 plan, a broker executes trades pursuant to parameters established by the director or officer when entering into the plan, without further direction from them. The director or executive officer may amend a Rule 10b5-1 plan in some circumstances and may terminate a plan at any time. Our directors and executive officers also may buy or sell additional shares outside a Rule 10b5-1 plan when they are not in possession of material nonpublic information subject to compliance with the terms of our policy on insider trading and communications with the public. Our directors and executive officers may not establish any such plan prior to the expiration of the lock-up agreements described under “Underwriting.”

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CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

We had the following transactions with related parties during the last two fiscal years:

Advanced Dermatology Care Center, Inc. (“ADCC”) is a significant related wholesale purchaser of Klēnskin™ products. These products are ordered and sold to patients of ADCC and our clients. ADCC is a general dermatology practice previously owned by our Chief Executive Officer, Laura Cohen, MD. The products sold there are to enhance skin protection from sun exposure to patients who have sun damaged skin.

During the years ended December 31, 2022 and 2021, sales to ADCC accounted for approximately 6% and 24% of our annual revenue, respectively.

In November 2022, Dr. Cohen sold ADCC to an unrelated third party.

Our Chief Executive Officer, President, and Chief Financial Officer are all related. Dr. Cohen and William Cohen are husband and wife, and Lisa LeBlanc is their daughter (collectively, the “Cohen Family”). The Cohen Family collectively owns approximately 75% of our outstanding commons stock prior to this offering. (See “Risk Factors –A majority of our executive team are related; --Our founders control and will continue to control the majority of our outstanding Common Stock.”)

Policies and Procedures for Transactions with Related Persons

All future related party transactions will be voted upon by the disinterested Board of Directors. The audit committee of the Board of Directors is responsible for evaluating each related party transaction and making a recommendation to the disinterested members of the Board of Directors as to whether the transaction at issue is fair, reasonable and within our policy and whether it should be ratified and approved. The audit committee, in making its recommendation, will consider various factors, including the benefit of the transaction to us, the terms of the transaction and whether they are at arm’s-length and in the ordinary course of our business, the direct or indirect nature of the related person’s interest in the transaction, the size and expected term of the transaction and other facts and circumstances that bear on the materiality of the related party transaction under applicable law and listing standards. The audit committee will review, at least annually, a summary of our transactions with our directors and officers and with firms that employ our directors, as well as any other related person transactions.

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PRINCIPAL STOCKHOLDERS

Immediately prior to the completion of this offering, there are 32,875,742 shares of our common stock outstanding as of the date of this prospectus. The following table sets forth the beneficial ownership of our common stock immediately prior to and immediately after the completion of this offering by:

●	each of our directors;

●	each of our named executive officers;

●	all of our directors and executive officers as a group; and

●	each person known by us to be the beneficial owner of 5% or more of our outstanding common stock.

The percentage ownership information after the offering assumes the issuance of shares of common stock in this offering, but does not assume the exercise of the underwriter’s overallotment option.

We have determined beneficial ownership in accordance with the rules of the SEC. These rules generally attribute beneficial ownership of securities to persons who possess sole or shared voting power or investment power with respect to those securities. In addition, the rules include shares of common stock issuable pursuant to the exercise of stock options and/or warrants that are either immediately exercisable or exercisable on or before the date which is 60 days after the date of this prospectus. These shares are deemed to be outstanding and beneficially owned by the person holding those options and/or warrants for the purpose of computing the percentage ownership of that person, but they are not treated as outstanding for the purpose of computing the percentage ownership of any other person. Unless otherwise indicated, the persons or entities identified in this table have sole voting and investment power with respect to all shares shown as beneficially owned by them, subject to applicable community property laws, and the address of each beneficial owner listed in the table below is c/o our company, CoLabs Int’l, Corp., 18593 Main St., Huntington Beach, CA 92648.

	Amount and Nature of Beneficial Ownership
Name and Address of Beneficial Owner	Shares Owned Immediately Prior to this Offering		Percentage Immediately Prior to this Offering	Shares Owned Immediately After this Offering		Percentage Immediately After this Offering

Directors and Named Executive Officers:
Laura Cohen, Chief Executive Officer and Chairman of the Board	20,480,000	(1)	55%	20,480,000	(1)	53%

Lisa LeBlanc, President and Director	12,380,000	(2)	33%	12,380,000	(2)	32%

William Cohen, Chief Financial Officer	1,700,000	(3)	5%	1,700,000	(3)	5%

Daniel Traynor, VP of Product Development	1,320,000	(4)	4%	1,320,000	(4)	4%

Charles Fritts, Director	250,000	(5)	*	250,000	(5)	*

Peter Barton Hutt, Director	240,000	(6)	*	240,000	(6)	*

Dean Stathakis, Director	240,200	(7)	*	240,200	(7)	*

All directors and executive officers as a group (seven persons)	36,610,200		81%	36,610,200		79%

*Less than 1%.

(1)	Includes 3,414,758 options to purchase common stock (“Options”) at an exercise price of $0.50; 700,000 Options with an exercise price of $0.90; 60,000 Options at an exercise price of $1.50; and 120,000 Options at an exercise price of $2.75.
(2)	Includes 4,183,000 Options at an exercise price of $0.50; 700,000 Options at an exercise price of $0.90; 60,000 Options at an exercise price of $1.50; and 120,000 Options at an exercise price of $2.75.
(3)	Includes 400,000 Options at an exercise price of $1.50; and 400,000 Options at an exercise price of $2.75.
(4)	Includes of 1,200,000 Options at an exercise price of $0.50; and 120,000 Options at an exercise price of $0.90.
(5)	Includes 40,000 Options with an exercise price of $0.50; 20,000 Options with an exercise price of $0.90; 60,000 Options with an exercise price of $1.50; and 120,000 Options with an exercise price of $2.75.
(6)	Includes of 40,000 Options with an exercise price of $0.50; 20,000 Options with an exercise price of $0.90; 60,000 Options with an exercise price of $1.50; and 120,000 Options with an exercise price of $2.75.
(7)	Includes of 40,000 Options with an exercise price of $0.50; 20,000 Options with an exercise price of $0.90; 60,000 Options with an exercise price of $1.50; and 120,000 Options with an exercise price of $2.75.

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DESCRIPTION OF SECURITIES

General

We were formed as a Nevada corporation on August 5, 2008. We have authorized 120,000,000 shares, consisting of 100,000,000 shares of common stock, $0.001 par value per share, and 20,000,000 shares of preferred stock, $0.001 par value per share. Immediately prior to this offering, there are 32,875,742 shares of our common stock and 60,000 shares of our Series A Preferred Stock issued and outstanding. Upon the completion of this offering, as a result of the issuance of 1,300,000 shares in this offering, there will be 34,370,742 shares of our common stock issued and outstanding (assuming that the underwriters do not exercise their overallotment option).

Common Stock

Each holder of our common stock is entitled to one vote per each share on all matters to be voted upon by the common shareholders, and there are no cumulative voting rights. Subject to applicable law and the rights, if any, of the holders of outstanding shares of any series of preferred stock we may designate and issue in the future, holders of our common stock shall be entitled to vote on all matters on which shareholders generally are entitled to vote. Subject to the rights, if any, of the holders of outstanding shares of any series of preferred stock we may designate and issue in the future, holders of our common stock will be entitled to receive ratably the dividends, if any, as may be declared from time to time by our Board of Directors out of funds legally available for that purpose. If there is a liquidation, dissolution, or winding up of the Company, subject to the rights, if any, of the holders of outstanding shares of any series of preferred stock we may designate and issue in the future, holders of our common stock would be entitled to ratable distribution of our assets remaining after the payment in full of our liabilities.

Under the terms of our governing documents, the holders of our common stock have no preemptive or conversion rights or other subscription rights, and there are no redemption or sinking fund provisions applicable to the common stock. All currently outstanding shares of our common stock are fully paid and non-assessable. The rights of the holders of our common stock are subject to, and may be adversely affected by, the rights of the holders of shares of any series of preferred stock that we may designate and issue in the future.

We have applied to list our common stock on the Nasdaq Capital Market under the symbol “CLLB.”

Preferred Stock

We have authorized 20,000,000 shares of our preferred stock, par value $0.001, 2,000,000 of which are designated as Series A Preferred Stock. Our Articles of Incorporation authorize our Board of Directors to establish one or more series of preferred stock. Unless required by law or any stock exchange, the authorized but unissued shares of preferred stock will be available for issuance without further action by our shareholders. Our Board of Directors is authorized to divide the preferred stock into series and, with respect to each series, to fix and determine the designation, terms, preferences, limitations, and relative rights thereof, including dividend rights, dividend rates, conversion rights, voting rights, redemption rights and terms, liquidation preferences, sinking fund provisions and the number of shares constituting the series. Without shareholder approval, we could issue preferred stock that could impede or discourage an acquisition attempt or other transaction that some, or a majority, of our shareholders may believe is in their best interests or in which they may receive a premium for their common stock over the market price of the common stock.

Series A Preferred Stock

We have designated 2,000,000 shares for our Series A Convertible Preferred Stock (the “Series A Preferred Stock”), 60,000 of which are issued as of the date of this prospectus.

Rank. The Series A Preferred Stock ranks: (i) senior to any other class or series of outstanding Preferred Stock or classes of capital stock; (ii) prior to all common stock; and (iii) prior to any other class or series of capital stock created after the Series A Preferred Stock (“Junior Securities”), and will rank as such with respect to distributions, if any.

Dividends. The Series A Preferred Stock will have no dividends, except that in the event dividends are declared for common stock, the same rate of dividend per share shall be due and payable to the holders of the Series A Preferred Stock (each a “Holder” and collectively the “Holders”) on the same terms which the Holder would have been entitled to receive had the Series A Preferred Stock been already converted into common stock on the date the dividend was then declared.

Liquidation. In the event of any Liquidation Event, either voluntary or involuntary, the Holders of shares of Series A Preferred Stock will be entitled to receive, prior in preference to any distribution to common stock or other Junior Securities, an amount per share equal to $5.00 plus any allocable and due dividends per share.

Conversion Option. Upon a Liquidation Event, or at the option of the Holder, in the Holder’s sole discretion, any Holder of Series A Preferred Stock shall be entitled to convert the shares of Series A Preferred Stock into common stock; provided, however, that the minimum number of shares of Series A Preferred Stock that the Holder may convert to common stock at any given time is 1,000 shares.

Conversion Price. The “Conversion Price” shall be: (A) 70% of the Last Reported Sales Price, whereby the “Last Reported Sale Price” means the closing sale price per share (or, if no closing sale price is reported, the average of the last bid price and the last ask price per share or, if more than one in either case, the average of the average last bid prices and the average last ask prices per share) of common stock on such Trading Day as reported by the U.S. national securities exchange on which the common stock is then listed, or if the common stock is not listed on a U.S. national securities exchange on such Trading Day, then the Last Reported Sale Price will be the last quoted bid price per share of common stock on such Trading Day in the over-the-counter market as reported by OTC Markets Group Inc. or a similar organization; provided, however, that in the event that the Conversion Price is calculated to be less than $1.75, then the Conversion Price shall be $1.75, subject to adjustment; or (B) in the event that the common stock is neither listed on a U.S. national securities exchange nor quoted in an over-the-counter market, then the Conversion Price shall be $3.00, subject to adjustment.

No Fractional Shares. If any conversion of the Series A Preferred Stock would create a fractional share of common stock or a right to acquire a fractional share of common stock, such fractional share shall be disregarded and the number of shares of common stock issuable upon conversion, in the aggregate, shall be rounded up to the nearest whole share.

Adjustment. The Conversion Price will be subject to adjustments for stock dividends, splits, combinations, and similar events.

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No Voting Rights. The holders of the Series A Preferred Stock shall have no voting rights, unless required by law.

Call Provision. We have the right to redeem from the Holders some or all of the then outstanding shares of Series A Preferred Stock, at any time and from time to time (each, a “Redemption Date”), for cash in an amount equal to $5.50 per share of Series A Preferred Stock (the “Redemption Price”).

Registration Rights. If at any time on or after the issuance date of the Series A Preferred Stock, there is no effective registration statement registering, or no current prospectus available for, the resale of the shares of common stock issuable upon the conversion of the shares of Series A Preferred Stock, and we propose to file a registration statement (“Registration Statement”) with respect to any offering of securities, we will ) offer to the Holders the opportunity to register the sale of such number of shares of common stock issuable upon conversion of the Series A Preferred Stock in any such Registration Statement(a “Piggyback Registration”) as such Holders may request (collectively, the “Registrable Securities”). We will cause such Registrable Securities to be included in such Piggyback Registration, subject to certain restrictions in the event that the Piggyback Registration is for an underwritten offering. then we will be required to include in the Piggyback Registration only that number of Registrable Securities that the underwriters determine in their sole discretion will not jeopardize the success of the offering, provided that the Registrable Securities so included to be apportioned pro rata among the selling Holders, along with customary “lock-up” agreements in favor of the underwriter.

Stock Options

On October 26, 2022, we adopted the 2022 Stock Option Plan, pursuant to which we may grant equity awards to our employees, officers, directors, and certain service providers. There are 10,000,000 shares of our common stock reserved for issuance under the 2022 Stock Option Plan.

We issued stock options to certain employees, contractors, and the members of our Board of Directors, all of which are fully vested, as follows:

●	8,917,758 options with an exercise price of $0.50;
●	1,580,000 options with an exercise price of $0.90;
●	1,100,000 options with an exercise price of $1.50; and
●	1,530,000 options with an exercise price of $2.75.

As of the date of this prospectus, there were 13,127,758 shares of our common stock issuable upon exercise of outstanding stock options, none of which were issued pursuant to the 2022 Stock Option Plan.

Restricted Stock Awards

On October 26, 2022, our Board of Directors adopted the 2022 Restricted Stock Plan, pursuant to which we may grant common stock awards and performance awards to our officers, directors, and key employees. There are 10,000,000 shares of our common stock reserved for issuance under the 2022 Restricted Stock Plan. As of the date of this prospectus, there were no shares of our common stock awarded pursuant to the 2022 Restricted Stock.

Representative Warrants

The material terms and provisions of the Representative Warrants are described under the caption “Underwriting.”

Anti-Takeover Provisions Under the Nevada Revised Statutes

Business Combinations

Sections 78.411 to 78.444 of the Nevada revised statutes (the “NRS”) prohibit a Nevada corporation from engaging in a “combination” with an “interested stockholder” for three years following the date that such person becomes an interested stockholder and places certain restrictions on such combinations even after the expiration of the three-year period. With certain exceptions, an interested stockholder is a person or group that owns 10% or more of the corporation’s outstanding voting power (including stock with respect to which the person has voting rights and any rights to acquire stock pursuant to an option, warrant, agreement, arrangement, or understanding or upon the exercise of conversion or exchange rights) or is an affiliate or associate of the corporation and was the owner of 10% or more of such voting stock at any time within the previous three years.

A Nevada corporation may elect not to be governed by Sections 78.411 to 78.444 by a provision in its articles of incorporation. We do not have such a provision in our Articles of Incorporation, as amended, pursuant to which we have elected to opt out of Sections 78.411 to 78.444; therefore, these sections apply to us.

Control Shares

Nevada law also seeks to impede “unfriendly” corporate takeovers by providing in Sections 78.378 to 78.3793 of the NRS that an “acquiring person” shall only obtain voting rights in the “control shares” purchased by such person to the extent approved by the other stockholders at a meeting. With certain exceptions, an acquiring person is one who acquires or offers to acquire a “controlling interest” in the corporation, defined as one-fifth or more of the voting power. Control shares include not only shares acquired or offered to be acquired in connection with the acquisition of a controlling interest, but also all shares acquired by the acquiring person within the preceding 90 days. The statute covers not only the acquiring person but also any persons acting in association with the acquiring person. The statute covers not only the acquiring person but also any persons acting in association with the acquiring person. The NRS control share statutes only apply to issuers that have 200 or more stockholders of record, at least 100 of whom have had addresses in Nevada appearing on the stock ledger of the corporation at all times during the 90 days immediately preceding such date; and whom do business in Nevada directly or through an affiliated corporation. We do not currently meet these requirements and as such these provisions do not apply to us.

A Nevada corporation may elect to opt out of the provisions of Sections 78.378 to 78.3793 of the NRS. We do not have a provision in our Amended and Restated Articles of Incorporation pursuant to which we have elected to opt out of Sections 78.378 to 78.3793; therefore, these sections do apply to us, subject to the above limitations.

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Removal of Directors

Section 78.335 of the NRS provides that two-thirds of the voting power of the issued and outstanding shares of the Company is required to remove a Director from office. As such, it may be more difficult for stockholders to remove Directors due to the fact the NRS requires greater than majority approval of the stockholders for such removal.

Anti-Takeover Effects of Our Articles of Incorporation and Bylaws

The following provisions of our articles of incorporation and bylaws could have the effect of delaying or discouraging another party from acquiring control of us and could encourage persons seeking to acquire control of us to first negotiate with our Board of Directors:

-	the right of our Board of Directors to elect a director to fill a vacancy created by the expansion of the Board of Directors or the resignation, death, or removal of a director; and
-	the requirement that a special meeting of stockholders may be called only by either (i) the Board of Directors; (ii) such person or persons authorized by the Board; or (iii) one or more stockholders holding shares in the aggregate entitled to cast not less than 66 2/3% of the votes at that meeting.

Limitation on Liability and Indemnification of Directors and Officers

Our charter documents limit the liability of our directors and officers. Our charter documents state that we shall indemnify, in accordance with and to the full extent now or hereafter permitted by law, every person who was or is a party or is threatened to be made a party to or is involved in any action, suit, or proceeding, whether civil, criminal, administrative, or investigative, by reason of the fact that he or she or a person of whom he or she is the legal representative is or was a Director or officer of the Corporation or is or was serving at the request of the corporation or for its benefit as a Director, officer, employee, or agent of another corporation, or as its representative in a partnership, joint venture, trust, or other enterprise against all expenses, liability and loss (including, attorneys’ fees, judgments, fines, ERISA excise taxes or penalties and amount paid in settlement) reasonably incurred or suffered by him or her in connection therewith.

In addition to the right to indemnification, an indemnitee shall also have the right to be paid by the Corporation the expenses incurred in defending any such proceeding in advance of its final disposition; provided however, that if the law so requires, the Director may have to provide an undertaking to repay all amounts so advanced if it is ultimately determined by a final adjudication that such indemnitee is not entitled to be indemnified for such expenses. Any right of indemnification shall not be exclusive of any other right which such Directors, officers or representatives may have or hereafter acquire and, which such directors, officers, or representatives may have or hereafter acquire and, without limiting the generality of such statement, they shall be entitled to their respective rights of indemnification under any bylaw, agreement, vote of shareholders, provision of law or otherwise. This does not apply to actions arising under the Securities Exchange Act of 1934, as amended, or the Securities Act of 1933, as amended.

There is no pending litigation or proceeding involving any of our directors or officers as to which indemnification is required or permitted, and we are not aware of any threatened litigation or proceeding that may result in a claim for indemnification.

Authorized but Unissued Shares

Our authorized but unissued shares of common stock will be available for future issuance without your approval. We may use additional shares for a variety of purposes, including future offerings to raise additional capital, to fund acquisitions and as employee compensation. The existence of authorized but unissued shares of common stock could render it more difficult or discourage an attempt to obtain control of us by means of a proxy contest, tender offer, merger or otherwise.

Transfer Agent and Registrar

We have retained EQ Shareowner Services as the transfer agent and registrar for our common stock.

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SHARES ELIGIBLE FOR FUTURE SALE

General

Prior to this offering, there was no established public trading market for our securities. Even if our application to list our common stock on Nasdaq Capital Market is approved, we cannot assure you that a significant public market for our securities will develop or be sustained following this offering. Future sales of substantial amounts of our securities (including common stock issued on the exercise of options and/or warrants) in the public market, or the perception that such sales could occur, could adversely affect prevailing market prices as well as our ability to raise equity capital in the future.

Upon completion of this offering and assuming no exercise of the Underwriters’ Warrants, we will have 33,669,234 shares of common stock issued and outstanding (or 33,864,234 shares of common stock, if the underwriters exercise in full the overallotment option).

The securities sold in this offering will be freely tradable without further restriction or registration under the Securities Act, except for any shares held by our “affiliates” as that term is defined in Rule 144 under the Securities Act. The remaining outstanding shares of our common stock will be deemed “restricted securities” or “control securities” under the Securities Act. Subject to certain contractual restrictions, including the lock-up agreements described below, restricted securities and control securities may be sold in the public market only if (i) they have been registered or (ii) they qualify for an exemption from registration under Rule 144 or any other applicable exemption.

Rule 144

Under Rule 144, a person (or persons whose shares are aggregated) who is, or was at any time during the three months preceding a sale, deemed to be our “affiliate” would be entitled to sell within any three-month period a number of shares that does not exceed the greater of 1% of the then outstanding shares of our common stock, which would be approximately 341,757 shares of common stock immediately after this offering (assuming the underwriters do not elect to exercise their option to purchase additional shares), or the average weekly trading volume of our common stock on the during the four calendar weeks preceding such sale. Sales under Rule 144 are also subject to a six-month holding period and requirements relating to manner of sale and notice requirements and the availability of current public information about us. Upon completion of this offering and subject to the lock-up agreements described above, we expect that approximately 71.43% of our outstanding common stock (or 71.03% of our outstanding common stock if the underwriters exercise in full their option to purchase additional shares), will be subject to limitations on sales by affiliates under Rule 144 (assuming such affiliates do not purchase any shares in this offering).

Rule 144 also provides that a person who is not deemed to be, or have been, at any time during the three months preceding a sale, our affiliate, and who has for at least six months beneficially owned shares of our common stock that are restricted securities, will be entitled to freely sell such shares of our common stock subject only to the availability of current public information regarding us. A person who is not deemed to be, or have been, at any time during the three months preceding a sale, our affiliate, and who has beneficially owned for at least one year shares of our common stock that are restricted securities, will be entitled to freely sell such shares of our common stock under Rule 144 without regard to the current public information requirements of Rule 144.

Lock-Up Agreements

Pursuant to certain “lock-up” agreements, our executive officers, directors and holders of 5% or more of our outstanding common stock, have agreed, subject to limited exceptions, without the prior written consent of the underwriter, not to directly or indirectly, offer, pledge, sell, contract to sell, grant, lend, or otherwise transfer or dispose of, directly or indirectly, our common stock or any securities convertible into or exercisable or exchangeable for our common stock, enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of such securities, in amounts exceeding 25% of their holdings for a period of six months days from the date of this prospectus and the remaining 75% of their holdings for a period of 12 months from the date of this prospectus. (See “Underwriting.”)

2022 Stock Option Plan

On October 26, 2022, our Board of Directors adopted our 2022 Stock Option Plan, which provides for the grant of incentive stock options within the meaning of Section 422 of the Code, to our employees and any parent and subsidiary corporation’s employees, and for the grant of non-statutory stock options, restricted stock and other stock awards to our employees, directors and certain service providers and the employees and service providers of any parent and subsidiary corporation. A total of 10,000,000 shares of our common stock are reserved for issuance under the 2022 Stock Option Plan. (See “Description of Securities—Stock Options.”)

As of the date of this prospectus, there were 13,127,758 shares of our common stock issuable upon exercise of outstanding stock options, none of which were issued pursuant to the 2022 Stock Option Plan.

2022 Restricted Stock Plan

On October 26, 2022, we adopted our 2022 Restricted Stock Plan which provides for the grant of common stock awards and performance awards to our officers, directors, and key employees and of our subsidiary corporations. A total of 10,000,000 shares of our common stock are reserved for issuance under the 2022 Restricted Stock Plan. (See “Description of Securities—Restricted Stock.”) As of the date of this prospectus, we have not issued any shares of common stock pursuant to the 2022 Restricted Stock Plan.

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CERTAIN MATERIAL FEDERAL INCOME TAX CONSIDERATIONS

The following is a summary of certain material United States federal income tax consequences to you of the acquisition, ownership, and disposition of shares of our common stock offered pursuant to this prospectus. This discussion is not a complete analysis of all of the potential United States federal income tax consequences relating thereto, and, except as otherwise specifically provided herein, it does not address any estate and gift tax consequences or any tax consequences arising under any state, local or foreign tax laws, or any other United States federal tax laws. This discussion is based on the Code, Treasury Regulations promulgated thereunder, judicial decisions, and published rulings and administrative pronouncements of the Internal Revenue Service (the “IRS”), all as in effect as of the date of this prospectus. These authorities may change, possibly retroactively, resulting in United States federal income tax consequences different from those discussed below. No ruling has been or will be sought from the IRS with respect to the matters discussed below, and there can be no assurance that the IRS will not take a contrary position regarding the tax consequences of the acquisition, ownership, or disposition of the shares of our common stock, or that any such contrary position would not be sustained by a court.

This discussion is limited to holders who purchase shares of our common stock pursuant to this prospectus and who hold the shares of our common stock as a “capital asset” within the meaning of Section 1221 of the Code (generally, property held for investment). This discussion does not consider any specific facts or circumstances that may be relevant to holders subject to special rules under the United States federal income tax laws, including, without limitation:

●	financial institutions, banks, and thrifts;

●	insurance companies;

●	tax-exempt organizations;

●	“S” corporations, partnerships, or other pass-through entities;

●	traders in securities that elect to mark to market;

●	regulated investment companies and real estate investment trusts;

●	broker-dealers or dealers in securities or currencies;

●	United States expatriates;

●	persons subject to the alternative minimum tax;

●	persons holding our stock as a hedge against currency risks or as a position in a straddle;

●	persons that are former citizens or former long-term residents of the U.S.;

●	persons that are subject to special tax accounting rules;

●	controlled foreign corporations and passive foreign investment companies; or

●	U.S. holders (as defined below) whose functional currency is not the United States dollar.

If a partnership (or other entity taxed as a partnership for United States federal income tax purposes) holds shares of our common stock, the tax treatment of a partner in the partnership will depend on the status of the partner, upon the activities of the partnership, and upon certain determinations made at the partner level. Accordingly, partnerships holding our common stock and the partners in such partnerships should consult their own tax advisors regarding the specific United States federal income tax consequences to them.

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Prospective investors should consult their own tax advisors regarding the particular United States federal income tax consequences to them of acquiring, owning, and disposing of shares of our common stock, as well as any tax consequences arising under any state, local or foreign tax laws and any other United States federal tax laws.

For purposes of this discussion, a “U.S. holder” is any beneficial owner of shares of our common stock who, for United States federal income tax purposes, is:

●	an individual who is a citizen or resident of the United States;

●	a corporation (or other entity treated as a corporation for United States federal income tax purposes) created or organized in or under the laws of the United States or of any state or in the District of Columbia;

●	an estate the income of which is subject to United States federal income taxation regardless of its source; or

●	a trust, if a United States court can exercise primary supervision over the administration of the trust and one or more United States persons have the authority to control all substantial decisions of the trust, or if the trust has a valid election in place to be treated as a United States person.

A “non-U.S. holder” is any beneficial owner of our common stock that is neither a “U.S. holder” nor an entity treated as a partnership for United States federal income tax purposes.

Taxation of U.S. Holders

Distributions on Shares of Our Common Stock. If we make cash or other property distributions on shares of our common stock, such distributions generally will constitute dividends for United States federal income tax purposes to the extent of our current and accumulated earnings and profits, as determined under United States federal income tax principles. Subject to certain limitations, these distributions may be eligible for the dividends-received deduction in the case of U.S. holders that are corporations. Dividends paid to non-corporate U.S. holders generally will qualify for taxation at special rates as “qualified dividends” if such U.S. holder meets certain holding period and other applicable requirements. The special rate will not, however, apply to dividends received to the extent that the U.S. holder elects to treat dividends as “investment income,” which may be offset by investment expense.

Amounts not treated as dividends for United States federal income tax purposes will constitute a return of capital and will first be applied against and reduce a U.S. holder’s tax basis in the shares of our common stock, but not below zero. Distributions in excess of our current and accumulated earnings and profits and in excess of a U.S. holder’s tax basis in its shares of our common stock will be taxable as capital gain realized on the sale or other disposition of the shares of our common stock and will be treated as described under “—Sales or Other Taxable Dispositions of Shares of Our Common Stock” below.

Sale or Other Taxable Dispositions of Shares of Our Common Stock. If a U.S. holder sells or disposes of shares of our common stock, such U.S. holder generally will recognize gain or loss for United States federal income tax purposes in an amount equal to the difference between the amount of cash and the fair market value of any property received on the sale or other disposition and the U.S. holder’s adjusted basis in the shares of our common stock for United States federal income tax purposes. This gain or loss generally will be long-term capital gain or loss if the U.S. holder has held the shares of our common stock for more than one year. The deductibility of capital losses is subject to limitations.

Backup Withholding and Information Reporting. Information reporting will generally apply to U.S. holders with respect to payments of dividends on shares of our common stock and to certain payments of proceeds on the sale or other disposition of shares of our common stock. Certain U.S. holders may be subject to U.S. backup withholding on payments of dividends on shares of our common stock and certain payments of proceeds on the sale or other disposition of shares of our common stock unless the beneficial owner of shares of our common stock furnishes the payor or its agent with a taxpayer identification number, certified under penalties of perjury, and certain other information, or otherwise establishes, in the manner prescribed by law, an exemption from backup withholding.

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U.S. backup withholding is not an additional tax. Any amounts withheld under the backup withholding rules may be allowed as a credit against a U.S. holder’s United States federal income tax liability, which may entitle the U.S. holder to a refund, provided the U.S. holder timely furnishes the required information to the IRS.

Medicare Tax. A U.S. person that is an individual or estate, or a trust that does not fall into a special class of trusts that is exempt from such tax, will be subject to an additional tax on the lesser of (1) the U.S. person’s “net investment income” for the relevant taxable year and (2) the excess of the U.S. person’s modified adjusted gross income for the taxable year over a certain threshold. Net investment income generally includes dividends, and net gains from the disposition of common stock, unless such income or gains are derived in the ordinary course of the conduct of a trade or business (other than a trade or business that consists of certain passive or trading activities). A U.S. holder that is an individual, estate or trust should consult its own tax advisor regarding the applicability of the Medicare tax to its income and gains in respect of its investment in our common stock.

Taxation of Non-U.S. Holders

Distributions on Shares of Our Common Stock. Distributions that are treated as dividends (see “Taxation of U.S. Holders—Distributions on Shares of Our Common Stock”) generally will be subject to United States federal withholding tax at a rate of 30% of the gross amount of the dividends, or such lower rate specified by an applicable income tax treaty. If we cannot determine at the time a distribution is made whether or not the distribution will exceed current and accumulated earnings and profits (and therefore whether the distribution will be treated as a dividend), we intend to withhold from the distribution at the rate applicable to dividends. A non-U.S. holder may seek a refund from the IRS of any amounts withheld if it is subsequently determined that the distribution was, in fact, in excess of our current and accumulated earnings and profits. To receive the benefit of a reduced treaty rate, a non-U.S. holder must furnish to us or our paying agent a valid IRS Form W-8BEN (or applicable successor form) certifying such non-U.S. holder’s qualification for the reduced rate. This certification must be provided to us or our paying agent prior to the payment of dividends and must be updated as required by law. Non-U.S. holders that do not timely provide us or our paying agent with the required certification, but that qualify for a reduced treaty rate, may obtain a refund of any excess amounts withheld by timely filing an appropriate claim for refund with the IRS.

If a non-U.S. holder holds shares of our common stock in connection with the conduct of a trade or business in the United States, and dividends paid on the shares of our common stock are effectively connected with such non-U.S. holder’s United States trade or business (and if required by an applicable income tax treaty, attributable to a permanent establishment maintained by the non-U.S. holder in the United States), the non-U.S. holder will be exempt from United States federal withholding tax. To claim the exemption, the non-U.S. holder must generally furnish to us or our paying agent a properly executed IRS Form W-8ECI (or applicable successor form).

Any dividends paid on shares of our common stock that are effectively connected with a non-U.S. holder’s United States trade or business (and if required by an applicable income tax treaty, attributable to a permanent establishment maintained by the non-U.S. holder in the United States) generally will be subject to United States federal income tax on a net income basis at the regular graduated United States federal income tax rates in much the same manner as if such non-U.S. holder were a resident of the United States. A non-U.S. holder that is a foreign corporation also may be subject to an additional branch profits tax equal to 30% (or such lower rate specified by an applicable income tax treaty) of its effectively connected earnings and profits for the taxable year, as adjusted for certain items. Non-U.S. holders should consult their own tax advisors regarding any applicable income tax treaties that may provide for different rules.

Distributions that we determine are in excess of our current and accumulated earnings and profits and that are in excess of a non-U.S. holder’s tax basis in its shares of our common stock will be treated as gain from the sale of common stock as described under “—Sales or Other Taxable Dispositions of Shares of Our Common Stock” below. If we are a USRPHC (as defined below) and we do not qualify for the Regularly Traded Exception (as defined below), distributions which constitute a return of capital will be subject to withholding tax unless an application for a withholding certificate is filed to reduce or eliminate such withholding. (See “— Sales or Other Taxable Dispositions of Shares of our Common Stock” below for a discussion of the treatment of USRPHCs.)

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Sales or Other Taxable Dispositions of Shares of Our Common Stock. Subject to the discussion of backup withholding and withholding tax relating to foreign accounts below, a non-U.S. holder generally will not be subject to United States federal income tax for gain recognized on a sale or other disposition of common stock unless one of the following conditions is satisfied:

●	the gain is effectively connected with a trade or business conducted by the non-U.S. holder in the United States (and, if an income tax treaty applies, is attributable to a permanent establishment maintained in the United States by such non-U.S. holder). The non-U.S. holder will, unless an applicable treaty provides otherwise, be taxed on its net gain derived from the sale or other disposition under regular graduated United States federal income tax rates. Effectively connected gains realized by a corporate non-U.S. holder may also, under certain circumstances, be subject to an additional “branch profits tax” at a 30% rate or a lower rate as may be specified by an applicable income tax treaty;

●	in the case of a non-U.S. holder who is an individual and holds the common stock as a capital asset, the holder is present in the United States for 183 or more days in the taxable year of the sale or other disposition and certain other conditions exist. Such gain will be subject to United States federal income tax at a flat 30% rate (or such lower rate specified by an applicable income tax treaty), but may be offset by United States source capital losses (even though the individual is not considered a resident of the United States); or

●	our common stock constitutes a USRPI within the meaning FIRPTA by reason of our status as a USRPHC for United States federal income tax purposes.

With respect to the third bullet point above, because of our holdings of United States real property interests, we believe that we are a USRPHC for United States federal income tax purposes. Because the determination of whether we are a USRPHC depends on the fair market value of our United States real property interests relative to the fair market value of our other trade or business assets and any foreign real property interests, it is possible that we may not remain a USRPHC in the future. As a USRPHC, if a class of our stock is regularly traded on an established securities market as determined under the Treasury Regulations (the “Regularly Traded Exception”), such stock will be treated as a USRPI only with respect to a non-U.S. holder that actually or constructively holds more than 5% of such class of stock at any time during the shorter of the five-year period preceding the date of disposition or the holder’s holding period for such stock. We anticipate that our common stock will be regularly traded on an established securities market following this offering. However, no assurance can be given in this regard and no assurance can be given that our common stock will remain regularly traded in the future. If gain on the sale or other taxable disposition of shares of our common stock were subject to taxation under FIRPTA as a sale of a USRPI, the non-U.S. holder would be subject to regular United States federal income tax with respect to such gain in the same manner as a taxable U.S. holder (subject to any applicable alternative minimum tax and a special alternative minimum tax in the case of nonresident alien individuals). In addition, if the sale or other taxable disposition of shares of our common stock is subject to tax under FIRPTA, the purchaser of the stock would be required to withhold and remit to the IRS 15% of the purchase price unless an exception applies. A non-U.S. holder also will be required to file a United States federal income tax return for any taxable year in which it realizes a gain from the disposition of our common stock that is subject to United States federal income tax.

Non-U.S. holders should consult their own tax advisors concerning the consequences of selling or otherwise disposing of shares of our common stock.

Backup Withholding Tax and Information Reporting. We must report annually to each non-U.S. holder of shares of our common stock and to the IRS the amount of payments on the shares of our common stock paid to such non-U.S. holder and the amount of any tax withheld with respect to those payments. These information reporting requirements apply even if no withholding was required because the payments were effectively connected with the non-U.S. holder’s conduct of a United States trade or business, or withholding was reduced or eliminated by an applicable income tax treaty. This information also may be made available under a specific treaty or agreement with the tax authorities in the country in which the non-U.S. holder resides or is established. Backup withholding, however, generally will not apply to distribution payments to a non-U.S. holder of shares of our common stock provided the non-U.S. holder furnishes to us or our paying agent the required certification as to its non-U.S. status, such as by providing a valid IRS Form W-8BEN or IRS Form W-8ECI, or certain other requirements are met. Notwithstanding the foregoing, backup withholding may apply if either we or our paying agent has actual knowledge, or reason to know, that the holder is a U.S. person that is not an exempt recipient.

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Backup withholding is not an additional tax. Any amounts withheld under the backup withholding rules may be allowed as a refund or a credit against a non-U.S. holder’s United States federal income tax liability, provided the required information is timely furnished to the IRS.

Additional Withholding Tax Relating to Foreign Accounts. Withholding taxes may be imposed under Sections 1471 to 1474 of the Code, the Treasury Regulations promulgated thereunder and other official guidance (commonly referred to as “FATCA”) on certain types of payments made to non-U.S. financial institutions and certain other non-U.S. entities. Specifically, a 30% withholding tax may be imposed on dividends on shares of our common stock paid to a “foreign financial institution” or a “non-financial foreign entity” (each as defined in the Code), unless (1) the foreign financial institution undertakes certain diligence, reporting and withholding obligations, (2) the non- financial foreign entity either certifies it does not have any “substantial United States owners” (as defined in the Code) or furnishes identifying information regarding each substantial United States owner, or (3) the foreign financial institution or non-financial foreign entity otherwise qualifies for an exemption from these rules. If the payee is a foreign financial institution and is subject to the diligence, reporting and withholding requirements in (1) above, it must enter into an agreement with the U.S. Department of the Treasury requiring, among other things, that it undertake to identify accounts held by certain “specified United States persons” or “United States-owned foreign entities” (each as defined in the Code), annually report certain information about such accounts, and withhold 30% on certain payments to non-compliant foreign financial institutions and certain other account holders. Accordingly, the entity through which shares of our common stock is held will affect the determination of whether such withholding is required. Foreign financial institutions located in jurisdictions that have an intergovernmental agreement with the United States governing FATCA may be subject to different rules. Future Treasury Regulations or other official guidance may modify these requirements.

Under the applicable Treasury Regulations, withholding under FATCA generally applies to payments of dividends on shares of our common stock. While withholding under FATCA would have also applied to payments of gross proceeds from the sale or other disposition of shares of our common stock on or after January 1, 2019, recently proposed Treasury Regulations eliminate FATCA withholding on payments of gross proceeds. The preamble to these proposed regulations indicates that taxpayers may rely on them pending their finalization. The FATCA withholding tax will apply to all withholdable payments without regard to whether the beneficial owner of the payment would otherwise be entitled to an exemption from imposition of withholding tax pursuant to an applicable income tax treaty with the United States or U.S. domestic law. We will not pay additional amounts to holders of shares of our common stock in respect of amounts withheld.

Prospective investors should consult their own tax advisors regarding the potential application of withholding under FATCA to their investment in shares of our common stock.

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UNDERWRITING

Craft Capital Management LLC and R.F. Lafferty & Co., Inc. are the representatives (the “Representatives”) of the underwriters of this offering. We have entered into an underwriting agreement dated [   ] with the Representatives. Subject to the terms and conditions of the underwriting agreement, we have agreed to sell to the underwriters named below and the underwriters named below have agreed to purchase from us, at the public offering price less the underwriting discounts set forth on the cover page of this prospectus, the number of shares of common stock listed next to its name in the following table:

Underwriter	Number of Shares of Common Stock
Craft Capital Management LLC
R.F. Lafferty & Co., Inc.

Total

The underwriters are committed to purchase all securities offered by us other than those covered by the overallotment option, if they purchase any securities. The obligations of the underwriters may be terminated upon the occurrence of certain events specified in the underwriting agreement. Furthermore, pursuant to the underwriting agreement, the underwriters’ obligations are subject to customary conditions, representations, and warranties contained in the underwriting agreement, such as receipt by the underwriters of officers’ certificates and legal opinions.

The underwriters are offering the shares of common stock subject to prior sale, when, as and if issued to and accepted by them, subject to approval of legal matters by its counsel, and other conditions specified in the underwriting agreement. The underwriters reserve the right to withdraw, cancel or modify offers to the public and to reject orders in whole or in part.

Overallotment Option

We have granted to the underwriters an option, exercisable for 45 days after the date of this prospectus, to purchase up to 195,000 additional shares of our common stock, representing 15% of the shares of our common stock sold in the offering. The purchase price to be paid per additional share of common stock will be equal to the public offering price, less the underwriting discount. The underwriters may exercise the option solely for the purpose of covering overallotments, if any, in connection with this offering. Any shares of our common stock will be issued and sold on the same terms and conditions as the other shares of our common stock that are the subject of this offering. If this option is exercised in full to purchase shares of common stock, the total offering price to the public will be $4.50 and the total net proceeds, before expenses, to us will be $6,189,300.

Discounts and Commissions

The following table summarizes the public offering price, underwriting discounts and commissions and proceeds before expenses to us assuming both no exercise and full exercise by the underwriters of the overallotment option:

	Per Share of Common Stock	Total Without Overallotment Option	Total with Overallotment Option
Public offering price	$4.50	$5,850,000	$6,727,500
Underwriting discounts and commissions (8.0%)	$0.36	$468,000	$538,200
Proceeds, before expenses, to us	$4.14	$5,382,000	$6,189,300

We have agreed to pay a non-accountable expense allowance to the Representatives of $100,000 and an accountable expense allowance not to exceed $200,000. The Representatives’ accountable expense allowance includes (a) road show and travel expenses incurred by the Representatives; (b) reasonable fees of Representatives’ legal counsel; and (c) due diligence expenses incurred by the Representatives. We have agreed to pay all expenses in connection with the offering including (a) all filing fees and expenses related to the registration of securities with the SEC; (b) all fees and expenses related to the review of this offering by FINRA; (c) all fees and expenses relating to the listing of our securities on an exchange; (d) all fees, expenses, and disbursements relating to the registration or qualification of the securities under the “blue sky” securities laws; (e) all fees, expenses, and disbursements relating to the registration, qualification, or exemption of the securities under the securities laws of foreign jurisdictions (none of which are expected to be incurred); (f) the costs of all mailing and printing; (g) transfer and/or stamp taxes; (h) fees and expenses of our accountants; and (i) fees and expenses including “road show” and diligence, and reasonable legal fees and disbursements for the Representatives’ legal counsel.

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We estimate the expenses of this offering payable by us, not including underwriting discounts and commissions, will be approximately $600,000.

Representative Warrants

We have agreed to issue to the Representatives or their designees, upon the closing of this offering, Warrants to purchase up to a total of 7.5% of the shares of our common stock sold in this offering through the exercise of the underwriter’s overallotment option (the “Representative Warrants”). The Representative Warrants and the shares issuable upon the exercise of such Warrants are also being registered on the registration statement of which this prospectus forms a part. The Representative Warrants are exercisable at $5.63 per share (125% of the public offering price per Common Unit in the offering). The Representative Warrants are exercisable at any time and from time to time, in whole or in part, commencing on a date which is six months from the commencement date of sales of this offering and expiring on the date that is no more than five years from the commencement of sales of the offering in compliance with FINRA Rule 5110.

The Representative Warrants are deemed underwriter compensation by FINRA and are therefore subject to a 180-day lock-up pursuant to Rule 5110 of FINRA. The underwriter (or permitted assignees under Rule 5110) will not sell, transfer, assign, pledge, or hypothecate these Warrants or the securities underlying these Warrants, nor will they engage in any hedging, short sale, derivative, put, or call transaction that would result in the effective economic disposition of the Warrants or the underlying securities for a period of 180 days from the effective date of this offering. The Warrants may be exercised as to all, or a lesser number of shares of common stock and will provide for cashless exercise in the event there is not an effective registration statement for the underlying shares. In addition, the Representative Warrants provide for one-time demand registration rights and unlimited piggyback registration rights. The demand registration right provided will not be greater than five years from the commencement of sales of this offering in compliance with FINRA Rule 5110(g)(8)(C). The piggyback registration rights provided will not be greater than seven years from the commencement of sales of this offering in compliance with FINRA Rule 5110(g)(8)(D). The Warrants will have anti-dilution terms that are consistent with FINRA Rule 5110(g)(8)(E) and (F). We will bear all fees and expenses attendant to registering the securities issuable on exercise of the Representative Warrants other than underwriting commissions incurred and payable by the holders. The exercise price and number of shares issuable upon exercise of the Representative Warrants may be adjusted in certain circumstances including in the event of a stock dividend or our recapitalization, reorganization, merger, or consolidation. However, neither the Representative Warrants’ exercise price, nor the number of shares of common stock underlying such Warrants, will be adjusted for issuances of shares of common stock by the Company at a price below the exercise price of the Representative Warrants.

Tail Financing

We have agreed to pay Craft Capital Management LLC (“Craft”) a cash placement fee equal to 8% of the aggregate purchase price with respect to any public or private financing or capital-raising transaction of any kind to the extent that such financing or capital is provided to the Company by investors whom Craft introduced to the Company during the 12-month period following expiration or termination of our engagement letter with Craft.

Right of First Refusal

The Representatives have the right of first refusal for 12 months following the consummation of this offering to act as exclusive financial advisors, or to act as joint financial advisors with another advisor in the Representatives’ sole discretion, on any public or private financing (debt or equity) using an underwriter or placement agent (collectively, “Future Services”). In the event that we engage the Representatives to provide such Future Services and enter into another engagement, the Representatives will be compensated consistent with the terms of the underwriting agreement with the Representatives, unless we mutually agree otherwise.

Lock-Up Agreements

Pursuant to certain “lock-up” agreements, our executive officers, directors and holders of at least 5% of our common stock, have agreed, subject to limited exceptions, without the prior written consent of the Representatives, not to directly or indirectly, offer, pledge, sell, contract to sell, grant, lend, or otherwise transfer or dispose of, directly or indirectly, our common stock or any securities convertible into or exercisable or exchangeable for our common stock, enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of such securities, in amounts exceeding 25% of their holdings for a period of six months days from the date of this prospectus and the remaining 75% of their holdings for a period of 12 months from the date of this prospectus. Additionally, we have agreed for a period of 180 days following [   ] (the date of the underwriting agreement), that we will not, without the prior written consent of the Representatives, directly or indirectly, offer, pledge, sell, contract to sell, grant, lend, or otherwise transfer or dispose of, directly or indirectly, any shares of our common stock or any securities convertible into or exercisable or exchangeable for our common stock, or enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of such securities.

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Securities Issuance Standstill

We agreed, for a period of 180 days following the date of this offering, to not issue, offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option or contract to purchase, lend, or otherwise transfer or dispose of, directly or indirectly, and shares of the Company or any securities convertible into or exercisable or exchangeable for shares of the Company.

Indemnification

We have agreed to indemnify the underwriters against specified liabilities relating to this offering arising under the Securities Act and the Exchange Act and to contribute to payments that the underwriters may be required to make for these liabilities.

Electronic Offer, Sale, and Distribution of Securities

A prospectus in electronic format may be made available on the websites maintained by one or more underwriter or selling group members, if any, participating in this offering and one or more of the underwriters participating in this offering may distribute prospectuses electronically. The Representatives may agree to allocate a number of securities to underwriters and selling group members for sale to their online brokerage account holders. Internet distributions will be allocated by the underwriters and selling group members that will make internet distributions on the same basis as other allocations. Other than the prospectus in electronic format, the information on the underwriters’ websites is not part of, nor incorporated by reference into, this prospectus or the registration statement of which this prospectus forms a part, has not been approved or endorsed by us or any underwriter in its capacity as underwriter, and should not be relied upon by investors.

Stabilization

In connection with this offering, the underwriters may engage in stabilizing transactions, overallotment transactions, syndicate-covering transactions, penalty bids, and purchases to cover positions created by short sales.

Stabilizing transactions permit bids to purchase shares so long as the stabilizing bids do not exceed a specified maximum, and are engaged in for the purpose of preventing or retarding a decline in the market price of the shares while the offering is in progress.

Overallotment transactions involve sales by the underwriters of shares in excess of the number of shares the underwriters are obligated to purchase. This creates a syndicate short position which may be either a covered short position or a naked short position. In a covered short position, the number of shares overallotted by the underwriters is not greater than the number of shares that they may purchase in the overallotment option. In a naked short position, the number of shares involved is greater than the number of shares that they purchase in the overallotment option. The underwriters may close out any short position by exercising their overallotment option and/or purchasing shares in the open market.

Syndicate covering transactions involve purchases of shares in the open market after the distribution has been completed in order to cover syndicate short positions. In determining the source of shares to close out the short position, the underwriters will consider, among other things, the price of shares available for purchase in the open market as compared with the price at which they may purchase shares through exercise of the overallotment option. If the underwriters sell more shares than could be covered by exercise of the overallotment option and, therefore, have a naked short position, the position can be closed out only by buying shares in the open market. A naked short position is more likely to be created if the underwriters are concerned that after pricing there could be downward pressure on the price of the shares in the open market that could adversely affect investors who purchase in the offering.

70

Penalty bids permit the underwriters to reclaim a selling concession from a syndicate member when the shares originally sold by that syndicate member are purchased in stabilizing or syndicate covering transactions to cover syndicate short positions.

These stabilizing transactions, syndicate covering transactions and penalty bids may have the effect of raising or maintaining the market price of our securities or preventing or retarding a decline in the market price of our securities. As a result, the price of our securities in the open market may be higher than it would otherwise be in the absence of these transactions. Neither we nor the underwriters make any representation or prediction as to the effect that the transactions described above may have on the price of our securities. These transactions may be effected in the over-the-counter market or otherwise and, if commenced, may be discontinued at any time.

Passive Market Making

In connection with this offering, underwriter and selling group members may engage in passive market making transactions in our common stock on the Nasdaq Capital Market in accordance with Rule 103 of Regulation M under the Exchange Act, during a period before the commencement of offers or sales of the securities and extending through the completion of the distribution. A passive market maker must display its bid at a price not in excess of the highest independent bid of that security. However, if all independent bids are lowered below the passive market maker’s bid, then that bid must then be lowered when specified purchase limits are exceeded.

Offer Restrictions Outside of the United States

Other than in the United States, no action has been taken by us or the underwriters that would permit a public offering offered by this prospectus in any jurisdiction where action for that purpose is required. The securities offered by this prospectus may not be offered or sold, directly or indirectly, nor may this prospectus or any other offering material or advertisements in connection with the offer and sale of any such securities be distributed or published in any jurisdiction, except under circumstances that will result in compliance with the applicable rules and regulations of that country or jurisdiction. Persons into whose possession this prospectus comes are advised to inform themselves about and to observe any restrictions relating to the offering and the distribution of this prospectus. This prospectus does not constitute an offer to sell or a solicitation of an offer to buy any securities offered by this prospectus in any jurisdiction in which such an offer or a solicitation is unlawful.

Other Relationships

The underwriters and their affiliates may in the future provide various advisory, investment and commercial banking and other services for us in the ordinary course of business, for which they may receive customary fees and commissions.

71

LEGAL MATTERS

Certain legal matters in connection with this offering, including the validity of the securities offered hereby, will be passed upon for us by FitzGerald Kreditor Bolduc Risbrough LLP, Irvine, California. Certain legal matters of U.S. federal securities law in connection with this offering will be passed upon for the underwriters by Brunson Chandler & Jones, PLLC.

EXPERTS

The financial statements of CoLabs Int’l, Corp., a Nevada corporation, as of December 31, 2022 and 2021, and for the years then ended have been included herein and in the registration statement in reliance upon the report of Weinberg and Company, P.A., independent registered public accounting firm, appearing elsewhere herein, and upon the authority of said firm as experts in accounting and auditing. The report thereon contains an explanatory paragraph which describes the conditions that raise substantial doubt about the ability of the Company to continue as a going concern and are contained in Footnote 1 to the financial statements.

WHERE YOU CAN FIND MORE INFORMATION

We have filed with the SEC a registration statement on Form S-1 under the Securities Act, with respect to the securities being offered by this prospectus. This prospectus, which constitutes part of that registration statement, does not contain all of the information set forth in the registration statement or the exhibits and schedules which are part of the registration statement. Some items included in the registration statement are omitted from the prospectus in accordance with the rules and regulations of the SEC. For further information with respect to us and the securities offered in this prospectus, we refer you to the registration statement and the accompanying exhibits.

A copy of the registration statement and the accompanying exhibits and any other document we file may be inspected without charge at the public reference facilities maintained by the SEC at 100 F Street, N.E., Washington, D.C. 20549, and copies of all or any part of the registration statement may be obtained from this office upon the payment of the fees prescribed by the SEC. The public may obtain information on the operation of the public reference facilities in Washington, D.C. by calling the SEC at 1-800-SEC-0330. Our filings with the SEC are available to the public from the SEC’s website at www.sec.gov.

Upon the completion of this offering, we will be subject to the information and periodic reporting requirements of the Exchange Act, applicable to a company with securities registered pursuant to Section 12 of the Exchange Act. In accordance therewith, we will file proxy statements, periodic information, and other information with the SEC. All documents filed with the SEC are available for inspection and copying at the public reference room and website of the SEC referred to above. We maintain a website at www.colabsintl.com. You may access our reports, proxy statements and other information free of charge at this website as soon as reasonably practicable after such material is electronically filed with, or furnished to, the SEC. The information contained in, or that can be accessed through, our website is not incorporated by reference and is not a part of this prospectus, and the inclusion of our website address in this prospectus is an inactive textual reference only.

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F-1

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and Stockholders of

CoLabs Int’l, Corp.

Huntington Beach, California

Opinion on the Financial Statements

We have audited the accompanying balance sheets of CoLabs Int’l, Corp. (the “Company”) as of December 31, 2022 and 2021, the related statements of operations, stockholders’ equity (deficit), and cash flows for the years then ended, and the related notes (collectively referred to as the “financial statements”). In our opinion, the financial statements present fairly, in all material respects, the financial position of the Company as of December 31, 2022 and 2021, and the results of its operations and its cash flows for the years then ended, in conformity with accounting principles generally accepted in the United States of America.

Going Concern

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 1 to the financial statements, the Company has experienced recurring operating losses and negative operating cash flows since inception and has a stockholders’ deficit as of December 31, 2022. These conditions raise substantial doubt about the Company’s ability to continue as a going concern. Management’s plans in regard to these matters are also described in Note 1 to the financial statements. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

Basis for Opinion

These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on the Company’s financial statements based on our audits. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (“PCAOB”) and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audits in accordance with the standards of the PCAOB. Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement, whether due to error or fraud. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. As part of our audits we are required to obtain an understanding of internal control over financial reporting but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion.

Our audits included performing procedures to assess the risks of material misstatement of the financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the financial statements. Our audits also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the financial statements. We believe that our audits provided a reasonable basis for our opinion.

We have served as the Company’s auditor since 2020.

/s/ Weinberg & Company, P.A,

Los Angeles, California

March 24, 2023

F-2

COLABS INT’L, CORP.

BALANCE SHEETS

	December 31, 2022	December 31, 2021

Assets
Current assets:
Cash	$9,000	$68,000
Accounts receivable	-	1,000
Inventory, net of reserves of $20,000, and $62,000, respectively	10,000	8,000
Prepaid and other current assets	1,000	5,000
Total current assets	20,000	82,000

Right of use asset	-	8,000

Other assets:
Intangible assets, net	14,000	-
Deferred offering costs	118,000	-
Other assets	2,000	2,000
Total assets	$154,000	$92,000

Liabilities and Stockholders’ Deficit
Current liabilities:
Accounts payable and accrued expenses	$438,000	$39,000
Deferred revenue	80,000	14,000
Lease liability	-	9,000
Loans payable, current portion	114,000	3,000
Total current liabilities	632,000	65,000

Loans payable, net of current portion	39,000	39,000
Total liabilities	671,000	104,000

Commitments and contingencies

Stockholders’ deficit:
Preferred stock, $.001 par value; 20,000,000 shares authorized; no shares issued and outstanding at December 31, 2022 and December 31, 2021, respectively	-	-
Common stock, $.001 par value; 100,000,000 shares authorized; 32,617,002 and 31,747,500 shares issued and outstanding at December 31, 2022 and December 31, 2021, respectively	32,000	32,000
Additional paid-in capital	17,485,000	11,160,000
Common stock issuable (0 and 269,106 shares of common stock)	-	270,000
Accumulated deficit	(18,034,000)	(11,474,000)
Total stockholders’ deficit	(517,000)	(12,000)
Total liabilities and stockholders’ deficit	$154,000	$92,000

The accompanying notes are an integral part of these financial statements.

F-3

COLABS INT’L, CORP.

STATEMENTS OF OPERATIONS

FOR THE YEARS ENDED DECEMBER 31, 2022 AND 2021

	Years Ended December 31,
	2022	2021

Revenue (1)	$157,000	$80,000
Cost of revenue	70,000	143,000
Gross profit (loss)	87,000	(63,000)
Operating expenses:

Selling, general and administrative expenses	6,390,000	1,022,000
Research and development	244,000	181,000
Total operating expenses	6,634,000	1,203,000

Loss from operations	(6,547,000)	(1,266,000)

Other income (expense):
Gain on forgiveness of Paycheck Protection Program loans	-	110,000
Interest expense	(13,000)	(1,000)
Net loss	$(6,560,000)	$(1,157,000)

Net loss per share of common stock– basic and diluted	$(0.20)	$(0.04)

Weighted average common stock outstanding – basic and diluted	32,015,341	31,622,650

(1) Sales to related party	$9,000	$19,000

The accompanying notes are an integral part of these financial statements.

F-4

COLABS INT’L, CORP.

STATEMENTS OF CHANGES IN STOCKHOLDERS’ EQUITY (DEFICIT)

YEARS ENDED DECEMBER 31, 2022 AND 2021

	Common Stock		Common Stock		Additional		Total Stockholders’
	$.001 Par		Issuable		Paid-	Accumulated	Equity
	Shares	Amount	Shares	Amount	in Capital	Deficit	(Deficit)
December 31, 2020	31,390,000	$31,000	-	$-	$10,444,000	$(10,317,000)	$158,000

Common stock issued for cash	357,500	1,000	60,000	165,000	716,000		882,000

Common stock issued on exercise of stock options	-	-	209,106	105,000	-		105,000

Net loss						(1,157,000)	(1,157,000)
December 31, 2021	31,747,500	32,000	269,106	270,000	11,160,000	(11,474,000)	(12,000)

Vesting of stock options	-	-	-	-	5,154,000		5,154,000

Issuance of prior year common stock issuable for cash	60,000	-	(60,000)	(165,000)	165,000		-

Issuance of prior year common stock issuable on exercise of stock options	209,106	-	(209,106)	(105,000)	105,000		-

Common stock issued for services	21,000	-	-	-	58,000		58,000

Repurchase of common stock	(3,000)	-	-	-	(8,000)		(8,000)

Common stock issued for cash	248,000	-	-	-	683,000		683,000

Common stock issued on exercise of stock options	334,396	-	-	-	168,000		168,000

Net loss						(6,560,000)	(6,560,000)
December 31, 2022	32,617,002	$32,000	-	$-	$17,485,000	$(18,034,000)	$(517,000)

The accompanying notes are an integral part of these financial statements.

F-5

COLABS INT’L, CORP.

STATEMENTS OF CASH FLOWS

YEARS ENDED DECEMBER 31, 2022 AND 2021

	Years Ended December 31,
	2022	2021

Cash flows from operating activities:
Net loss	$(6,560,000)	$(1,157,000)
Adjustments to reconcile net loss to cash used in operating activities:
Intangible assets amortization	1,000	-
Vesting of stock options	5,154,000	-
Common stock issued for services	58,000	-
Change in inventory reserve	(42,000)	62,000
Gain on forgiveness of Paycheck Protection Program loans	-	(110,000)
Change in right of use asset	8,000	29,000
Change in lease liability	(9,000)	(29,000)
Change in operating assets and liabilities:
Accounts receivable	1,000	1,000
Inventory	40,000	4,000
Prepaids and other current assets	4,000	(5,000)
Accounts payable and accrued expenses	399,000	(7,000)
Deferred revenue	66,000	14,000
Net cash used in operating activities	(880,000)	(1,198,000)

Cash flows from investing activities:
Purchase of intangible assets	(15,000)	-
Net cash used in investing activities	(15,000)	-

Cash flows from financing activities:
Proceeds from the sale of common stock	683,000	882,000
Repurchase of common stock	(8,000)	-
Proceeds from the exercise of stock options	168,000	105,000
Proceeds from notes payable	123,000	49,000
Repayment of notes payable	(12,000)	-
Deferred offering costs	(118,000)	-
Net cash provided by financing activities	836,000	1,036,000

Net decrease	(59,000)	(162,000)
Balance at the beginning of the period	68,000	230,000
Balance at the end of the period	$9,000	$68,000

Supplemental disclosures of cash flow information:
Income taxes paid	$-	$-
Interest paid	$13,000	$1,000
Supplemental non-cash disclosure:
Recognition of right-of-use asset and operating lease liability upon execution of new operating lease	$-	$17,000

The accompanying notes are an integral part of these financial statements.

F-6

COLABS INT’L, CORP.

NOTES TO FINANCIAL STATEMENTS

FOR THE YEARS ENDED DECEMBER 31, 2022 AND 2021

1.	Organization and Basis of Presentation

CoLabs Int’l, Corp. (the “Company,” “CoLabs”) was incorporated on August 5, 2008 under the laws of the State of Nevada as an OTC pharmaceutical company with multi-market applications for its targeted epidermal-drug delivery system which is identified as: QuantaSphere® Technology (QS®).

The Company has 29 issued patents and has an additional 15 patent applications pending.

The Company places OTC drugs, pharmaceuticals, chemicals, and agrochemicals into micro-sized, electrostatically charged encapsulates as well as into other types of micro-encapsulates. These encapsulates are then suspended in uniquely designed formulations. This formulation of a highly advanced micro-technology can: target the delivery of topically applied drugs; limit unwanted absorption of chemicals, drugs, and cosmetics through the skin; and provide a designed release of active ingredients with a prescribed depth of skin penetration.

The Company has developed commercially unique and innovative targeted skin delivery systems for topical pharmacology. The Company’s technology limits unwanted side effects that can occur as a result of absorption through the skin. The penetration of chemicals through the skin can have serious impact on the body’s organs and systems. The Company’s current applications include anti-bacterial/viral sanitizers/soaps, sunscreens, pest-repellents, and healing cosmetic lotions. For consumers, it provides elegant skin delivery of topically applied drugs and cosmetics. This combined end purpose is the unique foundation of the Company’s technology.

Effective December 19, 2022, the date of filing of the Certificate of Amendment with the Nevada Secretary of State, the total number of shares the Company is authorized to issue is 120,000,000, consisting of 100,000,000 shares of common stock, having a par value of $0.001 and 20,000,000 shares of Preferred Stock, having a par value of $0.001.

On December 1, 2021, the Company effected a 2 for 1 split of its outstanding shares of common stock. All shares and per share amounts and information presented herein have been retroactively adjusted to reflect the stock split for all periods presented.

COVID-19 Considerations

Through the date these financial statements were issued, the COVID-19 pandemic has significantly impacted the Company’s operating results. Due to COVID-19, the Company experienced reduced demand for its products in its domestic and international markets. Marketing programs planned for 2020 were curtailed by the lockdowns related to the epidemic. These included: AVP Beach Volleyball, NASCAR and golf tournaments events were all cancelled and/or postponed until 2021. In many locations, beaches and outdoor activities were also restricted which again limited sunscreen sales. Since the Company has only limited online presence, which is directly related to sport event marketing, sales were seriously affected.

The Company is however, recently experiencing an improving trend in customer orders from both its domestic and international markets. As lockdowns are gradually lifted, more outdoor activities are allowed resulting in increasing sales. In the future, the pandemic may cause reduced demand for the Company’s products. Should the pandemic result in a recessionary economic environment, consumers who purchase the Company’s products will be negatively affected. The Company has not observed any material impairments of its assets or a significant change in the fair value of its assets due to the COVID-19 pandemic.

The Company’s ability to operate without significant negative operational impact from the COVID-19 pandemic will in part depend on its ability to protect its employees and its supply chain. The Company has endeavored to follow the recommended actions of government and health authorities to protect its employees. However, the uncertainty resulting from the COVID-19 pandemic could result in an unforeseen disruption to its workforce and supply chain (for example, an inability of a key supplier or transportation supplier to source and transport materials) that could negatively impact operations.

F-7

Going Concern

The Company’s financial statements have been prepared assuming that it will continue as a going concern, which contemplates continuity of operations, the generation of sales revenue, the realization of assets, and liquidation of liabilities in the normal course of business. As reflected in the financial statements, during the year ended December 31, 2022, the Company incurred a net loss of $6,560,000, and used net cash in operating activities of $880,000 and had a stockholders’ deficit of $517,000 on December 31, 2022. These factors raise substantial doubt about the Company’s ability to continue as a going concern within one year after the date that the financial statements are issued without a further influx of equity capital, growth of sales or issuance of debt or a combination of these capital inflows. The financial statements do not include any adjustments related to the recoverability and classification of recorded asset amounts or the amounts and classification of liabilities that might be necessary should the Company be unable to continue as a going concern.

At December 31, 2022, the Company had cash on hand of $9,000. During the year ended December 31, 2022, the Company received proceeds of $683,000 from the sales of its common stock, $168,000 of proceeds from the exercise of stock options, and proceeds of $123,000 from notes payable. The ability of the Company to continue as a going concern is and has been dependent on the Company’s ability to execute its strategy and in its ability to raise additional funds and expand revenue from sales. Management is currently seeking additional operating funds, primarily through the issuance of equity securities to expand its marketing and overall business development. No assurance can be given that any future financing will be successful or, the funding will be adequate for the Company to achieve its goals. Even if the Company can obtain additional financing, it may place restrictions on management. Substantial dilution for stockholders may occur from the structuring of either equity or debt financing.

2.	Summary of Significant Accounting Policies

Revenue Recognition

The Company products are sold under the brand name KLENSKIN®, which consists of distinct sunscreen products titled SPF 30 Shampoo, Face and Body Wash, SunBar SPF 20 Bar Soap, Broad Spectrum SPF 50 Lotion, and a hand sanitizer and insect repellant. The products are offered for sale as finished goods only, and there are no performance obligations required post-shipment for customers to derive the expected value from them. Contracts with customers contain no incentives or discounts that could cause revenue to be allocated or adjusted over time. The Company does offer a general right of return, but historically the return rates have been insignificant.

The Company recognizes revenue in accordance with Financial Accounting Standards Board (“FASB”) Accounting Standards Codification (ASC) 606, Revenue from Contracts with Customers. This standard provides authoritative guidance clarifying the principles for recognizing revenue and developing a common revenue standard for U.S. generally accepted accounting principles. The core principle of the guidance is that an entity should recognize revenue to depict the transfer of promised goods and services to customers in an amount that reflects the consideration to which the entity expects to be entitled in the exchange for those goods or services.

Under this guidance, revenue is recognized when control of promised goods or services is transferred to the Company’s customers, in an amount that reflects the consideration the Company expects to be entitled to in exchange for those goods or services. The Company reviews its sales transactions to identify contractual rights, performance obligations, and transaction prices, including the allocation of prices to separate performance obligations, if applicable. Revenue and costs of sales are recognized once products are delivered to the customer’s control and performance obligations are satisfied.

Revenue Concentrations

The Company performs a regular review of customer activity and associated credit risks and does not require collateral or other arrangements.

During the years ended December 31, 2022 and 2021, sales to Advanced Dermatology Care Center, a dermatology practice owned and sold in November 2022 by Dr. Laura Cohen, the Company’s Chief Executive Officer, accounted for 6% and 24% of Company’s revenue, respectively.

F-8

During the years ended December 31, 2022 and 2021, one international customer accounted for 38% and 14% of the Company’s revenue, respectively.

No other customers accounted for more than 10% of revenues during the years ended December 31, 2022 and 2021.

Stock-Based Compensation

The Company periodically issues stock options to employees and non-employees in non-capital raising transactions for services and for financing costs. The Company accounts for such grants issued and vesting based on ASC 718, Compensation-Stock Compensation whereby the value of the award is measured on the date of grant and recognized for employees as compensation expense on the straight-line basis over the vesting period. The Company recognizes the fair value of stock-based compensation within its Statements of Operations with classification depending on the nature of the services rendered.

The fair value of each option or warrant grant is estimated using the Black-Scholes option-pricing model. The Company is a private company and lacks company-specific historical and implied volatility information. Therefore, it estimates its expected stock volatility based on the historical volatility of a publicly traded set of peer companies within the consumer product industry with characteristics similar to the Company. The expected term of the Company’s stock options has been determined utilizing the “simplified” method for awards that qualify as “plain-vanilla” options. The expected term of stock options granted to non-employees is equal to the contractual term of the option award. The risk-free interest rate is determined by reference to the U.S. Treasury yield curve in effect at the time of grant of the award for time periods approximately equal to the expected term of the award. Expected dividend yield is zero, based on the fact that the Company has never paid cash dividends and does not expect to pay any cash dividends in the foreseeable future.

During the years ended December 31, 2022 and 2021, shares of the Company’s common stock were not publicly traded. As such, during the period, the Company estimated the fair value of common stock using an appropriate valuation methodology, in accordance with the framework of the American Institute of Certified Public Accountants’ Technical Practice Aid, Valuation of Privately-Held Company Equity Securities Issued as Compensation. Each valuation methodology includes estimates and assumptions that require the Company’s judgment. These estimates and assumptions include a number of objective and subjective factors, including external market conditions, guideline public company information, the prices at which the Company sold its common stock to third parties in arms’ length transactions, the rights and preferences of securities senior to the Company’s common stock at the time, and the likelihood of achieving a liquidity event such as an initial public offering or sale. Significant changes to the assumptions used in the valuations could result in different fair values of stock options at each valuation date, as applicable.

Fair Value Measurements

The Company uses various inputs in determining the fair value of its investments and measures these assets on a recurring basis. Financial assets recorded at fair value in the balance sheets are categorized by the level of objectivity associated with the inputs used to measure their fair value. Authoritative guidance provided by ASC Topic 820 - Fair Value Measurements and Disclosure defines the following levels directly related to the amount of subjectivity associated with the inputs to fair valuation of these financial assets:

Level 1—Quoted prices in active markets for identical assets or liabilities;

Level 2—Inputs, other than the quoted prices in active markets, that are observable either directly or indirectly; and

Level 3—Unobservable inputs based on the Company’s assumptions.

The Company is required to use observable market data if such data is available without undue cost and effort. At December 31, 2022 and 2021, the carrying amounts of financial assets and liabilities, such as cash, accounts receivable, inventory, other assets, and accounts payable and accrued expenses approximate their fair values due to their short-term nature. The carrying values of notes payable approximate their fair values due to the fact that the interest rates on these obligations are based on prevailing market interest rates.

F-9

Basic and Diluted Net Loss per Share of Common Stock

Basic net loss per share is computed by using the weighted-average number of shares of common stock outstanding during the period. Diluted net loss per share is computed giving effect to all dilutive potential shares of Common Stock that were outstanding during the period. Dilutive potential shares of Common Stock consist of incremental shares of Common Stock issuable upon exercise of stock options. No dilutive potential shares of Common Stock were included in the computation of diluted net loss per share because their impact was anti-dilutive. As of December 31, 2022, and 2021, the Company had total outstanding options of 13,386,498 and 11,090,894, respectively, which were excluded from the computation of net loss per share because they are anti-dilutive.

Use of Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that may affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and reported amounts of revenues and expenses during the reporting period. Those estimates and assumptions include estimates for reserves of uncollectible accounts, reserves for inventory obsolescence, analysis of impairments of long-lived assets, accruals for potential liabilities, and valuation of deferred tax assets. Actual results could differ from those estimates.

Intangible assets

Intangible assets acquired separately are reported at cost less accumulated amortization (where they have finite useful lives) and accumulated impairment losses. Intangible assets with finite useful lives are amortized on a straight-line basis over their estimated useful lives. The estimated useful life and amortization method are reviewed at the end of each annual reporting period, with the effect of any changes in estimate being accounted for on a prospective basis. Intangible assets with indefinite useful lives are not amortized. Each period, the useful lives of such assets are reviewed to determine whether events and circumstances continue to support an indefinite useful life assessment for the asset. Such assets are tested for impairment annually.

Deferred Offering Costs

Deferred offering costs consist principally of legal, accounting, and underwriters’ fees incurred related to equity financings. These deferred offering costs are deferred and then charged against the gross proceeds received once the equity financing occurs or are charged to expense if the financing does not occur.

Research and Development

Research and development costs are expensed as incurred. Research and development expenses for the years ended December 31, 2022 and 2021, were $244,000 and $181,000, respectively.

Advertising Costs

Advertising costs are charged to operations as part of selling, general and administrative expenses at the time the costs are incurred. Advertising costs for the years ended December 31, 2022 and 2021, were $543,000 and $278,000, respectively.

Patent and Licensing Legal and Filing Fees and Costs

Due to the significant uncertainty associated with the successful development of one or more commercially viable products based on the Company’s research efforts and related patent applications, all patent and licensing legal and filing fees and costs related to the development and protection of its intellectual property are charged to operations as incurred. Patent and licensing legal and filing fees and costs were $38,000 and $71,000 for the years ended December 31, 2022 and 2021, respectively. Patent and licensing legal and filing fees and costs are included in general and administrative costs in the Company’s statements of operations.

Concentration of Credit Risk

The Company maintains the majority of its cash balances with one financial institution, in the form of demand deposits. During the year ended December 31, 2022, the Company had cash deposits that exceeded the federally insured limit of $250,000. The Company believes that no significant concentration of credit risk exists with respect to these cash balances because of its assessment of the creditworthiness and financial viability of the financial institution.

F-10

Inventories

Inventories are stated at the lower of cost or net realizable value. Cost is computed on a first-in, first-out basis. The Company’s inventories consist almost entirely of finished goods as of December 31, 2022.

The Company provides inventory reserves based on excess and obsolete inventories determined primarily by future demand forecasts. The write down amount is measured as the difference between the cost of the inventory and net realizable value based upon assumptions about future demand and charged to the provision for inventory, which is a component of cost of sales. At the point of the loss recognition, a new, lower cost basis for that inventory is established, and subsequent changes in facts and circumstances do not result in the restoration or increase in that newly established cost basis. At December 31, 2022, the Company recorded a reserve of $20,000 for excess and obsolete inventory.

Recent Accounting Pronouncements

In September 2016, the FASB issued Accounting Standards Update (“ASU”) 2016-13, Credit Losses (Topic 326) – Measurement of Credit Losses on Financial Instruments (“ASC 2016-13”). ASU 2016-13 requires entities to use a forward-looking approach based on current expected credit losses to estimate credit losses on certain types of financial instruments, including trade receivables, which may result in the earlier recognition of allowance for losses. ASU 2016-13 is effective beginning January 1, 2023, and early adoption is permitted. The adoption of ASU 2016-13 is not expected to have any impact on the Company’s financial statement presentation or disclosures.

In May 2021, the FASB issued ASU 2021-04, Earnings Per Share (Topic 260), Debt — Modifications and Extinguishments (Subtopic 470-50), Compensation — Stock Compensation (Topic 718), and Derivatives and Hedging — Contracts in Entity’s Own Equity (Subtopic 815-40): Issuer’s Accounting for Certain Modifications or Exchanges of Freestanding Equity-Classified Written Call Options (“ASU 2021-04”). ASU 2021-04 provides guidance as to how an issuer should account for a modification of the terms or conditions or an exchange of a freestanding equity-classified written call option (i.e., a warrant) that remains equity classified after modification or exchange as an exchange of the original instrument for a new instrument. An issuer should measure the effect of a modification or exchange as the difference between the fair value of the modified or exchanged warrant and the fair value of that warrant immediately before modification or exchange and then apply a recognition model that comprises four categories of transactions and the corresponding accounting treatment for each category (equity issuance, debt origination, debt modification, and modifications unrelated to equity issuance and debt origination or modification). ASU 2021-04 is effective for fiscal years beginning after December 15, 2021, including interim periods within those fiscal years. An entity should apply the guidance provided in ASU 2021-04 prospectively to modifications or exchanges occurring on or after the effective date. Early adoption is permitted, including adoption in an interim period. If an entity elects to early adopt ASU 2021-04 in an interim period, the guidance should be applied as of the beginning of the fiscal year that includes that interim period. The adoption of ASU 2021-04 did not have any impact on the Company’s financial statement presentation or disclosures.

Management does not believe that any other recently issued, but not yet effective, authoritative guidance, if currently adopted, would have a material impact on the Company’s financial statement presentation or disclosures.

3.	Intangible Assets

Intangible asset consisted of the following:

	December 31, 2022	December 31, 2021

Acquired technology (patents)	$15,000	$-
Accumulated amortization	(1,000)	-
Total Intangible Assets, net of amortization	$14,000	$-

F-11

In September 2022, the Company acquired technology from an Australian company, S G Ventures Pty, Limited, for international issued and pending intellectual property (“IP”) covering a transdermal delivery system for pharmaceuticals, chemicals, and over the counter treatments. The total cost of this acquisition was $15,000, which includes ongoing patent processing. This new family of IP presents claims that cover a new method of making nanofibrous mats (a type of gauze) which are uniquely constructed with ceramic encapsulates that contain releasable substances.

During the year ended December 31, 2022 and 2021, the Company recorded amortization expense of $1,000 and $0, respectively. The following table summarizes the amortization expense to be recorded in future periods for intangible assets that are subject to amortization:

Year Ending	Amortization
2023	$5,000
2024	5,000
2025	4,000
Total	$14,000

4.	Lease Payable

The Company determines whether a contract is, or contains, a lease at inception. Right-of-use assets represent the Company’s right to use an underlying asset during the lease term, and lease liabilities represent the Company’s obligation to make lease payments arising from the lease. Right-of-use assets and lease liabilities are recognized at lease commencement based upon the estimated present value of unpaid lease payments over the lease term. The Company leases its headquarters office, and certain office equipment and automobiles. Leases with an initial term of 12 months or less are not included on the balance sheets.

During the year ended December 31, 2021, the Company entered an office lease in Sarasota, Florida, for its research and development activities. The Sarasota lease was a 24-month lease ending on November 30, 2022, and was recently extended for an additional 12-month period expiring on November 30, 2023. The Company also leases its corporate administrative office and warehouse facility located in Huntington Beach, California, on a month-to-month basis. Leases with an initial term of 12 months or less are not recorded on the balance sheet. The Company accounts for the lease and non-lease components of its leases as a single lease component. Rent expense is recognized on a straight-line basis over the lease term.

During the years ended December 31, 2022 and 2021, lease costs totaled $50,000 and $44,000, respectively.

During the year ended December 31, 2022, the Company recorded a reduction of ROU assets of $8,000 related to its leases, resulting in no remaining ROU asset balance at December 31, 2022.

As of December 31, 2020, lease liabilities totaled $21,000. During the year ended December 31, 2021, the Company added the Sarasota operating lease of $17,000 and made payments of $29,000 towards its operating lease liability. As of December 31, 2021, operating lease liabilities totaled $9,000. During the year ended December 31, 2022, the Company made its remaining operating lease payments of $9,000, leaving no operating lease liability balance remaining at December 31, 2022.

5.	Loans Payable

The table below displays the Company’s notes payable balances as of December 31, 2022 and December 31, 2021, respectively.

	December 31, 2022	December 31, 2021
Celtic Bank Term Loan (a)	$49,000	$-
Celtic Bank Line of Credit (b)	62,000	-
Economic Injury Disaster Loan (EIDL) (c)	42,000	42,000
Total Loan Balance	153,000	42,000
Short Term Balance	114,000	3,000
Long Term Balance	$39,000	$39,000

(a)	On October 12, 2022, the Company entered in a Promissory Note (the “Note”) with Celtic Bank. The principal loan amount was $58,000, with a 12-month term, to be repaid weekly at $1,418 per week, over a 52-week period. The Note has an annual interest rate of 55.16% and is personally guaranteed to Dr. Laura Cohen, the Company’s Chief Executive Officer. During the year ended December 31, 2022, the Company made principal payments of $9,000, leaving a principal balance owed of $49,000 at December 31, 2022, of which $49,000 were reflected as the current portion of note payable.

F-12

(b)	On October 13, 2022, the Company entered in a $65,000 Line of Credit Agreement (the “LOC”) with Celtic Bank, with a 12-month term, to be repaid weekly at $1,707 per week, over a 52-week period. The LOC has an annual interest rate of 64.80% and is personally guaranteed to Dr. Laura Cohen, the Company’s Chief Executive Officer. During the year ended December 31, 2022, the Company made principal payments of $3,000, leaving a principal balance owed of $62,000 at December 31, 2022, of which $62,000 were reflected as the current portion of note payable.

(c)	On June 2, 2020, the Company obtained an Economic Injury Disaster Loan in the amount of $42,000, pursuant to the Small Business Administration (SBA) authorized (under Section 7(b)) of the Small Business Act, as amended. Interest on the loan is at the rate of 3.75% per year, and all loan payments are deferred for twelve months, at which time monthly installment payments are payable over 30 years from the date of the promissory note. The promissory note is secured by all the assets of the Company. The Company will use all the proceeds of this Loan solely as working capital to alleviate economic injury caused by COVID-19. At December 31, 2021, the balance on the loan was $42,000, of which $3,000 were reflected as the current portion of note payable. During the year ended December 31, 2022, the Company made nominal principal payments leaving the balance on the loan of $42,000, of which $3,000 were reflected as the current portion of note payable.

The following table displays the Company’s schedule of future principal payments.

Year Ending	Principal
2023	$114,000
2024	3,000
2025	3,000
2026	3,000
2027 and thereafter	30,000
Total	$153,000

6.	Stockholders’ Equity

The Company amended its Articles of Incorporation through the filing of a Certificate of Amendment with the Nevada Secretary of State on December 19, 2022, to increase its authorized shares to 120,000,000, consisting of 100,000,000 shares of common stock, $0.001 par value per share, and 20,000,000 shares of preferred stock, $0.001 par value per share, 2,000,000 of which have been designated as Series A Preferred Stock.

Common Stock

Each holder of the Company’s common stock is entitled to one vote per each share on all matters to be voted upon by the common shareholders, and there are no cumulative voting rights. Subject to applicable law and the rights, if any, of the holders of outstanding shares of any series of preferred stock designated and issued in the future, holders of common stock are entitled to vote on all matters on which shareholders generally are entitled to vote. Subject to the rights, if any, of the holders of outstanding shares of any series of preferred stock the Company may designate and issue in the future, holders of the Company’s common stock will be entitled to receive ratably the dividends, if any, as may be declared from time to time by the Board of Directors out of funds legally available for that purpose. If there is a liquidation, dissolution, or winding up of the Company, subject to the rights, if any, of the holders of outstanding shares of any series of preferred stock designated and issued in the future, holders of common stock would be entitled to ratable distribution of the assets remaining after the payment in full of liabilities.

F-13

Under the terms of its governing documents, the holders of the Company’s common stock have no preemptive or conversion rights or other subscription rights, and there is no redemption or sinking fund provisions applicable to the common stock. All currently outstanding shares of common stock are fully paid and non-assessable. The rights of the holders of the Company’s common stock are subject to, and may be adversely affected by, the rights of the holders of shares of any series of preferred stock that is designated and issued in the future.

Preferred Stock

The Company has authorized 20,000,000 shares of preferred stock, par value $0.001, 2,000,000 of which are designated as Series A Preferred Stock. The Company’s Articles of Incorporation authorize its Board of Directors to establish one or more series of preferred stock. Unless required by law or any stock exchange, the authorized but unissued shares of preferred stock will be available for issuance without further action by the Company’s shareholders. The Company’s Board of Directors is authorized to divide the preferred stock into series and, with respect to each series, to fix and determine the designation, terms, preferences, limitations, and relative rights thereof, including dividend rights, dividend rates, conversion rights, voting rights, redemption rights and terms, liquidation preferences, sinking fund provisions and the number of shares constituting the series. Without shareholder approval, the Company could issue preferred stock that could impede or discourage an acquisition attempt or other transaction that some, or a majority, of the Company’s shareholders may believe is in their best interests or in which they may receive a premium for their common stock over the market price of the common stock.

Series A Preferred Stock

The Company has designated 2,000,000 shares for its Series A Convertible Preferred Stock (the “Series A Preferred Stock”).

Rank. The Series A Preferred Stock ranks: (i) senior to any other class or series of outstanding Preferred Stock or classes of capital stock; (ii) prior to all common stock; and (iv) prior to any other class or series of capital stock created after the Series A Preferred Stock (“Junior Securities”), and will rank as such with respect to distributions, if any.

Dividends. The Series A Preferred Stock will have no dividends, except that in the event dividends are declared for common stock, the same rate of dividend per share shall be due and payable to the holders of the Series A Preferred Stock (each a “Holder” and collectively the “Holders”) on the same terms which the Holder would have been entitled to receive had the Series A Preferred Stock been already converted into common stock on the date the dividend was then declared.

Liquidation. In the event of any Liquidation Event, either voluntary or involuntary, the Holders of shares of Series A Preferred Stock will be entitled to receive, prior in preference to any distribution to common stock or other Junior Securities, an amount per share equal to $5.00 plus any allocable and due dividends per share.

Conversion Option. Upon a Liquidation Event, or at the option of the Holder, in the Holder’s sole discretion, any Holder of Series A Preferred Stock shall be entitled to convert the shares of Series A Preferred Stock into common stock; provided, however, that the minimum number of shares of Series A Preferred Stock that the Holder may convert to common stock at any given time is 1,000 shares.

Conversion Price. The “Conversion Price” shall be: (A) 70% of the Last Reported Sales Price, whereby the “Last Reported Sale Price” means the closing sale price per share (or, if no closing sale price is reported, the average of the last bid price and the last ask price per share or, if more than one in either case, the average of the average last bid prices and the average last ask prices per share) of common stock on such Trading Day as reported by the U.S. national securities exchange on which the common stock is then listed, or if the common stock is not listed on a U.S. national securities exchange on such Trading Day, then the Last Reported Sale Price will be the last quoted bid price per share of common stock on such Trading Day in the over-the-counter market as reported by OTC Markets Group Inc. or a similar organization; provided, however, that in the event that the Conversion Price is calculated to be less than $1.75, then the Conversion Price shall be $1.75, subject to adjustment; or (B) in the event that the common stock is neither listed on a U.S. national securities exchange nor quoted in an over-the-counter market, then the Conversion Price shall be $3.00, subject to adjustment.

F-14

No Fractional Shares. If any conversion of the Series A Preferred Stock would create a fractional share of common stock or a right to acquire a fractional share of common stock, such fractional share shall be disregarded and the number of shares of common stock issuable upon conversion, in the aggregate, shall be rounded up to the nearest whole share.

Adjustment. The Conversion Price will be subject to adjustments for stock dividends, splits, combinations, and similar events.

No Voting Rights. The holders of the Series A Preferred Stock shall have no voting rights, unless required by law.

Call Provision. The Company has the right to redeem from the Holders some or all of the then outstanding shares of Series A Preferred Stock, at any time and from time to time (each, a “Redemption Date”), for cash in an amount equal to $5.50 per share of Series A Preferred Stock (the “Redemption Price”).

Registration Rights. If at any time on or after the issuance date of the Series A Preferred Stock, there is no effective registration statement registering, or no current prospectus available for, the resale of the shares of common stock issuable upon the conversion of the shares of Series A Preferred Stock, and the Company proposes to file a registration statement (“Registration Statement”) with respect to any offering of securities, the Company will offer the Holders the opportunity to register the sale of such number of shares of common stock issuable upon conversion of the Series A Preferred Stock in any such Registration Statement (a “Piggyback Registration”) as such Holders may request (collectively, the “Registrable Securities”). The Company will cause such Registrable Securities to be included in such Piggyback Registration, subject to certain restrictions in the event that the Piggyback Registration is for an underwritten offering. then the Company will be required to include in the Piggyback Registration only that number of Registrable Securities that the underwriters determine in their sole discretion will not jeopardize the success of the offering, provided that the Registrable Securities so included to be apportioned pro rata among the selling Holders, along with customary “lock-up” agreements in favor of the underwriter.

Private Offerings

During the year ended December 31, 2022, the Company received aggregate proceeds of $683,000 from the sale of 248,000 shares of common stock.

During the year ended December 31, 2021, the Company received aggregate proceeds of $882,000 from the sale of 417,500 shares of common stock. At December 31, 2021, 60,000 shares of common stock valued at $165,000 were classified as common stock issuable on the balance sheet at December 31, 2021. The 60,000 shares classified as common stock issuable were issued during the year ended December 31, 2022.

Shares Issued for Services

During the year ended December 31, 2022, the Company issued 21,000 shares of common stock with a fair value of $58,000 for services.

2022 Restricted Stock Plan

The 2022 Restricted Stock Plan was adopted by the Company’s Board of Directors on October 26, 2022 and approved by the shareholders on December 14, 2022 (the “2022 Restricted Stock Plan”). The 2022 Restricted Stock Plan provides for the grant of common stock awards and performance awards to officers, directors, and key employees or of any subsidiary corporation. The 2022 Restricted Stock Plan is intended to provide incentives which will attract, retain, motivate, and reward officers, directors, and key employees or any of Affiliates (“Participants”), by providing them opportunities to acquire shares of Company common stock. The aggregate number of shares of common stock that may be subject to Awards granted under the 2022 Restricted Stock Plan is 10,000,000 shares of common stock. If any shares of common stock are forfeited, retained by the Company as payment of tax withholding obligations with respect to an Award, or surrendered to the Company to satisfy tax withholding obligations, such shares of common stock will be added back to the shares available for Awards. The 2022 Restricted Stock Plan contains certain adjustment provisions relating to stock dividends, stock splits, and the like. During the year ended December 31, 2022, no awards were granted pursuant to the 2022 Restricted Stock Plan.

F-15

2022 Stock Option Plan

The 2022 Incentive and Nonstatutory Stock Option Plan was adopted by the Company’s Board of Directors on October 26, 2022 and approved by the shareholders on December 14, 2022 (the “2022 Stock Option Plan”). The 2022 Stock Option Plan provides for the grant of incentive stock options within the meaning of Section 422 of the Internal Revenue Code of 1986, as amended (the “Code”), to employees and the employees of any future subsidiary corporation, and for the grant of non-statutory stock options to non-employees, including directors and other service providers. A total of 10,000,000 shares of common stock have been reserved for issuance pursuant to the exercise of options issued from the 2022 Stock Option Plan. During the year ended December 31, 2022, no options were granted pursuant to the 2022 Stock Option Plan.

A summary of the stock options for the years ended December 31, 2022 and 2021, is as follows:

		Weighted
	Number	Average
	Of	Exercise
	Options	Price
Balance outstanding, December 31, 2020	11,300,000	$0.55
Options granted	-	-
Options exercised	(209,106)	0.55
Options expired or forfeited	-	-
Balance outstanding, December 31, 2021	11,090,894	0.56
Options granted	2,630,000	2.23
Options exercised	(334,396)	0.50
Options expired or forfeited	-	-
Balance outstanding, December 31, 2022	13,386,498	$0.89
Balance exercisable, December 31, 2022	13,386,498	$0.89

Information relating to outstanding stock options at December 31, 2022, summarized by exercise price, is as follows:

	Outstanding			Exercisable
			Weighted		Weighted
			Average		Average
Exercise Price Per Share	Shares	Life (Years)	Exercise Price	Shares	Exercise Price
$0.50	9,176,498	7.31	$0.50	9,176,498	$0.50
$0.90	1,580,000	10.60	$0.90	1,580,000	$0.90
$1.50	1,100,000	4.50	$1.50	1,100,000	$1.50
$2.75	1,530,000	4.50	$2.75	1,530,000	$2.75
	13,386,498	7.15	$0.89	13,386,498	$0.89

During the year ended December 31, 2022, the Company received proceeds of $168,000 on the exercise of 334,396 stock options.

During the 12 months ended December 31, 2021, the Company received proceeds of $105,000 on the exercise of 209,106 stock options. As the shares of common stock from the exercise of stock options were not issued at December 31, 2021, the Company reclassified the common stock as a component of common stock issuable on the balance sheet at December 31, 2021. The 209,106 shares of common stock from the exercise of stock options were issued during the year ended December 31, 2022.

During the year ended December 31, 2022, the Company granted its employees, officers, directors, and select contractors, aggregate options to purchase 2,630,000 shares of common stock, at a weighted average exercise price of $2.23 per share of common stock, with immediate vesting at date of grant, and an expiration period of five years. The total fair value of these options at grant date was approximately $5,154,000, which was determined using a Black-Scholes-Merton option pricing model with the following weighted average assumptions: fair value of stock price of $2.75 per share, based on the Company’s current private offering price, the expected term of three years, volatility of 110%, dividend rate of 0%, and risk-free interest rate of 2.99%.

F-16

As of December 31, 2022, the Company had no outstanding unvested options with future compensation costs. As of December 31, 2022, both the outstanding and exercisable options had an intrinsic value of approximately $24,945,000.

7.	Commitments and Contingencies

Employment Agreements with Named Executive Officers

Compensation for Laura Cohen

Effective as of October 1, 2022, the Company entered into an Executive Employment Agreement with Laura Cohen, as its Chief Executive Officer for a term of one year, subject to automatic renewal for additional one year periods. Dr. Cohen is entitled to a base salary of $120,000 per annum, and is eligible for an annual cash bonus and to participate in the Company’s equity incentive plans, according to the recommendation of the Compensation Committee and approval of the Board. The Executive Employment Agreement provides for various termination events, including termination without cause or for good reason (both as defined in the agreement), under which Dr. Cohen would be entitled to a severance payment of (a) one year’s Base Salary; (b) the average annual cash bonus for the three preceding completed years; and (c) the target long-term incentive award for the year of the Termination Date, as well as reimbursement of 24 consecutive months of COBRA costs. Prior to entering into the Employment Agreement in 2022, Dr. Cohen was issued 180,000 stock options with a fair value of approximately $349,000 with a weighted average exercise price of $2.33 per share (see Note 6).

Compensation for Lisa LeBlanc

Effective as of October 1, 2022, the Company entered into an Executive Employment Agreement with Lisa LeBlanc, as its President for a term of one year, subject to automatic renewal for additional one year periods. Ms. LeBlanc is entitled to a base salary of $114,000 per annum, and is eligible for an annual cash bonus and to participate in the Company’s equity incentive plans, according to the recommendation of the Compensation Committee and approval of the Board. The Executive Employment Agreement provides for various termination events, including termination without cause or for good reason (both as defined in the agreement), under which Ms. LeBlanc would be entitled to a severance payment of (a) three times her then current Base Salary; (b) the average annual cash bonus for the three preceding completed years; and (c) the target long-term incentive award for the year of the Termination Date; as well as reimbursement of 36 consecutive amounts of COBRA costs. Prior to entering into the Employment Agreement in 2022, Ms. LeBlanc was issued 180,000 stock options with a fair value of approximately $349,000 with a weighted average exercise price of $2.33 per share (see Note 6).

Compensation for William Cohen

Effective as of October 1, 2022, the Company entered into an Executive Employment Agreement with William Cohen, as its Chief Financial Officer for a term of one year, subject to automatic renewal for additional one year periods. Mr. Cohen is entitled to a base salary of $108,000 per annum, and is eligible for an annual cash bonus and to participate in the Company’s equity incentive plans, according to the recommendation of the Compensation Committee and approval of the Board. The Executive Employment Agreement provides for various termination events, including termination without cause or for good reason (both as defined in the agreement), under which Mr. Cohen would be entitled to a severance payment of (a) one year’s Base Salary; (b) the average annual cash bonus for the three preceding completed years; and (c) the target long-term incentive award for the year of the Termination Date, as well as reimbursement of 24 consecutive months of COBRA costs. Prior to entering into the Employment Agreement, Mr. Cohen was compensated in stock options. In 2022, Mr. Cohen was issued 800,000 stock options with a fair value of approximately $1,584,000 (200,000 stock options for each year of his services as Chief Development Officer) with a weighted average exercise price of $2.13 per share (see Note 6).

F-17

8.	Income Taxes

Reconciliation between the expected federal income tax rate and the actual tax rate is as follows:

	Year Ended December 31,
	2022	2021

Federal statutory tax rate	21%	21%
State tax, net of federal benefit	7%	7%
Total tax rate	28%	28%
Allowance	(28)%	(28)%
Effective tax rate	-%	-%

The following is a summary of the deferred tax assets:

	Year Ended December 31,
	2022	2021

Net operating loss carryforwards	$2,195,000	$1,818,000
Valuation allowance	(2,195,000)	(1,818,000)
Net deferred tax asset	$-	$-

The Company has no tax provision for any period presented due to its history of operating losses. As of December 31, 2022, the Company had net operating loss carryforwards of approximately $7,841,000 that may be available to reduce future years’ taxable income through 2042. Future tax benefits which may arise because of these losses have not been recognized in these financial statements, as management has determined that their realization is not likely to occur and accordingly, the Company has recorded a valuation allowance for the full value of the deferred tax asset relating to these tax loss carry-forwards.

The Company adopted accounting rules which address the determination of whether tax benefits claimed or expected to be claimed on a tax return should be recorded in the financial statements. Under these rules, the Company may recognize the tax benefit from an uncertain tax position only if it is more likely than not that the tax position will be sustained on examination by the taxing authorities, based on the technical merits of the position. The tax benefits recognized in the financial statements from such a position are measured based on the largest benefit that has a greater than fifty percent likelihood of being realized upon ultimate settlement. These accounting rules also provide guidance on de-recognition, classification, interest, and penalties on income taxes, accounting in interim periods and requires increased disclosures. As of December 31, 2022, no liability for unrecognized tax benefits was required to be recorded.

As of December 31, 2022, there have been no allowances for the possibility of research and development tax credits, as the Company has not reached profitability. If the Company reaches profitability in the future, research and development tax credits may be available to the Company.

9.	Related Party

Advanced Dermatology Care Center, Inc. (“ADCC”) is a significant related wholesale purchaser of Klēnskin™ products. These products are ordered and sold to patients of ADCC and the Company’s clients. ADCC is a general dermatology practice previously owned by the Company’s Chief Executive Officer, Laura Cohen, MD. The products sold to ADCC are to enhance skin protection from sun exposure to patients who have sun damaged skin. During the years ended December 31, 2022 and 2021, sales to ADCC accounted for approximately 6% and 24% of the Company’s annual revenue, respectively. In November 2022, Dr. Cohen sold ADCC to an unrelated third party.

The Chief Executive Officer, President, and Chief Financial Officer of the Company are all related. Dr. Laura Cohen and William Cohen are wife and husband, and Lisa LeBlanc is their daughter (collectively, the “Cohen Family”). The Cohen Family collectively owns approximately 75% of the Company’s outstanding common stock.

10.	Subsequent Events

The Company has evaluated subsequent events occurring from January 1, 2023, through March 24, 2023, the date the financial statements were issued.

Subsequent to December 31, 2022, the Company received proceeds of approximately $129,000 from Dr. Laura Cohen, the Company’s Chief Executive Officer, on the exercise of 258,740 stock options.

Subsequent to December 31, 2022, the Company received proceeds of $300,000 from the sale of 60,000 shares of the Company’s Series A Preferred Stock.

F-18

1,300,000 Shares of

Common Stock

COLABS INT’L, CORP.

PROSPECTUS

Craft Capital Management LLC	R.F. Lafferty & Co., Inc.

[   ], 2023

Through and including [   ], 2023 (the 25th day after the date of this offering), all dealers effecting transactions in these securities, whether or not participating in this offering, may be required to deliver a prospectus. This is in addition to a dealer’s obligation to deliver a prospectus when acting as an underwriter and with respect to an unsold allotment or subscription.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 13.	Other Expenses of Issuance and Distribution.

The following table sets forth the costs and expenses, other than the underwriting discounts and commissions, payable in connection with the sale of common stock being registered. All amounts shown are estimates, except the U.S. Securities and Exchange Commission registration fee and Financial Industry Regulatory Authority filing fee.

Description	Amount
U.S. Securities and Exchange Commission registration fee	$901
Financial Industry Regulatory Authority filing fee	$4,000
Nasdaq listing fee (1)	$75,000
Accounting fees and expenses	$50,000
Legal fees and expenses	$150,000
Transfer agent and registrar fees and expenses	$3,000
Printing expenses	$10,000
Accountable expenses of the Underwriter (excluding legal fees)	$100,000
Non-accountable expenses of the Underwriter	$200,000
Miscellaneous	$7,099
Total	$600,000

(1)	Includes Nasdaq initial application fee of $5,000. Additional listing fees payable to Nasdaq upon listing based on total shares outstanding. See NASDAQ Listing Rule 5910.

Item 14.	Indemnification of Directors and Officers.

Sections 78.751 and 78.7502 of the Nevada Revised Statutes (NRS) provides that directors and officers of Nevada corporations may, under certain circumstances, be indemnified against expenses (including attorneys’ fees) and other liabilities actually and reasonably incurred by them as a result of any suit brought against them in their capacity as a director or officer, if they acted in good faith and in a manner that they reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, if they had no reasonable cause to believe their conduct was unlawful. Section 78.7502 of the NRS also provides that directors and officers of Nevada corporations may also be indemnified against expenses (including attorneys’ fees) actually and reasonably incurred by them in connection with a derivative suit if they acted in good faith and in a manner that they reasonably believed to be in or not opposed to the best interests of the corporation, except that no indemnification may be made without court approval if such person was adjudged liable to the corporation.

Section 78.751 of the NRS states that any discretionary indemnification pursuant to NRS 78.7502, unless ordered by a court or advanced pursuant to subsection 2, may be made by the corporation only as authorized in the specific case upon a determination that indemnification of the director, officer, employee or agent is proper in the circumstances. Such determination must be made by: (a) the stockholders; (b) the Board of Directors by majority vote of a quorum consisting of directors who were not parties to the action, suit or proceeding; (c) if a majority vote of a quorum consisting of directors who were not parties to the action, suit or proceeding so orders, by independent legal counsel in a written opinion; or (d) if a quorum consisting of directors who were not parties to the action, suit or proceeding cannot be obtained, by independent legal counsel in a written opinion.

Article XIV of our bylaws provides that we shall, to the fullest extent permitted by the laws of the State of Nevada, indemnify our directors, officers and certain other persons, and that we shall have the power to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the Corporation against any liability asserted against such person in any such capacity or arising out of such person’s status as such, whether or not the Corporation would have the power to indemnify such person against such liability under the NRS.

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Item 15.	Recent Sales of Unregistered Securities.

In connection with each of the following unregistered sales and issuances of securities, except as otherwise provided below, the Company relied upon the exemption from registration provided by Section 4(a)(2) of the Securities Act for transactions not involving a public offering.

a) Issuance of Capital Stock.

On May 24, 2021, we commenced a qualified Tier II offering (the “Tier II Offering”) of our common stock under Regulation A of the Securities Act with proceeds of up to $50 million available under the Tier II Offering with an original price of $3.25 per share. We terminated the Tier II Offering on July 13, 2022. We sold a total of 5,500 shares of common stock for $17,875.

Between January 2019 and January 2021, we sold 5,800,000 shares of common stock to nine accredited investors, at a purchase price of $0.50 per share, for aggregate proceeds of $2,900,000. We made the offering pursuant to the exemption from registration afforded by Section 4(a)(2) of the Securities Act and Rule 506 of Regulation D, promulgated under the Securities Act, where each purchaser was an “accredited investor” within the meaning of Rule 501 of Regulation D.

Between January 2019 and January 2021, we sold 800,000 shares of common stock to three accredited investors, at a purchase price of $0.90 per share, for aggregate proceeds of $720,000. We made the offering pursuant to the exemption from registration afforded by Section 4(a)(2) of the Securities Act and Rule 506 of Regulation D, promulgated under the Securities Act, where each purchaser was an “accredited investor” within the meaning of Rule 501 of Regulation D.

Between January 2019 and January 2021, we sold 1,390,000 shares of common stock to 25 accredited investors, at a purchase price of $1.50 per share, for aggregate proceeds of $2,085,000. We made the offering pursuant to the exemption from registration afforded by Section 4(a)(2) of the Securities Act and Rule 506 of Regulation D, promulgated under the Securities Act, where each purchaser was an “accredited investor” within the meaning of Rule 501 of Regulation D.

Between August 2021 and July, 2022, we sold 450,000 shares of common stock to ten accredited investors, at a purchase price of $2.75 per share, for aggregate proceeds of $1,287,500. We made the offering pursuant to the exemption from registration afforded by Section 4(a)(2) of the Securities Act and Rule 506 of Regulation D, promulgated under the Securities Act, where each purchaser was an “accredited investor” within the meaning of Rule 501 of Regulation D.

On February 24, 2023, we closed a private offering of 60,000 shares of our Series A Convertible Preferred Stock (“Series A Preferred Stock”) sold to three accredited investors at a purchase price of $5.00 per share for total gross proceeds to us of $300,000. We made the offering pursuant to the exemption from registration afforded by Section 4(a)(2) of the Securities Act and Rule 504 of Regulation D, promulgated under the Securities Act, where each purchaser was an “accredited investor” within the meaning of Rule 501 of Regulation D.

(b) Option Grants.

On June 30, 2022, we granted our employees, officers, directors, and certain independent contractors, aggregate options to purchase 2,630,000 shares of common stock, at a weighted average exercise price of $2.23 per share of common stock, with immediate vesting at date of grant, and an expiration period of five years.

No other stock options were granted over the past three years.

The options described above were deemed exempt from registration in reliance on Section 4(a)(2) of the Securities Act or Rule 701 promulgated thereunder as transactions pursuant to benefit plans and contracts relating to compensation as provided under Rule 701.

(a) The following exhibits are filed as part of this Registration Statement and are numbered in accordance with Item 601 of Regulation S-K:

See the Exhibit Index immediately preceding the Signature Page.

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(b) Financial Statement Schedules:

See our Financial Statements starting on page F-1. All other schedules for which provision is made in the applicable accounting regulations of the SEC are not required, are inapplicable or the information is included in the financial statements, and have therefore been omitted.

Item 17.	Undertakings.

The undersigned registrant (the “Registrant”) hereby undertakes to provide to the underwriters at the closing specified in the underwriting agreement, certificates in such denominations and registered in such names as required by the underwriters to permit prompt delivery to each purchaser.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to the directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

The Registrant hereby undertakes:

(1)	That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

(2)	That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities:

The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

a.	Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;
b.	Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;
c.	The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and
d.	Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

The Registrant hereby further undertakes that:

(1)	For purposes of determining any liability under the Securities Act of 1933, as amended, the information omitted from the form of prospectus filed as part of this Registration Statement in reliance upon Rule 430A and contained in a form of prospectus filed by the Registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act of 1933, as amended, shall be deemed to be part of this Registration Statement as of the time it was declared effective.

(2)	For the purpose of determining any liability under the Securities Act of 1933, as amended, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

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EXHIBIT INDEX

Exhibit		Description	Form	Exhibit	Filing Date	Filed Herewith
1.1	*	Form of Underwriting Agreement between the Company and Craft Capital Management LLC and R.F. Lafferty & Co., Inc.
2.1		Articles of Incorporation of the Company, dated August 5, 2008	1-A	2.1	04/30/2021
2.2		Amended Articles of Incorporation, dated April 27, 2012	1-A	2.2	04/30/2021
2.3		Amended Articles of Incorporation, dated January 12, 2021	1-A	2.3	04/30/2021
2.4		Amended Articles of Incorporation, dated December 19, 2022				X
2.5		Second Amended and Restated Bylaws of the Company				X
2.6		Certificate of Designation of Series A Convertible Preferred Stock, dated February 14, 2023				X
4.1	*	Form of Representative Warrant
4.2		Distribution Agreement between CoLabs Int’l Corp and Spero Pte Ltd., dated March 23, 2021	1-A	4.2	04/30/2021
5.1	*	Opinion of FitzGerald Kreditor Bolduc Risbrough LLP
10.1	†	2022 Incentive and Nonstatutory Stock Option Plan to Employees, Directors, and Consultants, dated October 26, 2022				X
10.2	†	2022 Restricted Stock Plan, dated October 26, 2022				X
10.3	†	Executive Employment Agreement between and Company and Laura Cohen, M.D., dated October 1, 2022				X
10.4	†	Executive Employment Agreement between and Company and Lisa LeBlanc, dated October 1, 2022				X
10.5	†	Executive Employment Agreement between and Company and William Cohen, dated October 1, 2022				X
10.6		Form of Series A Preferred Stock Private Offering Documents				X
23.1		Consent of Weinberg and Company, P.A.
23.2	*	Consent of FitzGerald Kreditor Bolduc Risbrough LLP (included in Exhibit 5.1)
24.1		Power of attorney (see signature page)
101.1		Interactive Data File				X
107		Calculation of Filing Fee Tables				X

*	To be filed by amendment
†	Indicates management contract or compensatory plan

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SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Huntington Beach, State of California, on March 24, 2023.

COLABS INT’L, CORP.

By:	/s/ Laura Cohen
Laura Cohen
Chief Executive Officer and Chairman of the Board of Directors

We, the undersigned officers and directors of CoLabs Int’l, Corp., hereby severally constitute and appoint Laura Cohen, our true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution in her for her or him and in her or his name, place and stead, and in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite or necessary to be done in and about the premises, as full to all intents and purposes as she or he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or her or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement on Form S-1 has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Laura Cohen	Chief Executive Officer and Chairman of the Board of Director	March 24, 2023
Laura Cohen	(Principal Executive Officer)

/s/ William Cohen	Chief Financial Officer	March 24, 2023
William Cohen	(Principal Financial Officer and Principal Accounting Officer)

/s/ Dean Stathakis	Director	March 24, 2023
Dean Stathakis

/s/ Peter Barton Hutt	Director	March 24, 2023
Peter Barton Hutt

/s/ Charles Fritts	Director	March 24, 2023
Charles Fritts

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